                                    Original

                        AIRCRAFT LEASE AGREEMENT [49587]

                                     between

                                  OLIVIA CORP.,
                                     LESSOR

                                       and

                                 RENO AIR, INC.,
                                     LESSEE

                          dated as of November 16, 1995

                        AIRCRAFT: McDonnell Douglas MD-87
                        MANUFACTURER'S SERIAL NO.: 49587
                          FAA REGISTRATION NO.: N753RA

THE SINGLE EXECUTED ORIGINAL OF THIS LEASE, TOGETHER WITH ANY ORIGINAL LEASE SUPPLEMENT DELIVERED PURSUANT HERETO, EACH MARKED "ORIGINAL," SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS LEASE AND ANY LEASE SUPPLEMENT SHALL BE MARKED "DUPLICATE ORIGINAL." TO THE EXTENT THAT THIS LEASE AND ANY LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL."

                               TABLE OF CONTENTS

SECTION 1    DEFINITIONS .............................................       -1-

SECTION 2    LEASE OF AIRCRAFT .......................................      -13-

SECTION 3    DELIVERY AND ACCEPTANCE; TERM ...........................      -13-

SECTION 4    LESSEE'S CONDITIONS PRECEDENT ...........................      -15-

SECTION 5    RENT, SECURITY DEPOSIT AND MAINTENANCE RESERVES .........      -17-

SECTION 6    REPRESENTATIONS AND WARRANTIES ..........................      -20-

SECTION 7    POSSESSION, USE, MAINTENANCE,
             TITLE AND REGISTRATION ..................................      -24-

SECTION 8    REPLACEMENT OF PARTS: ALTERATIONS,
             MODIFICATIONS AND ADDITIONS .............................      -31-

SECTION 9    INSPECTION; FINANCIAL INFORMATION .......................      -35-

SECTION 10   COVENANTS OF LESSEE .....................................      -36-

SECTION 11   TAXES ...................................................      -38-

SECTION 12   EVENT OF LOSS ...........................................      -40-

SECTION 13   INSURANCE ...............................................      -43-

SECTION 14   INDEMNIFICATION .........................................      -47-

SECTION 15   LIENS ...................................................      -49-

SECTION 16   PERFECTION OF TITLE AND FURTHER ASSURANCES ..............      -50-

SECTION 17   REDELIVERY OF AIRCRAFT AND RECORDS ......................      -51-

SECTION 18    EVENTS OF DEFAULT ...................................         -54-

SECTION 19    REMEDIES ............................................         -57-

SECTION 20    ALIENATION ..........................................         -59-

SECTION 21    MISCELLANEOUS .......................................         -60-

SECTION 22    SUBLEASE; ASSIGNMENT; CRAF PROGRAM ..................         -63-

SECTION 23    RIGHT OF FIRST REFUSAL ..............................         -66-

SECTION 24    ENTIRE AGREEMENT ....................................         -66-

SECTION 25    CONFIDENTIALITY .....................................         -67-

EXHIBIT "A"   AIRCRAFT SPECIFICATIONS .............................         -69-

EXHIBIT "B"   AIRCRAFT DOCUMENTATION ..............................         -70-

EXHIBIT "C"   CERTIFICATE OF ACCEPTANCE ...........................         -71-

EXHIBIT "D"   LEASE SUPPLEMENT [49587] NO. 1 ......................         -73-

EXHIBIT "E"   APPOINTMENT AS ATTORNEY-IN-FACT .....................         -78-

EXHIBIT "F"   REDELIVERY CERTIFICATE ..............................         -80-

EXHIBIT "G"   DELIVERY CONDITIONS .................................         -82-

EXHIBIT "H"   LEASE IDENTIFICATION ................................         -84-

EXHIBIT "I"   REDELIVERY CONDITIONS ...............................         -85-

EXHIBIT "J"   CREDIT STANDARDS ....................................         -90-

EXHIBIT "K"   ASSIGNMENT OF LEASE AND CONSENT .....................         -91-

                        AIRCRAFT LEASE AGREEMENT [49587]

            THIS AIRCRAFT LEASE AGREEMENT [49587], made as of this 16th day of November, 1995 (the "Lease"), by and between OLIVIA CORP., a corporation formed under the laws of Delaware ("LESSOR"), and RENO AIR, INC., a corporation formed under the laws of Nevada ("LESSEE").

            WHEREAS, LESSEE desires to lease the Aircraft (as hereinafter defined) from LESSOR and LESSOR is willing to lease the Aircraft to LESSEE, in accordance with and subject to the terms and conditions of this Lease.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, LESSOR and LESSEE agree as follows:

                                   SECTION I

                                  DEFINITIONS

            The following terms shall have the following respective meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement, as amended, supplemented and modified from time to time:

            "Act" shall mean Subtitle VII of Title 49 of the United States Code and the rules and regulations promulgated thereunder.

            "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

            "Agreed Value" shall mean Fourteen Million Dollars ($14,000,000.00) with respect to the Aircraft.

            "Air Authority" shall mean, as applicable, the DOT, the FAA and/or the Administrator of the FAA, or any predecessor or successor thereto.

            "Aircraft" shall mean the Airframe, together with the two (2) Engines (or any Replacement Engine substituted for either of such Engines hereunder), all as more particularly described on Exhibit "A" hereto, whether or not any of such initial or Replacement Engines may, from time to time, be installed on such Airframe or may be installed on any other airframe or any other aircraft.

            "Aircraft Documents" shall mean the items identified in Exhibit "B" hereto.

            "Airframe" means (i) the McDonnell Douglas model MD-87 aircraft (excluding Engines or engines from time to time installed thereon) bearing U.S. registration no. N753RA and manufacturer's serial no. 49587, and (ii) any and all Parts, so long as the same shall be incorporated in such Airframe, and any and all Parts removed from such Airframe, so long as title to such Parts shall remain vested in LESSOR in accordance with the terms of Section 8(A).

            "Airframe Reserve" shall have the meaning set forth in the Lease Supplement.

            "Approved Insurer" shall mean any reputable insurance company or insurance broker, approved by LESSOR, for the purpose of providing or confirming the existence of any insurance required under this Lease.

            "APU" means (i) the auxiliary power unit listed in the Lease Supplement, (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in LESSOR in accordance with the terms of Section 8(A) after removal from such auxiliary power unit, and (iii) insofar as the same belong to LESSOR, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in clause (ii) above, as required or permitted under this Lease.

            "Authorized Maintenance Performer" shall mean any FAA authorized repair station or any authorized FAA Part 121 air carrier having the authority to perform maintenance and repairs to aircraft of the same type as the Aircraft. The identity of the Authorized Maintenance Performer and such other information about such party shall be disclosed by LESSEE to LESSOR upon LESSOR's reasonable request.

            "Basic Rent" shall mean the amount payable for the period commencing on the First Basic Rent Date through the remaining period of the Term in accordance with Section 5(A)(2) hereof and the Lease Supplement.

            "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are required or authorized to close in the States of New York or Nevada.

            "Certificate of Acceptance" shall mean the written certificate of LESSEE, in substantially the form of Exhibit "C" hereto, pursuant to which LESSEE accepts delivery of the Aircraft from LESSOR and confirms that the Aircraft is in the condition required by this Lease.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "Compensation" shall have the meaning set forth in Section 12(D) hereof.

            "Covered Maintenance" shall have the meaning set forth in Section 7(D)(iii) hereof.

            "CRAF Program" shall mean the Civil Reserve Air Fleet Program authorized under 10 U.S.C. ss. 9511 et seq.

            "Credit Standards" shall have the meaning set forth on Exhibit "J" hereto.

            "Cycle" shall mean one takeoff and landing of the Aircraft, Airframe or, with respect to any Engine not installed on the Airframe, of the airframe on which such Engine is installed.

            "Default" means any event which, upon the giving of notice or the lapse of time would constitute an Event of Default.

            "Delivery Location" shall mean Will Rogers Airport, Oklahoma City, Oklahoma or such other location in the continental United States as may be mutually agreed to by the parties.

            "Dollars" or "$" shall mean the legal currency of the United States of America.

            "DOT" shall mean the United States Department of Transportation or any governmental person, agency or authority succeeding to the functions of such Department of Transportation.

            "Effective Date" shall mean the date on which LESSEE signs and delivers to LESSOR Lease Supplement No. 1 to this Lease.

            "Engine" means (i) each of the two (2) Pratt & Whitney model JT8D-217C engines bearing manufacturer's serial numbers and otherwise as described in the Certificate of Acceptance and Lease Supplement No. 1, whether or not from time to time installed on the Airframe or installed on any other airframe or any other aircraft, and (ii) any Replacement Engine, whether or not from time to time installed on the Airframe or any other airframe or any other aircraft, together, in each case, with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine, so long as title to such Parts shall remain vested in LESSOR in accordance with the terms of Section 8(A). At such time as a Replacement Engine shall be substituted hereunder and the Engine for which the substitution is made shall be released, such Replacement Engine shall constitute an Engine hereunder and such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines leased hereunder.

            "Engine Manufacturer" means United Technologies Corporation, Pratt & Whitney Group, Commercial Products Division, a Delaware corporation, in its capacity as manufacturer of the Engines, and its successors and assigns.

            "Engine Reserves" shall have the meaning set forth in the Lease Supplement.

            "Equipment Change" shall have the meaning set forth in Section 8(C) hereof.

            "Event of Default" shall have the meaning set forth in Section 18 hereof.

            "Event of Loss" shall mean, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) loss of such property due to destruction, damage beyond repair or rendition of such property unfit for normal use by LESSEE by any cause whatsoever, or any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive total loss or a compromised total loss; (ii) the disappearance, loss, theft, hijacking, condemnation, confiscation or seizure of, or requisition of use or title of, such property for a period in excess of sixty (60) days, other than a requisition for use by the U.S. Government, provided that such requisition of use does not extend beyond the end of the Term; (iii) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 12(B) or any other provision hereof; or (iv) the operation or location of such property, while under requisition for use by the U.S. Government, in any area excluded from coverage by any insurance policy in effect with respect thereto required by the terms of Section 13, if LESSEE shall be unable to obtain an indemnity in lieu thereof from the U.S. Government on the terms provided in Section 13. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe, as set forth in Lease Supplement No. 1.

            "Expiration Date" shall mean the originally scheduled last day of the Term, as set forth in Lease Supplement No. 1.

            "FAA" shall mean the Federal Aviation Administration of the DOT or any governmental person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

            "FAR" shall mean the United States Federal Aviation Regulations currently in effect or as hereafter amended or modified.

            "First Basic Rent Date" shall mean January 15, 1996.

            "First Interim Rent Date" shall mean the earlier of (i) the date the Aircraft is placed in revenue service by the Lessee and (ii) fourteen (14) days from the Effective Date.

            "Flight Hour" shall mean each hour or fraction thereof elapsed from the moment the wheels of the Aircraft leave the ground through the moment the wheels of the Aircraft, Airframe or, with respect to any Engine not installed on the Airframe, of the airframe on which such Engine is installed, touch down upon the ground.

            "Governmental Entity" shall mean and include: (i) any national government and any political subdivision thereof or local jurisdiction therein;
(ii) any board, commission, department, division, organ, instrumentality, court or agency of the foregoing, however constituted; and (iii) any association, organization or institution of which any of the foregoing is a member, or to whose jurisdiction any of the foregoing is subject, or in whose activities any of the foregoing is a participant, but only to the extent that any such association, organization or institution has jurisdiction over the Aircraft or its operations.

            "Hourly Rent" shall mean Five Hundred ($500.00) Dollars for each Flight Hour or fraction thereof that the Aircraft is operated for any period in which Hourly Rent is required to be calculated hereunder.

            "Indebtedness" shall mean, with respect to any Person, all obligations of such Person for the payment or repayment of money, whether present or future, actual or contingent.

            "Indemnitee" means LESSOR, Mortgagee, their respective affiliated entities (and the successors, assigns, directors, officers, shareholders, employees and agents of such affiliated entities), successors and permitted assigns and their respective directors, officers, shareholders, employees and agents.

            "Interim Period" shall mean the period commencing on the First Interim Rent Date through and including January 14, 1996.

            "Interim Rent" shall mean the amount payable by LESSEE to LESSOR pursuant to Section 5(A)(1) hereof.

            "Landing Gear" means (i) each of the three landing gear listed in the Lease Supplement, (ii) any and all Parts, so long as such Parts are incorporated in, installed on, attached to or appurtenant to any such landing gear assemblies or so long as title to such Parts is vested in LESSOR in accordance with the terms of Section 8(A) after removal from any such landing gear, and (iii) all substitutions, replacements or renewals from time to time made in or to any such landing gear or to any of the Parts referred to in clause
(ii) above as required or permitted under this Lease.

            "Landing Gear Reserves" shall have the meaning set forth in the Lease Supplement.

            "Law" shall mean and include: (i) any statute, decree, constitution, regulation, order or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial or administrative interpretation or application of any of the foregoing; and (iv) any amendment or revision of any of the foregoing.

            "Lease," "this Lease," "this Agreement," "hereby," "herein," "hereof," "hereunder" or other like words shall mean this Aircraft Lease Agreement, as the same may be supplemented or amended, in writing, from time to time.

            "Lease Assignment" shall mean the Assignment of Lease and Consent between Lessor, Lessee and Mortgagee, substantially in the form of Exhibit "K" hereto.

            "Lease Documents" shall mean this Lease, each Lease Supplement, the Certificate of Acceptance, the Power of Attorney and the Lease Assignment.

            "Lease Supplement" means a supplement to this Lease, substantially in the form attached as Exhibit "D" hereto, subjecting the property described therein to this Lease.

            "LESSEE's Address" shall mean 220 Edison Way, Reno, Nevada 89502,
Attention: Paul H. Tate, Vice President Finance, Treasurer and Chief Financial Officer; Telefax No.: +1-702-829-5754.

            "LESSOR's Address" shall mean c/o Interadvice Anstalt, Landstrasse 25, FL-9490, Vaduz, Liechtenstein, Attention: Georg Kieber; Telefax No.:
+41-75-232-0542.

            "LESSOR's Liens" means the Liens of any Person claiming by, through, against or under LESSOR, which arise as a result of (i) claims by any such Person not related to, or expressly permitted by, the Lease, (ii) any act or omission of any Person claiming by, through, against or under LESSOR which is not expressly permitted by the Lease, (iii) taxes or expenses imposed against any such Person (or the consolidated group of taxpayers of which it is a member) for which LESSEE is not obligated to indemnify pursuant to Section 11, or (iv) claims against any such Person arising out of any transfer by such Person of its interest in the Aircraft, other than a transfer resulting from LESSOR's exercise of remedies, pursuant to Section 19, while an Event of Default has occurred and is continuing.

            "LIBID" means LIBOR minus 1/4%.

            "LIBOR" means the rate per annum at which deposits in Dollars are being offered to prime banks in the London interbank market at 11:00 a.m. in London by the British Bankers' Association designated banks which appears on the Telerate page 3750 on the second London Banking Day prior to any Rent Date for the period of one month (or such other page as may replace the Telerate page 3750 on that system for the purpose of displaying London Interbank Offered Rates of leading reference banks). If the LESSOR shall be unable to ascertain LIBOR when LIBOR is required to be calculated hereunder, then LIBOR shall equal the rate per annum equal to Lender's actual cost of funds in Dollars for the time remaining during the Term measured from such Rent Date.

            "Lien" shall mean any mortgage, pledge, lien, encumbrance, security interest or other claim affecting the title to, or any interest in, property.

            "Loan Agreement" means the Secured Loan Agreement dated as of November __, 1995 between Lessor and Mortgagee pursuant to which the Mortgagee has provided financing for the Aircraft.

            "London Banking Day" shall mean any day (excluding a Saturday, a Sunday or a day on which banks are required to close in London, England) on which deposits in Dollars are being offered to prime banks in the London interbank market by the British Bankers' Association designated banks.

            "Maintenance Program" shall mean LESSEE's McDonnell Douglas MD-80 FAR Part 121 FAA-approved maintenance program encompassing scheduled maintenance, condition-monitored maintenance and on-condition maintenance of airframe, engines and components of the Aircraft, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, mandatory service bulletins, mandatory engineering orders, airworthiness directives, corrosion control inspections and treatments.

            "Maintenance Reserve Date" means the 10th day after each Rent Date (other than the First Interim Rent Date) and the date of the Return Occasion.

            "Manufacturer" shall mean McDonnell Douglas Corporation, a Maryland corporation, in its capacity as manufacturer of the Airframe, and its successors and assigns.

            "Minimum Basic Rent" shall have the meaning set forth in the Lease Supplement.

            "Minimum Liability Coverage" shall mean Three Hundred Fifty Million ($350,000,000.00) Dollars per occurrence.

            "Mortgage" shall mean that certain Aircraft Chattel Mortgage and Security Agreement, dated as of the date of this Lease, made by LESSOR and delivered to Mortgagee.

            "Mortgagee" shall mean Credit Lyonnais/PK AIRFINANCE, New York Branch ("AIRFINANCE"), a corporation formed under the laws of the Grand Duchy of Luxembourg, or any transferee of AIRFINANCE in accordance with the terms of the Loan Agreement.

            "Officer's Certificate" shall mean a certificate signed by the chairman, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Person providing such certificate.

            "Overdue Rate" shall mean the rate of interest announced or published from time to time by Citibank, N.A., New York, New York as its base or prime lending rate plus three percent (3%) per annum.

            "Parts" means all appliances, parts, instruments, avionics, appurtenances, accessories, furnishings and other equipment or components, of whatever nature (other than complete Engines or Engines and other than removable Parts and any items owned by LESSEE or leased by LESSEE from a third party, other than LESSOR, in accordance with Section 8(C)), which are, from time to time, incorporated in the Airframe or any Engine, or so long as title to such Parts shall remain vested in LESSOR, in accordance with Section 8(A) hereof, after removal from the Airframe or any Engine.

            "Passenger Convenience Equipment" shall mean components or systems installed on, carried in or affixed to the Aircraft which are used to provide individual air-to-ground telephone communications for hire or electronic entertainment to passengers aboard the Aircraft and which were not originally incorporated or installed in or attached to the Aircraft at the time of delivery under this Lease.

            "Permitted Liens" shall mean, with respect to the Aircraft, the Airframe or any Engine (a) the respective rights of the parties under this Lease and each Lease Supplement; (b) LESSOR's Liens; (c) (i) liens for taxes, assessments or other governmental charges which are not yet due, or (ii) liens for taxes, assessments or other governmental charges which are due and are being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine and so long as such liens, assessment or governmental charges do not exceed $500,000.00 in the aggregate;

provided, however, that in the event such liens, assessments or governmental charges exceed $500,000.00 in the aggregate, same shall constitute a Permitted Lien, provided that LESSEE posts a bond issued by a reputable surety or bonding company in an amount equal to at least one and one-half (1-1/2) times the amount of the lien, assessment or governmental charge claimed (including all penalties and interest thereon) or, alternatively, provides LESSOR with security in an amount and form reasonably acceptable to LESSOR; (d) (i) materialmen's, mechanic's, worker's, repairer's, employee's or other like liens for amounts the payment of which is not yet delinquent for more than thirty (30) days, or (ii) materialmen's, mechanic's, worker's, repairer's, employee's or other like liens which are being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine and so long as such liens do not exceed $500,000.00 in the aggregate; provided, however, that in the event such liens exceed $500,000.00 in the aggregate, same shall constitute a Permitted Lien, provided that LESSEE posts a bond issued by a reputable surety or bonding company in an amount equal to at least one and one-half (1-1/2) times the amount of the lien claimed (including all penalties and interest thereon) or, alternatively, provides LESSOR with security in an amount and form reasonably acceptable to LESSOR; (e) liens arising out of any judgment or award, unless the judgment secured shall not, within thirty (30) days after entry thereof, have been discharged or vacated or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty (30) days after the execution of such stay, and provided such lien presents no material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or of LESSOR's interest therein and so long as such liens do not exceed $500,000.00 in the aggregate; provided, however, that in the event such liens exceed $500,000.00 in the aggregate, same shall constitute a Permitted Lien, provided that LESSEE posts a bond issued by a reputable surety or bonding company in an amount equal to at least one and one-half (1-1/2) times the amount of the lien claimed (including all penalties and interest thereon) or, alternatively, provides LESSOR with security in an amount and form reasonably acceptable to LESSOR; or (f) the Lien, created by the Mortgage and Lease Assignment.

            "Person" shall mean and include any individual, corporation, partnership, firm, joint venture, trust, unincorporated organization, association, Governmental Entity, or any organization or association of which any of the foregoing is a member or participant.

            "Power of Attorney" shall mean that certain power of attorney from LESSEE to LESSOR and Mortgagee, to be executed in the form attached hereto as Exhibit "E", pursuant to which LESSEE designates each of LESSOR and Mortgagee as attorney-in-fact, upon the occurrence and continuation of an Event of Default, to do all things which LESSEE could do under this Lease in the event LESSEE fails to fulfill such obligations hereunder, including, but not limited to, executing and delivering such releases or terminations of this Lease upon the occurrence and continuation of an Event of Default or at the Expiration Date, as LESSOR or Mortgagee shall deem necessary or desirable.

            "Redelivery Certificate" shall mean the written certificate of LESSOR, in substantially the form of Exhibit "F" hereto, pursuant to which LESSOR accepts redelivery of the Aircraft from LESSEE and confirms that the Aircraft is in the condition required by this Lease on the Redelivery Occasion.

            "Redelivery Location" shall mean Reno/Tahoe International Airport, Reno, Nevada or such other location in the continental United States as may be mutually agreed to by the parties.

            "Redelivery Occasion" shall have the meaning set forth in Section 17(A) hereof.

            "Related Aircraft" shall mean any or all of the aircraft leased by LESSOR to LESSEE pursuant to the Related Lease Agreement.

            "Related Lease Agreement" means the Aircraft Lease Agreement [49641] to be entered into between Boxen Corp. and LESSEE with respect to the leasing by Boxen Corp. to LESSEE of one (1) McDonnell Douglas MD-87 aircraft bearing manufacturer's serial number 49641, as such aircraft is more particularly described in such agreement and as such agreement may, from time to time, be supplemented or amended pursuant to a written agreement entered into between Boxen Corp. and LESSEE.

            "Related Lease Default" shall mean a "Default," as defined in the Related Lease Agreement.

            "Related Lease Event of Default" shall mean an "Event of Default," as defined in the Related Lease Agreement, which shall occur and be continuing in accordance with the terms of such Related Lease Agreement.

            "Related Security Deposit" shall mean the "Security Deposit" payable by LESSEE to Boxen Corp. in the Related Lease Agreement.

            "Rent" shall mean Interim Rent, Basic Rent and Supplemental Rent.

            "Rent Adjustment" shall have the meaning set forth on the Lease Supplement.

            "Rent Date" shall mean each date on which a payment of Interim Rent and Basic Rent, as the case may be, is due. The first Rent Date shall be the First Interim Rent Date. If a Rent Date shall in any month not be a Business Day, then the Rent Date shall be the immediately following Business Day.

            "Rent Period" means any period commencing on any given Rent Date and ending on the day immediately preceding the next succeeding Rent Date, provided, however, that the last Rent Period shall end on the Expiration Date.

            "Second Interim Rent Date" shall have the meaning set forth in
Section 5(A)(1)(i) hereof.

            "Security Deposit" shall mean the amount set forth in the Lease Supplement.

            "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Interim Rent and Basic Rent) which LESSEE assumes or agrees to pay to LESSOR or any other Person hereunder, including, without limitation, all amounts required to be paid by LESSEE under its indemnification pursuant to Section 14 hereof.

            "Taxes" shall mean any and all sales, withholding, use, excise, personal property, ad valorem, value added, stamp, interest equalization or other taxes levied upon LESSOR's or LESSEE's gross levies, customs or other duties, or other charges of any nature, together with any penalties, fines or interest thereon, imposed, levied or assessed by, or otherwise payable to, U.S. Tax Authorities.

            "Term" means the period commencing on the Effective Date and expiring on the Expiration Date unless shortened in accordance with the provisions of this Lease.

            "U.S. Air Carrier" shall mean any air carrier operating under a certificate of convenience and necessity issued by the Air Authority or, in the event such certification is no longer issued to air carriers, an air carrier permitted to engage in air transportation of passengers to, from or within the United States.

            "U.S. Government" shall mean and include: (i) the Federal Government of the United States of America and any political subdivision thereof or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court or agency of the foregoing, however constituted; and
(iii) any association, organization or institution of which any of the foregoing is a member, or to whose jurisdiction any of the foregoing is subject, or in whose activities any of the foregoing is a participant, but only to the extent that any such association, organization or institution has jurisdiction over the Aircraft or its operations.

            "U.S. Tax Authorities" shall mean and include: (i) the Internal Revenue Service and any other taxing authority of the Federal Government of the United States of America; and (ii) any taxing authority of any state, county, city or local municipality of the United States of America.

            "Wet Lease" shall mean any arrangement whereby LESSEE agrees to furnish the Aircraft, Airframe or any Engine to a third party, pursuant to which such Aircraft, Airframe or Engine (i) shall remain in the exclusive possession and operational control of LESSEE's personnel, and (ii) shall be maintained exclusively by LESSEE or an Authorized Maintenance Performer in accordance with the maintenance provisions of this Lease.

                                   SECTION 2

                               LEASE OF AIRCRAFT

            LESSOR hereby agrees to lease the Aircraft to LESSEE, and LESSEE hereby agrees to lease the Aircraft from LESSOR, pursuant to the provisions of this Lease.

                                    SECTION 3

                         DELIVERY AND ACCEPTANCE; TERM

            (A) Date of Delivery. Subject to the Aircraft conforming to the conditions set forth in Exhibit "G", LESSEE shall take delivery of the Aircraft and Aircraft Documents on the Effective Date. Lessor shall deliver the Aircraft to Lessee on no later than November 20, 1995. In the event LESSOR is unable to deliver the Aircraft to LESSEE on or before November 20, 1995, and no other provision of this Lease applies which would either excuse the delay or which would provide LESSOR with any additional time to cause delivery of the Aircraft, then, in such event, LESSEE may terminate this Lease without any liability or obligation to the other hereunder.

            (B) Place of Delivery and Acceptance. The Aircraft and Aircraft Documents shall be delivered to and accepted by LESSEE at the Delivery Location, unless LESSOR and LESSEE otherwise agree in writing upon another location subsequent to the execution of this Lease. The parties agree that the Delivery Location will be selected to minimize the possibility of taxes to be assessed against LESSEE and/or LESSOR.

                  (C) Casualty to Aircraft Preceding Delivery.

                  (i) In the event that any Event of Loss occurs with respect to the Aircraft prior to the Effective Date hereof, this Lease shall terminate and neither the LESSOR nor LESSEE shall have any liability or obligation to the other hereunder.

                  (ii) In the event that on the proposed Effective Date the
            Aircraft fails to conform to the conditions set forth in Exhibit "G", LESSOR shall, within thirty (30) days from the date of the proposed Effective Date, take such reasonable action as shall be necessary to repair the Aircraft so that it conforms to the conditions set forth in Exhibit "G". If at the end of such thirty
            (30) day period of time the Aircraft fails to conform to the conditions set forth in Exhibit "G", notwithstanding LESSOR's reasonable actions pursuant to the foregoing sentence, either LESSOR or LESSEE shall have the right to terminate this Lease without any liability or obligation to the other hereunder.

            (D) Acceptance of Aircraft. The Aircraft to be leased hereunder shall be delivered to LESSEE in its "AS IS," "WHERE IS" condition, SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SUBSECTION 6(A) HEREOF, except that the Aircraft shall comply with the conditions set forth on Exhibit "G". LESSEE shall indicate and confirm its acceptance of the Aircraft by delivery to LESSOR of a (i) Lease Supplement, and
(ii) Certificate of Acceptance, dated on such Effective Date.

            (E) Term of Lease. The term of this Lease, as to the Aircraft, shall be for the Term.

            (F) No LESSOR Liability. LESSOR will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in delivery to LESSEE unless such delay or failure arises as a direct consequence of the willful misconduct of LESSOR, and in no event will LESSOR be liable for any delay or failure which is caused by any breach or delay on the part of Manufacturer.

                                    SECTION 4

                         LESSEE'S CONDITIONS PRECEDENT

            LESSOR's obligation to lease the Aircraft hereunder to LESSEE shall be subject to the receipt by LESSOR, on or before the Effective Date (or such other date as provided for herein), of the following from LESSEE, all of which shall be satisfactory in form and substance to LESSOR:

            (1) Certified copy of a resolution of LESSEE's Board of Directors, authorizing the entering into and performance of this Lease together with an incumbency certificate as to the person or persons authorized to execute and deliver this Lease and the other Lease Documents on behalf of LESSEE;

            (2) LESSEE's articles or certificate of incorporation and by-laws certified by an officer of LESSEE;

            (3) A favorable opinion of counsel of LESSEE, addressed to LESSOR, dated the Effective Date, as to the matters set forth in clauses (1) through (5) and (7) of Subsection 6(D) hereof, provided however, the opinion shall be to the best of such counsel's knowledge as to primarily factual matters;

            (4) A favorable opinion of Daugherty, Fowler & Peregrin, special FAA counsel, addressed to LESSOR, opining on such matters as LESSOR shall reasonably require, including, but not limited to, that under the Act: (i) the Aircraft is eligible for registration in the name of LESSOR; (ii) that this Lease and the Lease Assignment are eligible for recording; and (iii) that this Lease and the Lease Assignment have been filed for recording;

            (5) An Officer's Certificate of LESSEE, dated as of the Effective Date, stating that to the best of such officer's knowledge after due inquiry and investigation:

                  (a) The representations and warranties contained in Subsection
            6(D) hereof are true and accurate on and as of such date as though made on and at such time (except to the extent that such representations and warranties relate solely to an earlier date); and

                  (b) No event has occurred and is continuing, or would result from the leasing of the Aircraft, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the passage of time or both;

            (6) Not less than three (3) Business Days prior to the Effective Date, certificates signed by an Approved Insurer(s) as to due compliance with the insurance provisions of Section 13 hereof with respect to the Aircraft;

            (7) The Power of Attorney, fully signed, notarized and dated on the Effective Date, together with an original certified copy of the resolutions of LESSEE's Board of Directors (which resolutions shall be delivered on or before December 31, 1995), pursuant to which the entering into of the Power of Attorney by the holder thereof was authorized. LESSEE shall, on those dates which shall be the second, fourth, sixth and seventh anniversary dates of the Effective Date, deliver to LESSOR a currently dated replacement Power of Attorney and original certified copy of resolutions of LESSEE's Board of Directors, in form and substance satisfactory to LESSOR, whereupon LESSOR shall return to LESSEE any Powers of Attorney previously delivered by LESSEE to LESSOR;

            (8) Such UCC-1 financing statements as LESSOR shall reasonably request;

            (9) The Lease Assignment, as executed by LESSEE; and

            (10) Such other documents which LESSOR or its counsel may reasonably require.

                                   SECTION 5

                RENT, SECURITY DEPOSIT AND MAINTENANCE RESERVES

            (A) Rent. LESSEE covenants and agrees to pay to LESSOR, or to any of LESSOR's assigns designated to LESSEE in writing by LESSOR, the Rent. Time is of the essence with respect to each payment of Rent to be paid by LESSEE to LESSOR hereunder.

                  (1)   Interim Rent.

                        (i) Interim Rent shall equal the Hourly Rent for each
                  Rent Period during the Interim Period. Notwithstanding the foregoing, in no event shall the Interim Rent be less than the Minimum Basic Rent other than as set forth in paragraph (ii) of this Section.

                        (ii) Minimum Basic Rent shall be paid by LESSEE to
                  LESSOR in respect of the Aircraft, in advance, on the First Interim Rent Date. Thereafter, on the corresponding date in the immediately following month (the "Second Interim Rent Date"), LESSEE shall pay to LESSOR a pro rata portion of the Minimum Basic Rent based on the number of days remaining in the period from the Second Interim Rent Date through (but not including) the First Basic Rent Date.

                        (iii) In addition to Minimum Basic Rent, LESSEE shall
                  pay to LESSOR the following: (a) no later than five days after the Second Interim Rent Date, an amount equal to the difference, if positive, between (x) the Minimum Basic Rent and (y) Hourly Rent calculated for the period from the First Interim Rent Date through (but excluding) the Second Interim Rent Date; and (b) no later than five days after the First Basic Rent Date, an amount equal to the positive difference, if any, between: (x) the pro rated Minimum Basic Rent paid for the previous Rent Period and (y) Hourly Rent calculated for the period from the Second Interim Rent Date through (but excluding) the First Basic Rent Date.

                  (2) Basic Rent; Rent Adjustment. (i) Basic Rent shall be paid by LESSEE to LESSOR in respect of the Aircraft, in advance, commencing on the First Basic Rent Date and continuing on the corresponding date in each consecutive month during the remainder of the Term. Basic Rent shall be payable in the amount set forth on the Lease Supplement, subject to the Rent Adjustment as set forth therein.

                  (3) Supplemental Rent. LESSEE agrees to pay to LESSOR, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of LESSEE to pay any Supplemental Rent, LESSOR shall have all rights, powers and remedies provided for in this Lease or by Law or equity or otherwise in the case of nonpayment of Interim Rent or Basic Rent. LESSEE will also pay to LESSOR, on demand, as Supplemental Rent, to the extent permitted by applicable Law, interest at the Overdue Rate on any part of any installment of Interim Rent or Basic Rent not paid within five Business Days when due for the period from and including the Rent Date to and including the date of actual payment in full, and on any Supplemental Rent not paid when due or demanded by LESSOR for any period for which the same shall be overdue.

            (B) Security Deposit. LESSEE shall deliver to LESSOR the Security Deposit, on the Effective Date, to secure LESSEE's obligations under the Lease. Upon the occurrence and continuation of an Event of Default hereunder or a Related Lease Event of Default, LESSOR may use all or any part of the Security Deposit, in addition to the Related Security Deposit, together with all interest accrued thereon, in the manner provided for in this Lease.

            (C) Form of Payment. Payment of Rent, the Security Deposit and any other payments due under this Lease, shall be made in Dollars by wire transfer of immediately available funds to LESSOR or its assignee at such address and account as LESSOR may specify in writing, provided that such address shall be an address in the continental United States. Payment shall be made on the Rent Date, or the Business Day thereafter if the Rent Date is not a Business Day, so as to reach LESSOR or its designated depository not later than 1:00 p.m. local time, New York, New York, on the Rent Date or the Business Day thereafter, as the case may be.

            (D) Rent Not Reduced by Taxes. LESSEE agrees that each payment of Rent pursuant to this Lease shall be free of all Taxes and, in the event that any such Taxes are imposed, levied, assessed by, or otherwise payable with respect to or arising out of the leasing or operation of the Aircraft by LESSEE, LESSEE shall pay such amounts as are necessary to enable LESSOR and each assignee of LESSOR to whom payments of Rent are to be made by LESSEE, to receive each payment of Rent hereunder, under any circumstances and in any event, in the full amounts required hereunder on an after-tax basis, without any reduction whatsoever; provided, however, that this Section 5(D) shall not apply to Taxes not indemnified against pursuant to Section 11(B) hereof.

            (E) Maintenance Reserve. LESSEE shall pay to LESSOR, on each Maintenance Reserve Date, the Airframe Reserves, the Engine Reserves and the Landing Gear Reserves for the previous Rent Period (each a "Reserve" and collectively, the "Reserves"). Commencing on the first anniversary of the Effective Date and continuing on the anniversary of the Effective Date in each consecutive year during the Term, the per Cycle amount payable by LESSEE to LESSOR with respect to Engine Reserves shall be increased by three and one-half (3.5%) percent from the per Cycle amount of Engine Reserves payable in the preceding year. All Reserves paid by LESSEE to LESSOR will be held by LESSOR in separate accounts for each of the Airframe Reserves, Engine Reserves and Landing Gear Reserves, respectively, and shall be disbursed by LESSOR only to pay for Covered Maintenance pursuant to Section 7(D) hereof. Interest shall accrue on the Reserves at a rate equal to LIBID minus one-quarter percent per annum (the "Reserve Interest"). The Reserve Interest shall form a part of the Airframe Reserves, Engine Reserves and Landing Gear Reserves, respectively. Notwithstanding anything set forth herein to the contrary, if on any Maintenance Reserve Date (i)(a) the Flight Hours for the Airframe, (b) the aggregate Cycles with respect to the Engines, and (c) the aggregate Cycles for the Landing Gear, in each case, respectively, remaining to the next scheduled overhaul (assuming no change in intervals between checks under the Maintenance Program not approved by LESSOR, such approval not to be unreasonably withheld) are more than on the Effective Date, and (ii) LESSEE meets the Credit Standards, then LESSEE shall not be required to pay any Reserves for such Rent Period with respect to such category of Reserves. Time is of the essence with respect to the payment by LESSEE to LESSOR of Reserves. Upon the termination of the Lease with respect to the Aircraft, provided LESSEE has complied with Section 17 hereof and no Default or Related Lease Default has occurred and is continuing, all Reserves held by LESSOR and not used to reimburse LESSEE for Covered Maintenance shall become the property of LESSEE.

            (F) Net Lease, LESSEE's Obligations; No Set off or Counterclaim. This is a net lease. It is the intent of the parties hereto that this Lease be a "true lease" and an agreement treated as a "lease" under the provisions of the Code. Except as otherwise provided herein (including, without limitation, in Section 5(C)), and without limiting LESSEE's rights in the event of a breach of Section 21 (G), LESSEE's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any Set off, counterclaim, recoupment, defense or other right which LESSEE may have against LESSOR; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by LESSEE for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against LESSEE; or (iv) any restriction, prevention or curtailment of, or interference with, any use of the Aircraft, Airframe or any Engine.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

            (A) Disclaimer of Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF LESSOR SET FORTH IN SECTION 6(B), NEITHER LESSOR NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES HAS MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (I) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (II) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (III) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (IV) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR

IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

            (B) LESSOR's Representations. As an exception to the foregoing, LESSOR represents, warrants and covenants as follows:

                  (1) LESSOR has the lawful right to lease the Aircraft to
            LESSEE in accordance with the terms of this Lease;

                  (2) LESSOR is a corporation duly organized and existing in good standing under the laws of Delaware and has the corporate power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Lease and all other Lease Documents to which LESSOR is a party;

                  (3) This Lease and all other Lease Documents to which LESSOR is a party have been duly authorized by all necessary corporate action on the part of LESSOR, do not require any approval of the stockholder of LESSOR (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by LESSOR with any of the terms and provisions hereof will contravene any Law applicable to LESSOR or result in any breach of, or constitute any default under, or result in the creation of any Lien other than to the Mortgagee upon any property of LESSOR under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-law, or other agreement or instrument to which LESSOR is a party or by which LESSOR or its properties or assets may be bound or affected;

                  (4) This Lease and all other Lease Documents to which LESSOR is a party have been duly entered into and delivered by LESSOR and constitute the valid, legal and binding obligations of LESSOR, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium, reorganization and similar Laws and by general principles of equity, whether considered in a proceeding at Law or in equity; and

                  (5) LESSOR has good title to the Aircraft.

                  THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN
            THIS SECTION 6(B) CONSTITUTE THE SOLE EXCEPTION TO SUBSECTION 6(A) AND ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF LESSOR EXPRESS OR IMPLIED.

            (C) Manufacturer's Warranties. So long as LESSEE is not in default under this Lease, LESSOR agrees to assign or otherwise make available to LESSEE such rights as LESSOR may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, Engine Manufacturer, any subcontractor or supplier thereof, to the extent that the same may be assigned or otherwise made available to LESSEE and, to the extent that the same may not be assigned or otherwise made available to LESSEE, LESSOR agrees, upon the written request of LESSEE, to exert its efforts, at LESSEE's sole cost and expense, to enforce such rights as LESSOR may have with respect thereto for the benefit of LESSEE; provided, however, that upon an Event of Default all such rights shall, without further action or notice, immediately revert to LESSOR, including all claims thereunder, whether or not perfected. On the date of the Redelivery Occasion, the benefit of any warranty assigned by LESSOR to LESSEE pursuant hereto will be reassigned automatically to LESSOR or its designee. LESSEE's rights under such warranties (including LESSEE's claims and rights to payment thereunder) will revert to LESSOR during any period in which an Event of Default is continuing upon the provision of notice by LESSOR to LESSEE. LESSEE at its own cost and expense will do all such things and execute such documents as may be required for this purpose. LESSEE will diligently and promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft and will provide notice of the same to LESSOR.

            (D) LESSEE's Representations and Warranties. LESSEE represents and warrants, as of the Effective Date, and all such representations and warranties being continuing, that:

                  (1) LESSEE is a corporation duly organized and existing in good standing under the Laws of Nevada and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

                  (2) This Lease and all other Lease Documents to which LESSEE is a party have been duly authorized by all necessary corporate action on the part of LESSEE, does not require any approval of the stockholders of LESSEE (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by LESSEE with any of the terms and provisions hereof will contravene any Law applicable to LESSEE or result in any breach of, or constitute any default under, or result in the creation of, any lien, charge or encumbrance upon any property of LESSEE under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-law, or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected;

                  (3) LESSEE has received or has complied with every required consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any Governmental Entity having jurisdiction with respect to the execution and delivery of this Lease and all other Lease Documents to which LESSEE is a party or the validity and enforceability hereof and thereof,

                  (4) This Lease and all other Lease Documents to which LESSEE is a party have been duly entered into and delivered by LESSEE and constitutes a valid, legal and binding obligation of LESSEE, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or other similar Laws and by general principles of equity, whether considered in a proceeding at Law or in equity;

                  (5) There are no suits or proceedings pending, or to the knowledge of LESSEE, threatened against or affecting LESSEE, which are reasonably expected to have a material adverse effect on the financial condition or business of LESSEE or upon LESSEE's ability to perform its obligations hereunder;

                  (6) LESSEE has filed or caused to be filed all material tax returns which are required to be filed by LESSEE and has paid or caused to be paid all Taxes shown to be due or payable on said returns or on any assessment received by LESSEE, except those the validity of which is contested by LESSEE in good faith by appropriate proceedings duly instituted and diligently prosecuted;

                  (7) LESSEE is an "air carrier operating under a certificate of convenience and necessity," as such quoted language is used and defined under 11 U.S.C. ss. 1110 ("Section 1110"), and this Lease constitutes a "lease" under
Section 1110 and LESSEE is a Certificated Air Carrier pursuant to chapter 447 of Title 49 of the United States Code;

                  (8) The obligations of LESSEE under the Lease Documents constitute direct, general and unconditional obligations of the LESSEE; and

                  (9) No event has occurred which constitutes, or with the giving of notice or passage of time or both would constitute, an Event of Default under this Lease.

            (E) Notification. During the Term of this Lease, LESSEE shall notify LESSOR in writing of any condition that materially changes the content of the representations and warranties made as of the Effective Date under Section 6(D) hereof, within five (5) days of LESSEE's knowledge thereof.

                                    SECTION 7

              POSSESSION, USE, MAINTENANCE, TITLE AND REGISTRATION

            (A) Possession. Except as expressly provided in Subsection 8(B) and
Section 22, LESSEE shall not transfer possession of the Aircraft or any Engine or part thereof to any Person without the prior written consent of LESSOR, which consent shall not be unreasonably withheld, provided that, so long as no Default shall have occurred and be continuing and so long as LESSEE shall comply with the provisions of Section 13 hereof, LESSEE may, so long as the action to be taken shall not deprive LESSOR of its title to and interest in the Aircraft, the Airframe or any Engine and shall not adversely affect the registration of the Aircraft under the Laws of the U.S. Government, without the prior written consent of LESSOR, deliver possession of the Aircraft, the Airframe or any Engine or other Part thereof to the Manufacturer, the Engine Manufacturer or Authorized Maintenance Performer, as appropriate, for testing, service, repair, maintenance or overhaul work on the Aircraft, the Airframe, any Engine or Part, or for alterations, modifications, or additions thereto, to the extent required or permitted by the terms of Subsection 7(D) hereof.

            (B) Use. LESSEE shall use the Aircraft solely in commercial passenger carrying operations and normal training, maintenance, ferry and other such related operations in accordance with all Laws applicable to it and shall not use or permit the Aircraft to be used for any purpose for which the Aircraft is not designed or reasonably suited.

            (C) Lawful Insured Operations. LESSEE shall not permit the Aircraft to be maintained, used, or operated in violation of any Law of any Governmental Entity having jurisdiction, or contrary to the Manufacturer's or Engine Manufacturer's operating manuals and instructions, or in violation of any airworthiness certificate, license, or registration relating to the Aircraft issued by the U.S. Government, unless the validity thereof is being contested in good faith and by appropriate proceedings duly instituted and diligently prosecuted, but only so long as such proceedings will not result in the sale, forfeiture, loss of valid insurance coverage upon, or loss of, the Aircraft, the Airframe, any Engine or any Part. LESSEE shall comply with the foregoing at its sole cost and expense and shall maintain the Aircraft in proper condition for operation under such Laws. LESSEE agrees not to operate the Aircraft, or to permit or suffer the Aircraft to be operated, within or into any geographic area:

                  (1) unless the Aircraft is at all such times covered by
            insurance as required by the provisions of Section 13 hereof or the indemnity given by the United States Government pursuant to Section 22(F) hereof,

                  (2) contrary to the terms of such insurance, as required by the provisions of Section 13 hereof or the indemnity given by the United States Government pursuant to Section 22(F) hereof; and

                  (3) in violation of any Law, rule, order or regulation of any
            Governmental Entity.

LESSEE shall deliver to LESSOR such documents and assurances as LESSOR may request under the provisions of Section 16 hereof to evidence compliance with the foregoing.

            (D) Maintenance.

                  (i) LESSEE, at its own cost and expense shall:

                        (a) service, repair, maintain, overhaul, test, or cause
            the same to be done to the Aircraft so as to keep the Aircraft in as good operating condition as when delivered to LESSEE hereunder, ordinary wear and tear excepted, in accordance with Manufacturer's type design and in such operating condition as required by the Maintenance Program and as may be necessary to enable the United States airworthiness certification of the Aircraft to be maintained in good standing at all times under FAR Part 121 standards and the applicable Laws of the U.S. Government;

                        (b) perform all routine and non-routine services,
            checks, inspections, including any structural inspections requirements (SSID's) and "A", "B", "C," "15,000 Hour" or "30,000 Hour" checks (or the equivalent thereof) required by the Maintenance Program or the FAA;

                        (c) maintain all records, logs and other materials
            required by applicable Laws of any Governmental Entity and the FAA to be maintained in respect of the Aircraft, including, but not limited to, serviceable component tags required by the FAA;

                        (d) throughout the Term of this Lease, provide LESSOR
            with not less than two weeks prior written notice of the scheduled commencement date of each "C", "15,000 Hour" or "30,000 Hour" check (or their equivalent) to be performed on the Aircraft and the location where such checks will be performed;

                        (e) designate representatives to coordinate with LESSOR
            or LESSOR's representatives on maintenance and warranty matters;

                        (f) incorporate in the Aircraft prior to the terminating
            or compliance date all applicable airworthiness directives or equivalent (referenced to in this Lease as "Airworthiness Directives") of the FAA, all alert service bulletins of the Manufacturer, Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines and Parts;

                        (g) incorporate in the Aircraft all other service
            bulletins of the Manufacturer, the Engine manufacturer and other vendors which LESSEE schedules to adopt within the Term for the rest of its MD87 aircraft fleet. It is the intent of the parties that the Aircraft will not be discriminated from the rest of LESSEE's fleet in service bulletin compliance (including method of compliance) or other maintenance matters. LESSEE will not discriminate against the Engines with respect to overhaul build standards and life limited part replacements;

                        (h) incorporate in the Maintenance Program for the
            Aircraft a corrosion prevention and control program as recommended by Manufacturer and approved by the FAA, and correct any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

                        (i) provide LESSOR will written summaries of all
            sampling programs involving or affecting the Aircraft;

                        (j) properly document all repairs, modifications and
            alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the FAA and reflecting such items in the Aircraft Documentation. In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3 or equivalent). All modifications and alterations will also be accomplished in accordance with FAA-approved data supported by FAA Form 8110-3 or equivalent.

                  (ii) All maintenance of the Aircraft and Engines shall be
            performed by an Authorized Maintenance Performer.

                  (iii) (A) "Covered Maintenance" means, at any time, (1) the structural inspection portion (including CPCP) of the 15,000 Hour and 30,000 Hour (or their equivalent) maintenance checks under the Maintenance Program, (2) the performance restoration or replacement of life limited parts or permanent repair of on-condition parts in the bare Engine during completed shop visits and (3) the full refurbishment of the landing gear (excluding maintenance in respect of compliance with airworthiness directives and elective parts replacement), respectively, pursuant to the Maintenance Program including, in each case, without limitation, associated inspections, breakdown and assembly occurring during such overhauls. The cost of Covered Maintenance shall be limited to the actual cost of replacement parts plus the cost of the associated labor at LESSEE's in-house labor rates if the work is performed by LESSEE, excluding any LESSEE charges for handling, packaging and shipping, or at third-party cost charged to LESSEE if the work is performed by third parties, and shall in no event include late charges, interest or other similar amounts as a result of late payment.

                  (B) Unless a Default or a Related Lease Default shall have occurred and be continuing, the LESSOR shall pay to the LESSEE, within five Business Days after receipt of:

                        (a) an invoice stating that Covered Maintenance has been
            performed on the Airframe, an Engine or a Landing Gear, respectively, and the cost thereof; and

                        (b) appropriate documentation with respect to such work
            or payments, an amount equal to the actual cost of such work up to the then current balance of the Airframe Reserves for such Covered Maintenance on the Airframe, up to the then current balance of the Engine Reserves for such Covered Maintenance on any Engine and up to the then current balance of the Landing Gear Reserves for such Covered Maintenance on a Landing Gear; provided, however, that at no time shall the amount of any Reserve to be made available by LESSOR for Covered Maintenance exceed the amount remaining in such Reserve.

                        (f) LESSEE agrees that it will not discriminate against
            the Aircraft (as compared to other aircraft of the same type owned or operated by LESSEE) in the performance of maintenance, including, but not limited to, in contemplation of the expiration or termination of this Lease with respect to the maintenance of the Aircraft.

            (E) Airworthiness Directives; Service Bulletins. If the FAA, the Manufacturer or the Engine Manufacturer, or the manufacturer of any Parts, publishes an airworthiness directive or mandatory service bulletin after the Effective Date of this Lease, which has a useful life beyond the Term, requiring completion or termination during the Term (a "Post-Effective Mandatory Modification"), LESSEE shall as required in Section 7(D)(i) above take all such action as is necessary to comply with such Post-Effective Mandatory Modification prior to the return of the Aircraft by LESSEE to LESSOR. To the extent the cost of completing or terminating any such Post-Effective Mandatory Modification exceeds $50,000.00, LESSOR shall pay to LESSEE a portion of such excess equal to the following:

                        (LESSEE's Cost - $50,000) x A/240

                        Where:

                        A= 240 minus the number of months (rounded upward or downward, as the case may be, to the nearest month) from the date the relevant Post-Effective Mandatory Modification was completed or terminated by LESSEE to the Expiration Date.

Any amounts payable by LESSOR to LESSEE pursuant to this Section 7(E) shall not be payable to the LESSEE until the later of (i) the Expiration Date, or (ii) the date on which the LESSEE has complied with all the terms of this Lease.

            (F) Title, Registration and Insignia. LESSEE acknowledges and agrees that title to the Aircraft shall remain vested in LESSOR during the Term in accordance with the terms of this Lease. The Aircraft shall, at all times during the Term, be registered in the United States in the name of LESSOR or such Person as LESSOR may designate, in accordance with the Laws of the U.S. Government. LESSEE agrees that it shall take no action which shall cause the Aircraft to cease to be so registered in the name of LESSOR with the FAA under the Act. Unless otherwise requested, within fifteen (15) days of the Effective Date, LESSEE shall fasten or cause to be fastened in the cockpit, in a location reasonably adjacent to and not less prominent than the airworthiness certificate for such Aircraft and on each Engine, an insignia plate supplied by LESSOR and in the form set forth in Exhibit "H" hereto or in any other form subsequently designated by LESSOR.

                  LESSEE will not allow the name of any Person to be placed on the Aircraft or an Engine as a designation that might be interpreted as a claim of ownership; provided, however, that LESSEE may cause the Aircraft to be lettered in an appropriate manner for convenience of identification of the interest of LESSEE therein, including but not limited to, the customary livery of LESSEE.

            (G) Maintenance Reports and Records.

                  (a) During the Term, LESSEE shall provide maintenance
            information and reporting requirements to LESSOR and any other party so designated by LESSOR including but not limited to: (i) written notification within thirty (30) days after issuance of any airworthiness directive or legal requirement affecting the Aircraft, Airframe, Engines or Parts; (ii) annual and quarterly written projections of scheduled Airframe, landing gear and Engine heavy maintenance; (iii) prompt written notification of damage to the Aircraft, Airframe, Engines or Parts where the estimated cost of repair is in excess of $250,000 (iv) prompt written notification of Engine removals, exchanges or foreign object damage (said report to include details of circumstances and plan of action to repair); (v) reports of Flight Hours and Cycles on a monthly basis; (vi) reporting of all service bulletins completed; and (vii) copies of all material reports sent to the FAA or Air Authority concerning the Aircraft.

                  (b) LESSEE will, during the Term, maintain all records, logs and other materials required to be maintained with respect to the Aircraft by Persons in operational control of the Aircraft under any applicable rules, Laws or regulations and shall supply all such records, logs and other materials to LESSOR or third parties as reasonably requested by LESSOR and as shall be necessary in order to implement the Maintenance Program and any and all warranties and guarantees that apply to the Aircraft. LESSEE will provide LESSOR with copies of all records of maintenance performed during the Term as requested by LESSOR. All such records shall be kept as required under FAR Part 121 and in English.

            (H) Passenger Convenience Equipment. Notwithstanding any other provision herein to the contrary, LESSEE may install or remove or permit to be installed or removed aboard the Aircraft, without the prior written consent of LESSOR, Passenger Convenience Equipment so long as the installation, use and removal of such Passenger Convenience Equipment does not impair the value, utility or airworthiness the Aircraft would have had at any time had the installation, use or removal not occurred.

                  Without further action of LESSEE or LESSOR, title to such Passenger Convenience Equipment, upon installation, shall vest in LESSOR and shall become subject to this Lease, free of all liens, charges and encumbrances, provided, however, that so long as an Event of Default shall not have occurred and be continuing during the Term, LESSEE may, at any time prior to return of the Aircraft, remove such Passenger Convenience Equipment or component thereof, at which time title thereto shall, without further act, vest in LESSEE, and such Passenger Convenience Equipment or component thereof shall no longer be deemed part of the Aircraft from which it was removed.

                  Notwithstanding the foregoing paragraph, if the Passenger Convenience Equipment is (i) owned by any third party and leased to LESSEE, (ii) sold to LESSEE subject to a conditional sales contract or other security interest, (iii) leased to LESSEE pursuant to a lease which is subject to a security interest in favor of any third party, or (iv) installed aboard the Aircraft subject to a license granted by LESSEE to a third party, then LESSOR shall not acquire or claim, as against such LESSOR, conditional vendor, secured party or licensee, any right, title or interest in any such Passenger Convenience Equipment as the result of such Passenger Convenience Equipment being installed in the Aircraft; provided, however, that
(x) LESSOR's agreement to the foregoing is subject to the express condition that such lessor, conditional vendor, secured party or licensee agrees, in writing, not to claim any right, title or interest in the Aircraft, or any part thereof, by reason of such Passenger Convenience Equipment being installed thereon, and
(y) that any Passenger Convenience Equipment not removed by LESSEE upon the earlier of the Expiration Date or the expiration of ninety (90) days after the declaration of this Lease to be in default and the continuation of such default, at such time, become the property of LESSOR.

                  Upon any removal of such Passenger Convenience Equipment, LESSEE shall repair the Aircraft so that such removal shall (i) not adversely affect the airworthiness of the equipment subject to such repairs, or (ii) reduce the aesthetic or functional standards of the Aircraft below the standards of the LESSOR.

                                    SECTION 8

                       REPLACEMENT OF PARTS: ALTERATIONS,
                           MODIFICATIONS AND ADDITIONS

            (A) Replacement of Parts. Except as otherwise provided herein, LESSEE, at its own cost and expense, shall promptly replace all Parts which may, from time to time, be incorporated or installed in, or attached to, the Aircraft, the Airframe or any Engine and be an accession thereto, and which may, from time to time, become lost, stolen, seized, confiscated or unserviceable. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, LESSEE may remove any Parts, provided that LESSEE shall replace such Parts as promptly as may be practicable. All replacement Parts shall be free and clear of all Liens, except Permitted Liens, shall meet all requirements of FAR
Part 121, and shall be in as good operating condition as, and have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were maintained in the condition required pursuant to the requirements of this Lease.

                  All Parts owned by LESSOR at any time removed from the Aircraft shall remain the property of LESSOR, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in, or attached to, such Aircraft and which meet the requirements for replacement Parts specified above.

Immediately upon any replacement Parts becoming incorporated or installed in or attached to the Aircraft as above provided, and without further act:

                  (1) title to the removed Part shall vest in LESSEE, free and clear of all rights of LESSOR;

                  (2) title to the replacement Parts shall vest in LESSOR, free and clear of all rights of third parties, including, but not limited to, LESSEE; and

                  (3) such replacement Parts shall become subject to this Lease and shall be deemed part of the Aircraft into which such Parts were incorporated or with respect to which such Parts were required, for all purposes hereof to the same extent as the Parts originally incorporated or installed in, or attached or related to such Aircraft.

            (B) Pooling; Etc.

                  (i) LESSEE may subject any Engine or APU to normal interchange agreements customary in the United States domestic commercial airline industry entered into by the LESSEE in the ordinary course of its business, and may subject any Engine to pooling arrangements customary in the United States domestic commercial airline industry and entered into by the LESSEE in the ordinary course of its business.

                  (ii) LESSEE may install an Engine or APU on an airframe owned by the LESSEE provided such airframe is free and clear of all liens and encumbrances, except

                        (a) Liens of the type or equivalent to those set forth
                  in the definition of "Permitted Liens"; and

                        (b) the rights of air carriers under normal interchange
                  arrangements which are customary in the United States domestic commercial airline industry and which do not contemplate, permit or require the transfer of title to the airframe or Engines installed thereon.

                  (iii) LESSEE may install an Engine or APU on an airframe
            leased to, or purchased by the LESSEE, subject to a lease, conditional sale, trust indenture or other security agreement, but only if

                        (a) such airframe is clear of all liens and
                  encumbrances, except Permitted Liens or Liens of the type or equivalent to those set forth in the definition of "Permitted Liens" and the rights of the parties to the lease, conditional sale, trust indenture or other security agreement covering such airframe; and

                        (b) LESSOR shall have received from the lessor,
                  conditional seller, indenture trustee, or secured party of such airframe, a written agreement (which may be the lease, conditional sale, trust indenture or other security agreement covering such airframe), whereby such lessor, conditional seller, indenture trustee or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine or APU by reason of such Engine or APU being incorporated in such airframe at any time while such Engine or APU is subject to this Lease.

                  (iv) No permitted interchange or pooling agreement, transfer or other relinquishment of possession permitted hereunder shall affect the title to, or registration of or effect any transfer of the Aircraft, Airframe, Engines or APU or shall constitute consent to any action not permitted to the LESSEE in this Lease.

                  (v) LESSOR hereby agrees for the benefit of LESSEE and any lessor, conditional vendor or secured party of any engine leased to LESSEE, purchased by LESSEE pursuant to a conditional sale agreement or owned by LESSEE subject to a security agreement that neither LESSOR nor its assignees will acquire or claim, as against LESSEE, such lessor, conditional vendor or secured party or any of their respective assignees any right, title or interest in any engine owned by such lessor under such lease, sold by such conditional vendor under such conditional sale agreement or subject to a security interest in favor of such secured party under such security agreement as a result of such engine being installed on the Airframe.

            (C) Equipment Changes. LESSEE, at its own expense, shall make such alterations and modifications in and additions to ("Equipment Changes") the Aircraft as may be required from time to time to meet the standards of the FAA and the Air Authority and of the Governmental Entity in the jurisdiction of which LESSEE elects to fly the Aircraft and whose approval or consent is required to permit LESSEE to fly over and/or into any geographical area with respect to which the Governmental Entity exercises authority. In addition, the term "Equipment Changes" shall mean modifications to or additions to the Aircraft that LESSEE, at its own expense, may from time to time deem desirable in the proper conduct of its business, provided that no such Equipment Change diminishes the value, utility, condition or airworthiness of the Aircraft below the value, utility, condition and airworthiness thereof immediately prior to such Equipment Change, assuming the Aircraft was then in the condition required to be maintained by the terms of this Lease, and provided further that LESSEE shall not change the configuration of the Aircraft during the Term (except the passenger seating configuration) unless such configuration is approved by the LESSOR and the Air Authority. Any Equipment Change other than the Equipment Changes relating to the installation of TCAS, Windshear detection system and the upgrade of the Engines from model JT8D-217C to JT8D-219 with an estimated cost in excess of Two Hundred Fifty Thousand ($250,000.00) Dollars must be approved in advance by LESSOR, which approval will not be unreasonably withheld.

                  Title to all Parts incorporated, installed in, attached or added to the Aircraft as the result of any such Equipment Change shall, without further act, vest in LESSOR; provided, however, that during the Term, LESSEE may remove any such Part if: (1) such Part is in addition to any Part originally incorporated or installed in or attached to such Aircraft at the time of delivery thereof hereunder; and (2) such Part is not required to be incorporated, installed in, attached or added to the Aircraft; and (3) such Part can be removed from the Aircraft or can be replaced with a part of equal value to the Part installed upon delivery without diminishing or impairing the value, utility or airworthiness which the Aircraft would have had at such time, had such Equipment Change not occurred. Upon the removal by LESSEE of any Part as above provided, title thereto shall, without further act, vest in LESSEE and such Part shall no longer be deemed part of the Aircraft from which it was removed. Any Part not removed from the Aircraft by LESSEE as provided above prior to a Redelivery Occasion shall remain the property of LESSOR.

                   LESSOR shall bear no liability in respect of, or cost for, any Equipment Change, grounding of the Aircraft, suspension of certification thereof, or loss of revenue therefrom.

                                    SECTION 9

                        INSPECTION; FINANCIAL INFORMATION

            (A) During the Term, LESSEE shall furnish to LESSOR and Mortgagee such information concerning the location, condition, use and operation of the Aircraft as LESSOR or Mortgagee may reasonably request. LESSEE shall also furnish to LESSOR and Mortgagee copies of its reports on Forms 10-K and 10-Q promptly upon same becoming available for public distribution.

            (B) The right of LESSOR and Mortgagee, or their designated representatives, at LESSOR's expense, to inspect the Aircraft during any "C", "15,000 Hour" or "30,000 Hour" check or equivalent (as defined in the Maintenance Program), performed by or on behalf of LESSEE during the Term shall be absolute. LESSEE shall also provide LESSOR and Mortgagee with maintenance schedules relating to the Aircraft upon the delivery of the Aircraft to LESSEE, and from time to time as such maintenance schedules are adjusted or updated. LESSEE further agrees to notify LESSOR and Mortgagee of any change in the date of scheduled "C," "15,000 Hour" and "30,000 Hour" checks, which notice shall be given within a reasonable time, to enable LESSOR and Mortgagee to inspect the Aircraft at the time and place such checks occur. During such checks, LESSEE agrees to allow LESSOR and Mortgagee, or their authorized representative, to inspect any area of the Aircraft which LESSOR or Mortgagee requests to inspect which would normally require inspection during such major checks. LESSEE also shall permit any Person designated by LESSOR or Mortgagee in writing to:

                  (1) visit and inspect the Aircraft, its condition, use and operation, and the records maintained in connection therewith;

                  (2) visit and inspect the properties of LESSEE;

                  (3) discuss, to the extent reasonable, the finances and
            accounts of LESSEE with the principal officers of LESSEE,

                  (4) obtain such other financial information as LESSOR or
            Mortgagee may reasonably request; in this regard, during the Term, LESSEE shall deliver to LESSOR and Mortgagee annual financial statements prepared in accordance with generally accepted accounting principles consistently applied and audited by recognized, independent certified public accountants reasonably satisfactory to LESSOR and Mortgagee as soon as practicable and in any event within 120 days after the end of LESSEE's fiscal year, as well as quarterly unaudited financial statements, within 60 days following the close of each of LESSEE's fiscal quarters; and

                  (5) inspect LESSEE's Maintenance Program for the Aircraft.

all at such times and frequencies as LESSOR and Mortgagee, or the assignee of LESSOR or Mortgagee, may reasonably request without interfering with LESSEE's normal business operations; neither LESSOR nor Mortgagee shall have any duty to make any such inspection and neither LESSOR nor Mortgagee shall incur any liability or obligation by reason of not making any such inspection.

LESSOR hereby agrees that if LESSOR or Mortgagee exercises any of the rights listed in clauses (1) through (5) above, it shall do so at LESSOR's sole cost and expense and in such a manner so as not to unreasonably interfere with the business and operations of LESSEE.

                  Notwithstanding the foregoing, LESSOR and Mortgagee shall incur no liability nor be deemed to have waived any of their rights under this Lease by reason of LESSOR's or Mortgagee's failure to exercise any of its rights under this Section 9(B).

            (C) LESSEE shall also furnish any other information or records on the Aircraft that LESSOR or Mortgagee may reasonably request.

                                   SECTION 10

                               COVENANTS OF LESSEE

            LESSEE represents, warrants, covenants and agrees that:

            (A) Maintenance of Corporate Existence. LESSEE shall preserve and maintain its existence, valid legal status, and all of its rights, privileges, and franchises under the Laws of the U.S. Government necessary to the conduct of its business.

            (B) Payment of Taxes. LESSEE shall:

                  (1) Pay or cause to be paid all taxes upon LESSEE or its
            income or profits, or upon any property or assets belonging to or used by it, prior to the date on which penalties attach thereto;

                  (2) Pay or otherwise discharge all lawful claims, which, if not paid, might become a Lien or charge upon the property of LESSEE (provided, however, that LESSEE shall not be required to pay any such Taxes or claims, the payment of which is being contested in good faith and by appropriate proceedings, except that LESSEE will pay or cause to be paid all such Taxes or claims forthwith in the event LESSEE is unable to stay or suspend enforcement or execution of a warrant of restraint or foreclosure of any Liens which attach as security therefor).

            (C) Sale of Assets, Merger, etc. Without the prior written consent of LESSOR, which consent shall not be unreasonably or arbitrarily withheld, LESSEE will not sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, whether now owned or hereafter acquired, except in the ordinary course of its business as presently conducted and for a full and adequate consideration, and will not merge or consolidate with or into, or acquire substantially all of the assets and assume substantially all of the liabilities of, any corporation or other entity unless the surviving entity, as a result of such sale, purchase, merger or consolidation, is the LESSEE or the surviving entity (i) assumes this Lease; (ii) is a U.S. Air Carrier; and (iii) has and will have, immediately following any such sale, purchase, merger or consolidation, a tangible net worth (as determined in accordance with United States generally accepted accounting practices) equal to or greater than that which the LESSEE had immediately prior to such sale, merger or consolidation.

            (D) U.S. Air Carrier. Throughout the Term, LESSEE shall, at all times, be a U.S. Air Carrier.

            (E) Communications.

                  (i) LESSEE shall promptly deliver to LESSOR any communications received by LESSEE from the Air Authority which materially affects the Aircraft and which are not applicable to all aircraft of the same make and model as the Aircraft; and

                  (ii) LESSOR shall promptly deliver to LESSEE any
            communications received by LESSOR from the Manufacturer which materially affects the maintenance, operation or airworthiness of the Aircraft and which are not applicable to all aircraft of the same make and model as the Aircraft.

            (F) No Security Interests. LESSEE will not create or agree or permit to arise any Lien (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein. LESSEE will forthwith, at its own expense, take all action as may be necessary to discharge or remove any such Lien if it exists at any time. LESSEE will promptly, but in no event later than seventy-two (72) hours after becoming aware of the existence of any such Lien give written notice thereof to LESSOR.

                                   SECTION 11

                                      TAXES

            (A) LESSEE agrees to pay and to indemnify and hold harmless the Indemnitees from all Taxes assessed against or upon any Indemnitee, LESSEE, the Aircraft, or any part thereof during the Term and arising out of this Lease, or upon the leasing, possession, use, operation, repair, maintenance, overhaul, settlement of any insurance claim, or return thereof, or upon any Rent, receipts or earnings arising from the operation thereof, or upon or with respect to this Lease unless, and to the extent only that, any such Tax is being contested by LESSEE in good faith and by appropriate proceedings duly instituted and diligently prosecuted and only so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft. Notwithstanding the foregoing, Lessee shall not be liable to pay (1) any Taxes based solely on or measured by the net income of any Indemnitee, (2) any Taxes imposed by any taxing authority other than the United States of America or any political subdivision thereof unless such Taxes would not have been imposed but for (a) the operation or presence in such jurisdiction of the Aircraft, (b) the presence in such jurisdiction of a permanent establishment or fixed place of business of Lessee or any user or Person in possession of the Aircraft, or (c) the payment from such jurisdiction of any amount due under this Lease. In case any report or return is required to be made with respect to any obligation of LESSEE under or arising out of this Section 11, LESSEE shall either make such report or return in such manner as will show the ownership of the Aircraft in LESSOR and send a copy of such report or return to LESSOR, or shall notify LESSOR of such requirement and make such report or return in such manner as shall be satisfactory to LESSOR. If claim is made against LESSOR for any Taxes arising during the term of this Lease, LESSOR shall promptly notify LESSEE. LESSOR shall, at LESSEE's expense, take such action as LESSEE may reasonably request in writing with respect to such asserted liability, and if reasonably requested by LESSEE and upon the prior payment to LESSOR by LESSEE of an amount equal to such Tax, any payment by LESSOR of such Tax shall be made under protest. If payment is made, LESSOR shall, at LESSEE's expense, take such action as LESSEE may reasonably request to recover such payment and shall, if requested, permit LESSEE in LESSOR's name to file a claim or prosecute an action to recover such payment. All of the obligations of LESSEE in this Section 11 with respect to Taxes imposed or accrued before the expiration or other termination of this Lease shall continue in full force and effect notwithstanding such expiration or other termination, and are expressly made for the benefit of, and shall be enforceable by, LESSOR. LESSEE further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes required to be paid by such recipient with respect to such payment or indemnity under the Laws of any Governmental Entity.

            (B) In the event the LESSEE determines there is a substantial risk of a change in the Code, or the Regulations issued pursuant thereto, which clearly results in a Tax of the LESSOR indemnified against pursuant to this
Section 11 being imposed against an Indemnitee (a "Change"), the LESSEE shall have the right to terminate this Lease and return the Aircraft to the LESSOR pursuant to the provisions of Section 17. LESSEE shall notify LESSOR of any Change and its intent to terminate the Lease in writing 270 days prior to the date that the Lease is to be terminated and the Aircraft returned to LESSOR. If LESSOR elects to waive any indemnification pursuant to this Section 11 in respect of any Taxes which are attributable to such Change within 30 days of such notice (a "LESSOR Waiver"), the Lease shall not be terminated but LESSEE shall have no obligation under this Section 11 in respect of such Taxes arising due to such Change. However, at any time subsequent to such LESSOR Waiver, LESSOR may, on 270 days' prior notice to LESSEE, elect to terminate this Lease and require the LESSEE to return the Aircraft to the LESSOR pursuant to the provisions of Section 17, in which event LESSEE may elect to irrevocably reinstate its indemnification pursuant to this Section 11 in respect of any Taxes which are attributable to such Change, within 30 days of such notice from LESSOR.

            (C) LESSOR will act in good faith to minimize the obligations of the LESSEE under this Section 11.

                                   SECTION 12

                                  EVENT OF LOSS

            (A) Event of Loss Regarding the Aircraft. In the event that an Event of Loss occurs with respect to the Aircraft (other than a requisition of use by the U.S. Government while the United States pays to LESSOR or LESSEE compensation for such requisition in an amount equal to or in excess of the Rent payable with respect to such Aircraft), LESSEE shall forthwith (and, in any event, not later than five (5) days after the occurrence of the Event of Loss) give LESSOR written notice of such Event of Loss and, not later than the earlier of: (a) the ninetieth (90th) day following the occurrence of such Event of Loss; or (b) the day of receipt of insurance proceeds in respect of such Event of Loss; pay to LESSOR or its assignees, in funds of the type specified in Subsection 5(B) hereof, the sum of all unpaid Rent and all other amounts due hereunder with respect to such Aircraft and which have accrued through and including the date of payment of the Agreed Value, plus an amount equal to the Agreed Value. In the event of payment in full of such Agreed Value, together with all such amounts due or accrued hereunder on or prior to the date of such payment, the obligation of LESSEE to pay Rent with respect to the Aircraft as to which such payments have been made shall terminate. LESSEE agrees that it shall promptly file all necessary claim forms or other documents required by any insurer in connection with any claim arising from an Event of Loss and shall diligently pursue such claim.

                  Upon payment of all Rent due and the Agreed Value, LESSOR shall transfer to LESSEE (subject to the rights of the Insurers) all of LESSOR's right, title, and interest in and to: (i) the Aircraft which sustained such Event of Loss, as well as all of LESSOR's right, title, and interest in and to any Engines constituting part of such Aircraft; and (ii) all claims for damages to such Aircraft and/or Engines, if any, against third Persons arising from such Event of Loss (unless any insurance carrier requires that such claims be assigned to it), without any representation, warranty, or recourse of any kind whatsoever, express or implied, except a warranty that such Aircraft is free and clear of any LESSOR Liens.

                  In the event of an Event of Loss involving the Aircraft wherein one or more of the Engines are not attached to the Airframe, the Aircraft, for purposes of this Section 12(A), shall be deemed to include all Engines on lease hereunder and LESSOR shall cooperate in transferring title to such non-attached Engines, free and clear of all LESSOR Liens, to the owner of the engine attached to the Airframe at the time of the Event of Loss.

            (B) Event of Loss With Respect to an Engine. Upon any Event of Loss with respect to an Engine not then installed on the Aircraft, or an Event of Loss with respect to only an Engine installed on the Aircraft not involving an Event of Loss to the Aircraft, LESSEE shall give LESSOR prompt written notice thereof and LESSEE shall replace such Engine as soon as reasonably possible after such Event of Loss by duly conveying to LESSOR, as a replacement for such Engine, title to another engine owned by LESSEE of the same or an improved make and model, which engine shall be free and clear of all Liens and shall have a value and utility at least equal to, be in as good operating condition as (including time in service, hours and cycles since new and hours and cycles available to the next overhaul or scheduled removal), and be in equivalent or better service bulletin and modification status than the Engine which sustained such Event of Loss (assuming the Engine which sustained such Event of Loss was maintained in the condition in which LESSEE was required to maintain such Engine pursuant to this Lease). Such replacement engine, after approval and acceptance by LESSOR, shall be deemed an "Engine" as defined herein. If the replacement engine is in substantially better condition than the Engine which sustained such Event of Loss, Lessor will consider an appropriate adjustment to the Engine Reserves. LESSEE agrees to take such action as LESSOR may reasonably request in order that any such replacement engine shall be duly and properly leased hereunder to the same extent as the Engine subject to the Event of Loss and shall be titled in LESSOR. LESSEE's obligation to pay Rent hereunder shall continue in full force and effect regardless of the occurrence of an Event of Loss with respect to an Engine, but LESSEE shall be entitled to be reimbursed by LESSOR the amount of insurance or condemnation proceeds, if any, received by LESSOR with respect to such Engine. Upon receipt of title by LESSOR to the replacement engine as hereinabove provided, LESSOR shall convey to LESSEE, free and clear of all LESSOR Liens, title to the Engine which sustained such Event of Loss.

            (C) Damage or Requisition Not Constituting an Event of Loss. In the event of material damage or requisition of the Aircraft or any Engine not constituting an Event of Loss, LESSEE shall promptly notify LESSOR in writing of such damage or requisition and shall remain obligated to make all payments of Rent in respect to such Aircraft or Engine which may become due hereunder in the same manner as if such damage or requisition had not occurred. All payments at any time received by LESSEE, or by LESSOR from any Person other than LESSEE, with respect to any such damage or requisition shall be paid over to, or retained by, LESSOR, and shall be paid to LESSEE upon repair of the Aircraft or Engine.

            (D) Receipt and Application of Compensation. Following an Event of Loss with respect to which payments, including insurance proceeds, are made by or are due from any Person (any such payments or proceeds being hereinafter referred to as "Compensation"), LESSOR shall be entitled to receive, and shall receive, and LESSEE hereby assigns to LESSOR any right or interest which LESSEE may have or may hereafter acquire, in such Compensation, in trust, to be applied as follows:

                  (1) If such Compensation is received with respect to the
            Aircraft under the circumstances described in Subsection 12(A), so much thereof as shall not exceed the Agreed Value and other amounts due under Subsection 12(A) shall be retained by LESSOR, in reduction of LESSEE's obligation to pay such Agreed Value and other amounts due as was not theretofore paid by LESSEE, or, if such Agreed Value and other amounts have already been paid to LESSOR, such Compensation shall be applied to reimburse LESSEE for its payment of such Agreed Value, and may be paid to LESSEE.

                  (2) If such Compensation is received with respect to an Engine under the circumstances described in Subsection 12(B), such Compensation shall be held in an account established for LESSOR with a bank or trust company as depository, as designated by LESSOR, such sums to be held, invested and distributed as provided below. All of LESSEE's interest in all monies and investments standing to the credit of such account are hereby pledged to LESSOR, and LESSOR is hereby granted a general lien upon and security interest in all of LESSEE's interest in all such monies and investments as security for the performance in full of all of LESSEE's covenants contained in this Lease. The bank or trust company holding such Compensation shall be deemed to be LESSOR's agent for the purpose of perfecting LESSOR's security interest in such sums. If LESSEE shall replace such Engine in accordance with the provisions of Subsection 12(B), LESSOR shall, so long as no Event of Default or Default shall have occurred and be continuing, return all monies and investments then held in such account to LESSEE.

            (E) Payments During Existence of an Event of Default. Any payment referred to in Subsection 12(A), (B), (C) or (D) hereof which is payable to LESSEE hereunder shall not be paid to LESSEE, or, if previously paid directly to LESSEE, shall not be retained by LESSEE, if at the time of such payment a Default or a Related Lease Default shall have occurred and be continuing, but shall be paid to and retained by LESSOR as security for the obligations of LESSEE under this Lease until such time as such a Default or a Related Lease Default shall have been remedied, whereupon such payment shall be made to LESSEE.

                                   SECTION 13

                                    INSURANCE

            (A) Public Liability and Property Damage Insurance. LESSEE will carry and maintain in effect, at its own expense, with Approved Insurers, public liability insurance (including, without limitation, contractual liability, and passenger legal liability), and property damage insurance with respect to the Aircraft, in amounts per occurrence of not less than the Minimum Liability Coverage, or such greater amounts as LESSEE may carry from time to time on other similar aircraft in its fleet. LESSEE shall not discriminate against the Aircraft in providing such insurance. Each and any policy of insurance carried in accordance with this Subsection (A), and each and any policy obtained in substitution or replacement for any of such policies, (i) shall designate each Indemnitee as additional insureds as their interests may appear (but without imposing upon any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies, but the Indemnitees shall have the right to pay such premiums if it shall so elect), and
(ii) shall expressly provide that, in respect of the interests of the Indemnitees in such policies, the insurance shall not be invalidated by any action or inaction of the LESSEE or any other Person (other than the Indemnitees, each for their respective interests), and shall insure, regardless of any breach or violation by LESSEE or any other Person (other than the Indemnitees, each for their respective interests) of any warranty, declaration or condition contained in such policies, (iii) shall provide that if such insurance is canceled for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Indemnitees, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Indemnitees for thirty (30) days (seven (7) days in the case of any war risks and allied perils coverage or such lesser time which may be standard in the insurance industry and ten (10) days in the event of nonpayment of premium), in each instance, after receipt by each of the Indemnitees of written notice by such insurer or insurers sent to the Indemnitees of such prospective cancellation, change or lapse, (iv) shall include coverage for any country in which the Aircraft is located, (v) shall provide that, as against the Indemnitees, the insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against the Indemnitees, with respect to the Aircraft, (vi) shall provide war risk and allied perils coverage pursuant to the AVN52 extended coverage endorsement or its equivalent, and (vii) shall insure (to the extent of the risks covered by the policies) the indemnity provisions of Section 14. Each liability policy shall be primary without right of contribution from any other insurance which may be carried by any Indemnitee, and shall expressly provide that all of the provisions thereof (except the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured. No liability policy shall permit any deductible or self-insurance provision except for baggage as is customary in the industry and such other deductibles only with the consent of the LESSOR, which consent shall not be unreasonably withheld or delayed, which from time to time LESSEE can demonstrate are standard in comprehensive liability insurance and, in particular, public liability risks (including, inter alia, contractual liability and passenger liability coverage) for U.S. Air Carriers in the then current United States insurance market.

            (B) Aircraft Hull War Risks and Allied Perils Insurance. LESSEE will carry and maintain in effect with Approved Insurers, at its own expense, all risks hull war risks and allied perils insurance on the Aircraft (which shall include, but not be limited to, coverage for hijacking, declared or undeclared war, insurrections, strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Aircraft in flight by a person on board such Aircraft acting without the consent of LESSEE) in an amount not less than the Agreed Value or such greater amounts as LESSOR or Mortgagee may reasonably request from time to time (and for which LESSOR shall reimburse LESSEE for its cost of increased premium, if any, for such greater amounts of insurance) and covering those perils which, from time to time, are customarily covered by similar insurance maintained by similar carriers in the U.S. airline industry operating aircraft on international routes.

            (C) All Risks Hull Insurance. LESSEE, at its own expense, will maintain in effect with Approved Insurers all risks ground and flight aircraft hull insurance covering the Aircraft, and fire, transit, extended coverage, spares and all risks war and allied perils insurance with respect to Engines and Parts while not installed on such Aircraft or an aircraft, which in each case is of the type maintained by U.S. Air Carriers similarly situated to LESSEE and operating similar aircraft and engines which comprise LESSEE's fleet. At all times while the Aircraft is subject to this Lease, such insurance shall be for an amount not less than the Agreed Value or such greater amounts as LESSOR may reasonably request from time to time (and for which LESSOR shall reimburse LESSEE at its own cost of increased premium, if any, for such greater amounts of insurance).

                  Notwithstanding anything above, each and any policy of insurance obtained and maintained pursuant to Subsection (B) and this Subsection
(C), and each and any policy obtained in substitution or replacement for any such policies, (i) shall designate LESSOR as owner of the Aircraft covered thereby, and shall designate each Indemnitee as additional insureds and Mortgagee as sole loss payee, as their respective interests may appear (but without imposing upon any Indemnitee any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies, but any Indemnitee shall have the right to pay such premiums if they shall so elect), (ii) shall expressly provide that, in respect of the interests of any Indemnitee in such policies, the insurance shall not be invalidated by any action or inaction of LESSEE or any other Person (other than any Indemnitee, each for their respective interests) and shall insure the Indemnitees, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by LESSEE or any other Person (other than the Indemnitees, each for their respective interests), (iii) shall provide that if such insurance is cancelled for any reason whatsoever, or is adversely changed in any way with respect to the interest of any Indemnitee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation change or lapse shall not be effective as to the Indemnitees, for thirty (30) days (seven (7) days in the case of any war risks or allied perils coverage or such lesser time which may be standard in the insurance industry and ten (10) days in the event of nonpayment of premium) after receipt by the Indemnitees of written notice by such insurer or insurers to the Indemnitees; as the case may be, of such prospective cancellation, change or lapse, (iv) shall include coverage for the territorial limits or any country in which such Aircraft may at any time be located, (v) shall provide that, as against the Indemnitees, the insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against the Indemnitees, with respect to such Aircraft,
(vi) shall provide that in the event of any damage or loss which is an Event of Loss hereunder and which results in a payment, such payment shall be payable solely and directly to Mortgagee for the account of all interests, (vii) shall provide that in the event of any damage or loss which is not an Event of Loss hereunder and which results in a payment for any one occurrence in excess of $500,000.00, such payment shall be payable solely and directly to Mortgagee for the account of all interests, (viii) shall provide that payments for any one occurrence not in excess of $500,000.00 shall be payable directly to LESSEE provided there exists no Event of Default or Related Lease Event of Default by LESSEE, and (ix) shall provide for a standard 50/50 clause between the all risks hull and war risks underwriters. Each such policy shall be primary without right of contribution from any other insurance which may be carried by the Indemnitees.

                  LESSEE shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to LESSEE. Similarly, LESSOR shall have the right to carry additional and separate insurance for its own benefit at its own expense, without, however, thereby limiting LESSEE's obligations under this Section 13.

                   LESSEE shall at all times maintain a deductible amount in its all risks hull insurance policies which is no more than Seven Hundred Fifty Thousand ($750,000.00) Dollars. There shall be no deductible under LESSEE's war risks insurance policies.

            (D) Application of Insurance Proceeds Not In Excess of $500.000.00. LESSEE shall be entitled to receive any hull insurance proceeds not in excess of Five Hundred Thousand ($500,000.00) Dollars as soon as such funds are paid by the insurance company and shall promptly receive such additional insurance proceeds, if any, upon presentation to Mortgagee of a vendor's invoice, provided that such repair work is complete. All insurance proceeds received by LESSEE pursuant to this Subsection 13(D) shall be used by the LESSEE for the repair of any damage to the Aircraft or Engines on account of which the insurance proceeds were paid. Any amount referred to in this Subsection 13(D) which is payable to LESSEE shall not be paid to LESSEE if at the time of such payment any Default or Related Lease Default shall have occurred and be continuing, but shall be held by Mortgagee as security for the obligations of LESSEE under this Lease and such amount shall be paid to LESSEE at such time as there shall not be continuing any such Default or Related Lease Default.

            (E) Application in Default. Any insurance proceeds referred to in this Lease which are otherwise payable to LESSEE, or, if it has been previously paid to LESSEE, and not yet applied by LESSEE as permitted or required hereunder, shall be delivered from LESSEE to Mortgagee, if at the time of such payment, a Default or Related Lease Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Mortgagee as security for the obligations of LESSEE hereunder.

            (F) Certificates. Not less than three (3) Business Days prior to the Effective Date, and thereafter on each renewal by the LESSEE of the insurance required hereby, LESSEE will furnish to the Indemnitees a certificate and a broker's letter of undertaking executed and delivered by the Approved Insurer, appointed by LESSEE, describing in reasonable detail, and in accordance with customary practice, insurance carried on the Aircraft and certifying that the insurance then maintained on the Aircraft complies with the terms of this Lease. LESSEE will cause such Approved Insurer to agree to hold all insurance contracts and slips for the benefit of the Indemnitees and to advise the Indemnitees in writing at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage and ten
(10) days in the event of nonpayment of premium) prior to the non-renewal, termination, or cancellation for any reason (including, without limitation, failure to pay premiums therefor) of any such insurance.

                  In the event LESSEE shall fail to maintain insurance as herein provided, LESSOR may at its option provide such insurance and, in such event, LESSEE shall, upon demand, reimburse LESSOR, as Supplemental Rent for the cost thereof.

            (G) Changes in Industry Practice. If there shall be a fundamental change in generally accepted industry-wide practice with respect to the insurance of aircraft (whether relating to all or any of the types of insurance required to be effected pursuant to the terms of this Section 13) and, as a consequence thereof, LESSOR shall be of the reasonable opinion that the insurance required pursuant to the provisions of this Section 13 shall be insufficient to protect the interests of LESSOR, the insurance requirements set forth in this Section 13 shall be varied as may be mutually agreed so as to include such additional or varied requirements to be effected pursuant to the terms of this Section 13, and as so varied, shall provide substantially the same protection to LESSOR as it would have done had such change in generally accepted industry-wide practice not occurred. If any such change in generally accepted industry-wide practice would enable LESSEE, but for the requirements in this
Section 13, to reduce its expenditures in relation to all or any of the types of insurance required to be effected pursuant to the terms of this Section 13 without, in the reasonable opinion of LESSOR, prejudicing the interest of LESSOR, the insurance requirements in this Section 13 shall be amended to take account of such change in generally accepted industry-wide practice to the extent required to enable LESSEE to reduce such expenditures, provided, however, that in no event shall such public liability insurance coverage set forth in
Section 13 be less than $350,000,000.00.

                                   SECTION 14

                                 INDEMNIFICATION

            (A) LESSEE agrees to indemnify, reimburse, and hold harmless the Indemnitees from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any reasonable costs and expenses in connection herewith, including attorney's fees and expenses (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to the Aircraft or this Lease, arising out of events occurring on or subsequent to the Effective Date, or the breach of any representation, warranty or covenant made by LESSEE hereunder, including, but not limited to, (i) the condition, manufacture, delivery, lease, acceptance, rejection, possession, return, disposition, use, or operation of the Aircraft (including, but not limited to, latent and other defects whether or not discoverable by LESSEE or LESSOR) either in the air or on the ground; or (ii) any defect in the Aircraft arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of such Aircraft, regardless of when such defect shall be discovered, whether or not such Aircraft is at the time in the possession of LESSEE, and regardless of where such Aircraft may then be located; or (iii) this Lease or any other transaction, approval, or document contemplated hereby or given or entered into in connection herewith; provided, however, that LESSEE shall be subrogated to all rights and remedies which LESSOR may have against the Manufacturer or Engine Manufacturer.

                  LESSEE hereby waives and releases any claim now or hereafter existing against any Indemnitee, on account of any Claims for or on account of or arising or in any way connected with injury to or death of personnel of LESSEE or loss or damage to property of LESSEE or the loss of use of any property which may result from or arise in any manner out of or in relation to the leasing, condition, use, or operation of the Aircraft, either in the air or on the ground during the Term, or which may be caused during the Term by any defect in such Aircraft from any material or any article used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul, or testing of such Aircraft regardless of when such defect may be discovered, whether or not such Aircraft is at the time in the possession of LESSEE, and regardless of the location of such Aircraft at any such time.

                  Without limitation upon LESSEE's liability under this Section 14, LESSEE hereby agrees to indemnify, reimburse, and hold each Indemnitee harmless from any Claims in any manner imposed upon or accruing against each Indemnitee because of the manufacture, use, or operation of the Aircraft, any design, article, or material therein or relating thereto, because of infringement of patent or any other right. LESSEE hereby agrees, and shall have the right, to assume and conduct promptly and diligently at its sole cost and expense, the entire defense of any Indemnitee against any such claim, and any claim, suit, or action for which any Indemnitee is required to assume liability and to settle such claims and pay any amounts in connection with such agreed upon settlement.

                  LESSOR agrees to give LESSEE prompt notice of any claims hereunder following LESSOR's actual knowledge of such Claims, but the failure of LESSOR to give the notice required by this Section 14 shall not constitute a release by LESSOR or the Indemnitees of any obligations of LESSEE to any Indemnitees in respect of any such Claim, unless LESSEE is materially adversely affected solely by such failure of LESSOR to give such notice. Without the prior consent of LESSEE, LESSOR shall not settle or compromise any Claims that LESSEE, within a reasonable time after notice from LESSOR, has either (i) confirmed to LESSOR are subject to indemnification pursuant to this Clause 14, or (ii) agreed to assume, and to conduct promptly and diligently at its sole cost and expense, the entire defense thereof.

                  The indemnifications contained in this Section 14 shall continue in full force and effect notwithstanding any expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

            (B) Exceptions. In no event shall the indemnity provided for in
Section 14(A) extend to any Claim or disbursement of any Indemnitee resulting from, pertaining to or arising in any manner out of, or in any manner relating to the willful misconduct of any Indemnitee; or to the extent accruing either before the Effective Date or after the Aircraft has been returned to or repossessed by LESSOR; or which is a cost or expense required to be paid by LESSOR hereunder; or which would not have been incurred by LESSOR if LESSOR had not been in breach of its representations, warranties and covenants in this Lease; or which results from LESSOR's Liens or Taxes (without prejudice to LESSEE's obligations set forth in this Lease concerning Taxes).

                                   SECTION 15

                                      LIENS

            LESSEE shall not directly or indirectly create, incur, assume, or suffer to exist any Lien on or with respect to the Aircraft, title thereto, or any interest therein, except Permitted Liens. LESSEE shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien (except for Permitted Liens) directly or indirectly created, incurred, assumed or suffered to exist by LESSEE if the same shall arise at any time with respect to the Aircraft, title thereto or any interest therein.

                                   SECTION 16

                   PERFECTION OF TITLE AND FURTHER ASSURANCES

            (A) Except through the action or inaction of LESSOR, if, at any time, any filing or recording is reasonably necessary to protect the interest of Mortgagee or LESSOR, LESSEE shall, at its own cost and expense, cause this Lease, the Lease Assignment financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, so far as permitted by applicable Law, to be kept, filed and recorded and to be re-executed, re-filed and re-recorded at all times in the appropriate office pursuant or in relation to any Laws of any Governmental Entity, as LESSOR or Mortgagee may request, to perfect, protect, and/or preserve the rights and interests of LESSOR or Mortgagee hereunder and in the Aircraft, and LESSEE shall furnish to LESSOR evidence satisfactory to LESSOR and Mortgagee of each such filing, re-filing, recordation and re-recordation.

            (B) Without limiting the foregoing, LESSEE shall do or cause to be done, at LESSEE's cost and expense, any and all acts and things which may be required under the terms of the Convention on the International Recognition of Rights in Aircraft ("Mortgage Convention") to perfect and preserve the title of LESSOR to the Aircraft within the jurisdiction of any signatory which has ratified the Mortgage Convention, as LESSOR may reasonably request. LESSEE shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdictions in which LESSEE will operate, or any and all acts and things which LESSOR may reasonably request to perfect and preserve LESSOR's ownership rights regarding the Aircraft within any such jurisdiction and Mortgagee's first priority lien and security interest in and to the Aircraft and Lease as evidenced by the Mortgage and Lease Assignment.

            (C) LESSEE will not suffer any matter or thing whatsoever whereby the LESSOR's title in and to the Aircraft may be impaired on account of LESSEE's or any transferee's lease or operation of the Aircraft.

                                   SECTION 17

                       REDELIVERY OF AIRCRAFT AND RECORDS

            (A) Redelivery. Upon termination of the Lease with respect to the Aircraft, or pursuant to Section 19 hereof (such event being hereinafter referred to as a "Redelivery Occasion"), LESSEE, at its own expense prior to the Redelivery Occasion, shall return such Aircraft to LESSOR at the Redelivery Location or such other location as may be mutually agreed upon by LESSOR and LESSEE, fully equipped as delivered or modified as provided hereunder with all required Engines installed thereon.

            (B) Records. Upon a Redelivery Occasion applicable to the Aircraft, LESSEE, at its own expense, shall deliver to LESSOR all Aircraft Documents listed in Exhibit "B", as updated, amended or supplemented along with such other records and documents in such form as are necessary to qualify the Aircraft for the issuance of a Certificate of Airworthiness by the FAA and to be eligible to operate under FAR Part 121 specifications issued by the FAA. Such records and manuals shall be current and shall constitute an accurate representation of the condition of the Aircraft.

            (C) Condition of Aircraft. Upon a Redelivery Occasion applicable to the Aircraft, LESSEE shall return the Aircraft to LESSOR in such condition that the Aircraft shall: (1) comply with each and every return condition requirement set forth in Exhibit "I" hereto; (2) have a valid certificate of airworthiness or, at LESSOR's request, a valid certificate of airworthiness for export to a jurisdiction designated by LESSOR; and (3) shall be free and clear of all Liens, except LESSOR's Liens.

            (D) Final Inspection. Upon or next preceding a Redelivery Occasion with respect to the Aircraft hereunder, LESSEE shall make such Aircraft available to LESSOR and Mortgagee not more than five (5) days or less than three
(3) days prior to the date of the Redelivery Occasion for detailed inspection in order to verify that the condition of such Aircraft complies with the requirements set forth above (such inspection being hereinafter referred to as the "Final Inspection"). Such Final Inspection may be scheduled at an appropriate maintenance facility of the Authorized Maintenance Performer then performing maintenance of such Aircraft, pursuant to Subsection 7(D) hereof, and LESSEE shall give LESSOR and Mortgagee not less than ten (10) days' prior written notice of the location and commencement date of such Final Inspection. The last "C" Check (or the equivalent thereof under the Maintenance Program) and the period allowed for the Final Inspection shall have such duration as to permit LESSOR to inspect the Aircraft and the Aircraft Documents in accordance with this Section 17 and Exhibit "I".

            (E) No more than three (3) of LESSOR's and Mortgagee's representatives shall be permitted to attend each phase of activity required to be conducted during the last "C" Check and the Final Inspection. The Final Inspection shall commence on the dates designated pursuant to Sections 17(D) and 17(G) with respect to the Aircraft and Aircraft Documents, respectively, and shall continue on consecutive days until all activity required above to be performed during the Final Inspection has been concluded. During the maintenance checks performed immediately prior to the Redelivery Occasion and at the actual return of the Aircraft, LESSOR, Mortgagee and/or their representatives will have an opportunity to conduct a complete inspection of the Aircraft's physical condition including a full operational inspection of the Aircraft systems, including the opening, in order to verify any aspect, of the condition of any area of the Aircraft which would normally be accessible during the maintenance check being performed, or at LESSOR's request and expense any other area, provided that the Final Inspection, excluding time to correct deficiencies, does not extend for more than seventy-two (72) hours beyond the Final Inspection. In addition, a maintenance record review may also be performed to evaluate the extent to which the Aircraft has been maintained in an airworthy condition in accordance with requirements of this Lease. Any deficiencies from the Aircraft return condition requirements set forth in this Section 17 and in Exhibit "I" will be corrected by LESSEE at its cost prior to the Acceptance Flight as hereinafter defined. Immediately prior to the proposed redelivery of the Aircraft, LESSEE will carry out for LESSOR, Mortgagee and/or LESSOR's representatives an Aircraft acceptance flight (the "Acceptance Flight") (which may be the ferry flight to the Return Location) in accordance with LESSEE's comprehensive test flights procedures or, if agreed to in writing by LESSOR, in accordance with an airline acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures but in any event not more than one and one-half (1 1/2) hours. Flight costs and fuel will be furnished by and at the expense of LESSEE. Any deficiencies from the Aircraft return condition requirements set forth in this Section 17 and Exhibit "I" will be corrected by LESSEE at its cost prior to return of the Aircraft.

            (F) To the extent that any portion of the Final Inspection extends beyond the date of a Redelivery Occasion, the Term shall be deemed to be automatically extended, and the LESSEE shall be obligated to continue to insure the Aircraft, in accordance with the provisions of this Lease, and to pay Rent hereunder, on a daily basis, calculated at a daily rate equal to 100% of the per diem Basic Rent for the first five days and at a daily rate equal to 150% of the per diem Basic Rent thereafter until the Final Inspection shall have been concluded. All storage expenses attributable to any extension of the Term pursuant to the preceding sentence shall be payable by LESSEE. Notwithstanding the foregoing, in the event that the Final Inspection evidencing that the

Aircraft and Aircraft Documents are in conformity with the provisions of this Lease has not been or, in LESSOR's reasonable judgment, will not be concluded by the tenth (10th) day from the scheduled end of the Term, then, in such event, LESSOR shall have the right to elect to take possession of the Aircraft and Aircraft Documents and perform, or cause to be performed, such repairs as are necessary to bring the Aircraft and Aircraft Documents into conformity with the provisions of this Lease with respect to redelivery of the Aircraft and Aircraft Documents on a Redelivery Occasion. In the event LESSOR makes the election set forth in the immediately preceding sentence, then, in such event, (i) the Term shall be deemed extended until the Aircraft and Aircraft Documents are in conformity with the provisions of this Lease with respect to redelivery but the obligation of LESSEE to pay Rent hereunder shall terminate, except that LESSEE shall pay Supplemental Rent in an amount equal to the costs reasonably incurred by LESSOR to bring the Aircraft and Aircraft Documents into conformity with the provisions of this Lease; and (ii) the amount of Supplemental Rent payable by LESSEE to LESSOR may, at the election of LESSOR, be deducted from the Security Deposit or Related Security Deposit then held by LESSOR and, to the extent that such Security Deposit or Related Security Deposit is insufficient to pay such Supplemental Rent (or if LESSOR has not elected to apply such Security Deposit or Related Security Deposit as provided for herein), LESSEE shall, upon demand made by LESSOR, pay to LESSOR such additional amounts as shall be necessary to fully pay the Supplemental Rent.

            (G) Aircraft Documentation. In order to enable LESSOR to prepare for its Final Inspection of the Aircraft, (i) upon LESSOR's request, LESSEE will make copies available of (a) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (b) airworthiness directive status list, (c) service bulletin incorporation list,
(d) rotable controlled, hard time and life limited component listings, (e) interior material burn certificates, (f) complete workscope for the checks, inspections and other work to be performed prior to return, and (g) current Engine disk sheets, and (ii) LESSEE agrees to make available at LESSEE's maintenance base to LESSOR, not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Documents listed in Exhibit "B" hereto, together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft as LESSOR may request.

            (H) LESSEE's Correction and Subsequent Corrections. To the extent that the Aircraft, any Engine or any of the Aircraft Documents fails upon a Redelivery Occasion to conform to any requirement imposed by Section 17 hereof, LESSOR may, at its option:

                  (1) continue the Lease in effect in the manner provided for in
            Subsection 17(F) above with regard to automatic extension with respect to such Aircraft until such time as the nonconforming items are corrected; or

                  (2) request LESSEE to pay, and LESSEE shall pay to LESSOR, an amount equal to the amount required (labor and materials) by the then current Authorized Maintenance Performer or any other Person, as the case may be, agreed upon by LESSOR and LESSEE on the date of such Redelivery Occasion, to correct such nonconforming items. Any such amount payable by LESSEE to LESSOR for such correction shall become Supplemental Rent, payable by LESSEE within five (5) days following the submission of a written statement by LESSOR to LESSEE identifying the items corrected or to be corrected and setting forth the expense of such correction. LESSEE's obligation to pay such Supplemental Rent shall survive the passage of the early termination of the Term or other termination of this Lease. In addition to the preceding, and under the same payment terms, LESSEE, with regard to any time-limited component installed on such Aircraft which does not satisfy the return condition requirements of this Section 17 upon a Redelivery Occasion, LESSEE shall pay LESSOR, at the time of a Redelivery Occasion, an amount equal to the amount which would be required to be paid to the Person selected by the then current Authorized Maintenance Performer or any other person, as the case may be, agreed upon by Lessor and Lessee on the date of such Redelivery occasion, for putting such item in such condition.

            (I) Dispute as to Compliance with Return Conditions. Should there be any dispute as to whether the Aircraft meets the return conditions, the matter shall be resolved by an independent knowledgeable aviation maintenance expert reasonably acceptable to both parties. The standard to be applied in ascertaining compliance with the redelivery conditions set out in this Section 17 shall be that applied after taking into account the levels of tolerance set out in the Maintenance Program.

                                   SECTION 18

                                EVENTS OF DEFAULT

            Each of the following events shall constitute an Event of Default:

            (A) LESSEE shall fail to make any payment of Rent when due under this Lease and such payment shall be overdue for a period of three (3) Business Days after written notice by Lessor to Lessee;

            (B) LESSEE shall fail to carry and maintain insurance on or with respect to the Aircraft and this Lease in accordance with the provisions of
Section 13 hereof or shall operate the Aircraft or permit the Aircraft to be operated in violation of any insurance policy required to be provided pursuant to Section 13 hereof;

            (C) Except as otherwise expressly provided in this Section 18 and Subsection 18(B) above for which no notice is required, LESSEE shall fail to perform or observe any covenant, condition or agreement to be performed or observed by LESSEE under the Lease or any other Lease Document to which LESSEE is a party and such failure shall continue for a period of thirty (30) days after written notice thereof from LESSOR to LESSEE, provided that such right of remedy shall only exist in respect of not more than three (3) cumulative failures (not including any breach or default by the LESSEE of performance of its obligations under Subsection 18(L) after the date hereof);

            (D) Any representation or warranty made by LESSEE herein, or in any notice, certificate or other document furnished by or on behalf of LESSEE herein to LESSOR or its assigns, shall prove to have been incorrect in any material respect when made;

            (E) LESSEE shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property, or LESSEE shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or LESSEE shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any Laws dealing with bankruptcy, insolvency, moratorium or creditors' rights generally (any or all of which are hereinafter referred to as "Bankruptcy Laws"), or an answer admitting the material allegations of a petition filed against LESSEE in any such proceeding, or LESSEE shall by voluntary petition, answer or consent to or seek relief under the provisions of any Bankruptcy Laws;

            (F) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of LESSEE, a receiver, trustee or liquidator for LESSEE or any substantial part of its property, or any substantial part of the property of LESSEE shall be sequestered, and any such order, judgment, decree or appointment, or sequestration, shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof;

            (G) A petition against LESSEE in a proceeding under the Bankruptcy Laws of any Governmental Entity shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any Bankruptcy Laws which may apply to LESSEE, any court of competent jurisdiction shall assume jurisdiction, custody or control of LESSEE or of any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days;

            (H) LESSEE shall be dissolved or liquidated, shall terminate its existence or suspend its operations, shall lose any right, privilege or franchise necessary to maintain its corporate existence, or shall dispose of all or substantially all of its properties to any Person (in each case, except as otherwise permitted hereunder);

            (I) LESSEE shall make or permit any assignment or transfer of this Lease or of possession of the Aircraft other than as permitted hereunder;

            (J) Any license, permit, authorization, consent, approval, notification, registration or filing now or hereafter necessary to enable LESSEE to perform or comply with its obligations under the Lease shall fail to be timely issued, granted or made, or shall expire or lapse and shall not be forthwith renewed or extended or shall be revoked, withdrawn, withheld or adversely modified, or shall cease to be in full force and effect;

            (K) All or a substantial part of the properties of LESSEE shall be condemned, seized or otherwise appropriated for custody or control, or such property shall be assumed by any Governmental Entity or any court or other Person purporting to act under the authority of any Governmental Entity, or LESSEE shall be prevented from exercising normal control over all or a substantial part of its properties, if such events as set forth in this Subsection 18(K) are not remedied within sixty (60) days after they occur;

            (L) The LESSEE fails to pay any Indebtedness exceeding $500,000.00 individually or in the aggregate when due (giving affect to all applicable grace periods) or any Indebtedness exceeding $500,000.00 individually or in the aggregate of the LESSEE becomes or is declared to be due and is accelerated, unless LESSEE is contesting its liability in respect of such Indebtedness by proceedings being contested in good faith and diligently prosecuted and for which appropriate reserves have been made by the LESSEE, all as evidenced to the reasonable satisfaction of the LESSOR, and the LESSOR is reasonably of the view that its interest in the Aircraft is not adversely prejudiced thereby;

            (M) This Lease or any Lease Document is or becomes wholly or partly invalid, ineffective or unenforceable and the LESSOR determines that such invalidity, ineffectiveness or unenforceability will or may have a material adverse effect upon the rights of the LESSOR or the ability of the LESSEE to perform its obligations under this Lease or such Lease Document and alternative arrangements satisfactory to the LESSOR are not entered into by the LESSEE; or

            (N) If any Related Lease Event of Default shall occur and be continuing.

                                   SECTION 19

                                    REMEDIES

            Upon the occurrence of any Event of Default, and at any time thereafter so long as the same shall be continuing, LESSOR may, at its option, declare this Lease to be in default, and at any time thereafter, so long as LESSEE shall not have remedied any outstanding Event of Default, LESSOR may exercise one or more of the following remedies with respect to the Aircraft as LESSOR in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with, any mandatory requirements of applicable Law then in effect; provided, however, that upon the occurrence of any Event of Default specified in paragraphs (F), (G) or (H) of Section 18, LESSOR shall be entitled automatically, as of the day prior to such occurrence, to exercise any of the following remedies without declaring this Lease to be in default or making demand or giving notice or the taking of any other action:

            (A) Demand that LESSEE, and LESSEE shall, upon the written demand of LESSOR, at LESSEE's expense, return the Aircraft and Aircraft Documents promptly to LESSOR in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 17 hereof; or LESSOR, at its option and to the extent permitted by applicable Law, may enter upon the premises where all or any part of the Aircraft and Aircraft Documents are located and take immediate possession of and remove the same, by summary proceedings or otherwise, all without liability accruing to LESSOR for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

            (B) Sell the Aircraft at public or private sale, as LESSOR may determine, or otherwise dispose of, hold, use, operate, lease to others, or keep idle the Aircraft, as LESSOR in its sole discretion may determine, all free and clear of any rights of LESSEE and without any duty to account to LESSEE with respect to such action or inaction, or for any proceeds with respect thereto;

            (C) Demand (whether or not LESSOR, pursuant to Subsection 19(B) hereof, may have sold the Aircraft) that LESSEE pay LESSOR, and LESSEE shall upon such demand pay to LESSOR, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Rent for such Aircraft due after such payment occurs), any accrued and unpaid Rent for such Aircraft due up to the time LESSOR demands such payment, plus the amount by which the Agreed Value of such Aircraft exceeds the net cash proceeds of any sale of such Aircraft, together with interest at the Overdue Rate on such Agreed Value or portion thereof and such unpaid Rent from the date of LESSOR's demand to the date such payment is made;

            (D) Proceed by appropriate court action or actions, either at Law or in equity, to enforce performance by LESSEE of the applicable covenants of this Lease (including, but not limited to, LESSEE's obligation to pay Rent for the Term) and to recover damages for the breach thereof, or to rescind this Lease as to the Aircraft (which rescission shall not release LESSEE from its financial obligations hereunder);

            (E) Terminate this Lease or any of LESSEE's rights hereunder by written notice, and repossess the Aircraft and Aircraft Documents, provided such termination shall not release LESSEE from its financial obligations hereunder;

            (F) Use and apply the Security Deposit or the Related Security Deposit to satisfy any of the obligations of LESSEE set forth in this Lease or in the Related Lease Agreement;

            (G) Should the LESSEE fail to return the Aircraft and Aircraft Documents upon termination of the Lease for any reason whatsoever except due to an Event of Loss and as set forth in Subsection 17(D)(3) without prejudice to LESSOR's rights hereunder to demand return of the Aircraft in the condition required by this Section, LESSEE shall continue to pay Rent to LESSOR for each day the Aircraft remains in LESSEE's possession at the rate of l/15 of the monthly Basic Rent then in effect.

                  In addition, LESSEE shall be liable for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for the time remaining in the Term without giving effect to any early termination of this Lease, together with interest thereon at the Overdue Rate from the date such Rent was due, and for all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of LESSOR's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft, in accordance with the terms of Section 17 hereof, or with placing such Aircraft in such condition.

                  Except as otherwise expressly provided above, no remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to LESSOR under any applicable Law, and the exercise or commencement of exercising by LESSOR of any one or more of such remedies shall not preclude the simultaneous or later exercise by LESSOR of any or all such other remedies. No express or implied waiver by LESSOR of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. LESSEE hereby agrees that, except as provided in this Section 19, any financing profit or savings accruing to LESSOR by virtue of LESSEE's default and LESSOR's subsequent sale, re-letting, or award shall in no way reduce, offset or mitigate the damages for which LESSEE is liable hereunder.

                  If the Lease is terminated in accordance with Subsection 19(E), LESSEE hereby appoints LESSOR as LESSEE's irrevocable agent and attorney-in-fact, as set forth in Exhibit "E", to execute all documents deemed necessary to release, terminate and void LESSEE's interest in the Aircraft leased hereunder, and to file said documents for recordation with the Air Authority and the appropriate Governmental Entity following the occurrence of an Event of Default, where LESSOR, at its sole discretion, may deem use of such agency necessary to effect any remedy which LESSOR chooses to exercise.

                                   SECTION 20

                                   ALIENATION

            (A) There shall be no restriction upon LESSOR's right to assign, sell, transfer, pledge, hypothecate or encumber any interest of LESSOR (hereinafter referred to generally as "Alienation") to the Mortgagee in the Aircraft, this Lease, and or the proceeds thereof and hereof, subject to rights of the LESSEE under the provisions of the Lease Assignment. Any other assignment by LESSOR hereunder shall be subject to the prior written consent of LESSEE which consent shall not be unreasonably withheld or delayed. To effect or facilitate any such assignment, sale, transfer, pledge, hypothecation or encumbrance, LESSEE agrees to provide LESSOR or LESSOR's designee or assignee with such agreements, consents, conveyances or documents as may be reasonably requested by LESSOR. The agreements, covenants, obligation and liabilities contained herein, including, but not limited to, all obligations to pay Rent and indemnify LESSOR, are made for the benefit of LESSOR, Mortgagee and their respective successors and assigns, notwithstanding the possibility that any such Person was not originally a party to this Lease or may, at the time such enforcement is sought, not be a party to this Lease.

            (B) In the case of any Alienation or assignment by LESSOR pursuant to the provisions of Section 20, LESSEE shall execute and deliver to LESSOR promptly (at LESSOR's cost except that LESSEE shall pay the cost of its attorney), upon request of LESSOR, any consents or agreements required for the perfection of such assignment provided that such consent or other documents does not affect LESSEE's rights under Subsection 21(G) below.

                                   SECTION 21

                                  MISCELLANEOUS

            (A) Severability, Amendment and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged, or terminated orally, but only by an instrument in writing expressed to be a supplement to this Lease, signed by an officer of the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease for the Term of the Lease, and nothing herein shall be construed as conveying to LESSEE any right, title or interest in the Aircraft, the Airframe, any Engine or Part except as a LESSEE only, for such Term. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Unless the context otherwise requires, all references in this instrument to designated Sections or other subdivisions hereof are to such designated Sections or subdivisions; and the words

"herein", "hereof", "hereto", "hereunder", and other words of similar import refer to this instrument as a whole and not to any particular Section or subdivision. In construing any provision of this Lease, no account shall be taken as to the party who drafted same and no presumption shall arise or result therefrom.

            (B) Governing Law. This Lease shall in all respects be governed by and construed in accordance with the Laws of the State of New York applicable to contracts entered into in such State by residents thereof and to be performed entirely within such State.

            (C) Waiver of Jury Trial. LESSEE AND LESSOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE OR OF ANY PROVISION HEREOF.

            (D) Notice. Except as otherwise specified herein, notice, requests, demands, consents or other communications to, upon or by the respective parties hereto shall be in the English language and in writing, sent by express courier or telefax, and shall be deemed to have been duly given or made when received by the party if sent by telefax or when received by the party, if sent by express courier, addressed to the party to which such notice, request, demand or other communication is required or permitted to be given or made hereunder, at the LESSEE'S Address or LESSOR'S Address, as the case may be, or at such other address of which such Person shall have notified in writing the party giving such notice. Copies of all notices to the LESSOR shall also be sent to the Mortgagee pursuant to the Lease Assignment and to Feltman, Karesh, Major & Farbman, 152 West 57th Street, New York, New York 10019, Attn.: Loren M. Dollet, Esq., Telefax No.: (212) 586-0951.

            (E) LESSOR's Right to Perform for LESSEE. If LESSEE fails to make any payment of Supplemental Rent or fails to perform or comply with any covenant, agreement or obligation contained herein, LESSOR shall have the right, but not the obligation, to make such payment or perform or comply with such agreement, covenant or obligation, and the amount of such payment and the amount of the reasonable expenses of LESSOR incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by LESSEE upon demand. The taking of any such action by LESSOR pursuant to this Subsection 21(E) shall not constitute a waiver or release of any obligation of LESSEE under the Lease, nor a waiver of any Event of Default which may arise out of LESSEE's nonperformance of such obligation, nor an election or waiver by LESSOR of any remedy or right available to LESSOR under or in relation to this Lease.

            (F) Counterparts. This Lease may be executed simultaneously in one or more counterparts, all of which together shall constitute one and the same Lease. To the extent that this Lease constitutes chattel paper in any jurisdiction, no security interest herein may be created through the transfer of possession of any counterpart other than the counterpart marked "Original." Other than the counterpart of this Lease marked "Original," all other original executed counterparts of this Lease shall be marked "Duplicate Original."

            (G) Quiet Enjoyment and Lessor Covenant. LESSOR covenants that if, and as long as, LESSEE keeps and performs each and every covenant and agreement to be performed or observed by it hereunder and/or no Event of Default has occurred and is continuing, LESSEE shall quietly enjoy the Aircraft without interference by LESSOR or by any Person claiming by, through or against LESSOR, including, but not limited to, Mortgagee and any other security assignee of LESSOR, and none of the LESSOR or any Person claiming by, through or against LESSOR, including, but not limited to, any assignee of LESSOR, will, as long as LESSEE keeps and performs each and every covenant to be performed or observed by it hereunder, take any action which adversely affect the registration of the Aircraft. LESSOR further covenants that it will maintain all legal right, power and authority, and all licenses and authorizations, necessary to lease the Aircraft for the Term.

            (H) Brokers. LESSOR and LESSEE each agree that there has been no third party as broker or finder involved in this Lease and each party hereby indemnifies the other party from liability for fees, commissions or other claims made upon such other party due to such claims arising through it.

            (I) Jurisdiction, Service of Process. The parties hereto hereby expressly submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York in the Borough of Manhattan, City of New York with respect to any action arising out of or relating to this Lease. The parties hereto, to the fullest extent available under applicable Law, waive any claim that venue or jurisdiction is improper in such courts or that such courts constitute an inconvenient forum. Service of summons, complaint and other legal process on LESSOR or LESSEE with respect to any action arising out of or relating to this Lease may be made by mailing (registered mail, return receipt requested) a copy of any summons or other legal process to said Party at the LESSEE's address or LESSOR's address, as the case may be, or by any other procedure permitted under the Laws of the United States of America.

                  The mailing, as herein provided, of such summons or other legal process shall be deemed personal service and accepted by LESSEE or LESSOR as such, and shall be legal, effective and binding upon LESSEE or LESSOR for all the purposes of the suit.

                  Nothing in this Subsection 21(I) shall in any way be deemed to limit the ability of LESSOR or LESSEE to serve any such summonses or legal process in any other manner permitted by applicable Law or to obtain jurisdiction over the other party in such other jurisdictions, and in such manner, as may be permitted by applicable Law.

                                   SECTION 22

                       SUBLEASE; ASSIGNMENT; CRAF PROGRAM

            (A) LESSEE shall not sublease the Aircraft or assign its rights in this Lease to any other party without the prior written consent of LESSOR which consent shall not be unreasonably withheld or delayed. LESSEE agrees that it will be reasonable for LESSOR to withhold its consent if such sublease or assignment will impair or adversely affect Mortgagee's security interest in the Aircraft.

            (B) Any sublease or assignment consented to by LESSOR shall contain, among other things, the following terms and conditions:

                  (1) That such sublease or assignment is subject to and subordinate to this Lease;

                  (2) The sublease or assignment shall not relieve the LESSEE of its obligations under this Lease and the LESSEE shall continue to be primarily liable hereunder; and

                  (3) The rights of the LESSOR in any sublease shall be assigned to LESSOR as security for the performance of the obligations of LESSEE under this Lease and further assigned by LESSOR to Mortgagee.

            (C) In connection with any request by LESSEE to LESSOR to sublease the Aircraft or assign its rights in this Lease to any other party, LESSEE agrees to pay on demand to LESSOR all reasonable costs and expenses incurred by LESSOR in connection with such request, including, but not limited to, legal fees and expenses of counsel to LESSOR (such legal fees for which LESSEE shall be responsible shall include, but not be limited to, the cost of counsel reviewing all documents which LESSEE proposes to enter into in connection with such sublease or assignment).

            (D) All of LESSEE's obligations hereunder may be performed by any approved sublessee or assignee, provided however that the LESSEE shall not be released from its obligations hereunder.

            (E) LESSEE may subject the Aircraft to a Wet Lease without LESSOR's prior written consent.

            (F) So long as no Default or Event of Default shall have occurred and be continuing under this Lease, LESSEE may transfer possession of the Aircraft to the U.S. Government pursuant to the CRAF Program. In the event of
(i) a requisition for use by the U.S. Government of the Aircraft during the Term for the purpose of an Air Mobility Command Solicitation pursuant to the CRAF Program (a "CRAF Requisition") or (ii) notice to the LESSEE from the Government to the effect that the Aircraft may be subject to a CRAF Requisition (a "CRAF Activation"), LESSEE shall promptly notify LESSOR and Mortgagee and, except as otherwise specified herein, all of LESSEE's obligations under this Lease shall continue to the same extent as if such CRAF Requisition or CRAF Activation had not occurred. LESSEE agrees that no CRAF Requisition or CRAF Activation shall continue beyond the end of the Term and that, if the Airframe or any Engine is not returned by the U.S. Government prior to the end of the Term, then:

                  (1) such failure shall constitute an Event of Loss, and LESSEE and LESSOR shall comply with the provisions of Section 12; and

                  (2) the Term (including LESSEE's obligation to pay Basic Rent)
            shall be deemed extended to, and shall not expire until, the date LESSEE performs fully its obligations pursuant to Section 12.

            (G) Notwithstanding any provision in this Lease to the contrary, LESSOR and LESSEE hereby expressly acknowledge and agree that during any CRAF Requisition or CRAF Activation:

                  (1) the Aircraft shall be registered in the United States;

                  (2) LESSEE may transfer possession of the Aircraft to the U.S.
            Government, provided that the rights of any transferee of the Aircraft shall be subject and subordinate to all of the terms of this Lease and the Mortgage, including the right of LESSOR and Mortgagee to terminate this Lease and immediately repossess the Aircraft following an Event of Default;

                  (3) LESSEE shall have exclusive control of the Aircraft and shall remain primarily liable for the performance of all of the terms of this Lease to the same extent as if such CRAF Requisition or CRAF Activation had not occurred;

                  (4) there shall be no limitation on the geographic area in which the Aircraft may be operated; and

                  (5) LESSEE shall provide LESSOR and Mortgagee with the name and address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given in connection with the enforcement of remedies under this Lease, and LESSOR shall give such representative prior written notice of its enforcement of any remedies under this Lease.

            (H) LESSOR shall accept U.S. Government indemnification in lieu of insurance during a CRAF Requisition or CRAF Activation, and LESSEE's failure to maintain insurance in accordance with Section 13 hereof during a CRAF Requisition or CRAF Activation shall not constitute an Event of Default, provided, however, that in the event that LESSEE is able to maintain existing insurance coverage on the Aircraft during a CRAF Requisition or CRAF Activation, as the case may be, and the maintenance of such existing insurance during a CRAF Requisition or CRAF Activation will not result in any additional cost to Lessee which is materially in excess of the cost for the existing insurance coverage on the Aircraft immediately prior to the CRAF Requisition or CRAF Activation, as the case may be, Lessee shall not take any action or inaction which results in the termination or cancellation of such insurance. LESSEE shall promptly notify LESSOR and Mortgagee as to the existence of such indemnification and promptly furnish to LESSOR and Mortgagee a copy of such indemnification agreement and a certificate of its independent aircraft insurance brokers certifying that such indemnification and other insurance maintained by LESSEE is in full compliance with all the requirements of

Section 13. All payments received by LESSOR or LESSEE from the U.S. Government for the use of the Aircraft during or after the Term shall be paid over to or retained by LESSEE unless (i) an Event of Default has occurred and is continuing hereunder, or (ii) a deemed Event of Loss has occurred hereunder and LESSEE has not complied with all of its obligations set forth in Section 12 hereof, in either of which cases such payments shall be paid over to or retained by LESSOR to be applied in satisfaction of LESSEE's obligations hereunder.

                                   SECTION 23

                             RIGHT OF FIRST REFUSAL

            If LESSOR proposes to sell the Aircraft, which LESSOR may choose to do or not to do in LESSOR's sole discretion, and LESSOR agrees on the terms of such sale with an unaffiliated third party, then LESSOR shall send LESSEE a written notice (the "LESSOR Notice") specifying the proposed terms of such sale. LESSEE shall have the option to purchase the Aircraft on the same terms as specified in the LESSOR Notice by exercising such option in a written notice to be delivered to LESSOR within fifteen (15) Business Days of receipt of the LESSOR Notice by LESSEE, including to post within such 15 days period any deposits for performance. If the LESSEE fails to accept the offer in accordance with this Section 23 within the 15 days period, the LESSEE shall conclusively be deemed to have rejected such offer and the LESSOR may, at any time within three months thereafter, sell the Aircraft on the terms of the offer. If the LESSEE accepts the offer, LESSOR and LESSEE shall negotiate in good faith to sell the Aircraft by not later than 30 days after the LESSEE's acceptance.

                                   SECTION 24

                                ENTIRE AGREEMENT

            This Lease (including all Exhibits hereto) embodies the entire agreement and understanding between LESSOR and LESSEE relating to the subject matter hereof and supersedes all prior agreements and understandings relating hereto and neither of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth herein. This Lease may not be changed and no right granted or obligation imposed hereunder may be waived orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                   SECTION 25

                                 CONFIDENTIALITY

            LESSOR and LESSEE agree to keep this Lease and all Lease Documents and any and all documents of a financial or proprietary nature received pursuant to the provisions of this Lease confidential, and shall not disclose the existence or any portion of this Lease and any Lease Document and any and all documents of a financial or proprietary nature received pursuant to the provisions of this Lease to any person or entity, except in accordance with the terms hereof. LESSOR and LESSEE may disclose this Lease and any Lease Document on a need to know basis to: (i) its counsel, accountants, banks, financial institutions, maintenance providers, independent insurance advisors or other advisors or agents who are under a duty to or agree to hold such information confidential, (ii) if the document or information was filed as a matter of public record with a Governmental Entity or was generally available to the public at the time of disclosure (other than as a result of a disclosure by such person or entity), or (iii) as may be required by any statute, court or administrative order or decree or governmental rule or regulation or by any regulatory or supervisory governmental authority or agency or by generally accepted accounting principles.

                            [signature page follows]

            IN WITNESS WHEREOF, LESSOR and LESSEE, each pursuant to due corporate authority, have caused this Aircraft Lease Agreement [49587] to be executed by their duly authorized officers as of the day and year first above written.

LESSOR:                                    LESSEE:

OLIVIA CORP.                               RENO AIR, INC.


By: /s/ Aaron Mendelsohn                   By:
    -----------------------                    ------------------------
Name: Aaron Mendelsohn                     Name:
Title: President                           Title:

            IN WITNESS WHEREOF, LESSOR and LESSEE, each pursuant to due corporate authority, have caused this Aircraft Lease Agreement [49587] to be executed by their duly authorized officers as of the day and year first above written.

LESSOR:                                    LESSEE:

OLIVIA CORP.                               RENO AIR, INC.


By:                                        By: /s/ Robert M. Rowen
    -----------------------                    ------------------------
Name:                                      Name: Robert M. Rowen
Title:                                     Title: Vice President and General
                                                  Counsel

                        AIRCRAFT LEASE AGREEMENT [49587]

            THIS AIRCRAFT LEASE AGREEMENT [49587], made as of this 16th day of November, 1995 (the "Lease"), by and between OLIVIA CORP., a corporation formed under the laws of Delaware ("LESSOR"), and RENO AIR, INC., a corporation formed under the laws of Nevada ("LESSEE").

            WHEREAS, LESSEE desires to lease the Aircraft (as hereinafter defined) from LESSOR and LESSOR is willing to lease the Aircraft to LESSEE, in accordance with and subject to the terms and conditions of this Lease.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, LESSOR and LESSEE agree as follows:

                                   SECTION I

                                  DEFINITIONS

            The following terms shall have the following respective meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement, as amended, supplemented and modified from time to time:

            "Act" shall mean Subtitle VII of Title 49 of the United States Code and the rules and regulations promulgated thereunder.

            "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

            "Agreed Value" shall mean Fourteen Million Dollars ($14,000,000.00) with respect to the Aircraft.

            "Air Authority" shall mean, as applicable, the DOT, the FAA and/or the Administrator of the FAA, or any predecessor or successor thereto.

            "Aircraft" shall mean the Airframe, together with the two (2) Engines (or any Replacement Engine substituted for either of such Engines hereunder), all as more particularly described on Exhibit "A" hereto, whether or not any of such initial or Replacement Engines may, from time to time, be installed on such Airframe or may be installed on any other airframe or any other aircraft.

            "Aircraft Documents" shall mean the items identified in Exhibit "B" hereto.

            "Airframe" means (i) the McDonnell Douglas model MD-87 aircraft (excluding Engines or engines from time to time installed thereon) bearing U.S. registration no. N753RA and manufacturer's serial no. 49587, and (ii) any and all Parts, so long as the same shall be incorporated in such Airframe, and any and all Parts removed from such Airframe, so long as title to such Parts shall remain vested in LESSOR in accordance with the terms of Section 8(A).

            "Airframe Reserve" shall have the meaning set forth in the Lease Supplement.

            "Approved Insurer" shall mean any reputable insurance company or insurance broker, approved by LESSOR, for the purpose of providing or confirming the existence of any insurance required under this Lease.

            "APU" means (i) the auxiliary power unit listed in the Lease Supplement, (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in LESSOR in accordance with the terms of Section 8(A) after removal from such auxiliary power unit, and (iii) insofar as the same belong to LESSOR, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in clause (ii) above, as required or permitted under this Lease.

            "Authorized Maintenance Performer" shall mean any FAA authorized repair station or any authorized FAA Part 121 air carrier having the authority to perform maintenance and repairs to aircraft of the same type as the Aircraft. The identity of the Authorized Maintenance Performer and such other information about such party shall be disclosed by LESSEE to LESSOR upon LESSOR's reasonable request.

            "Basic Rent" shall mean the amount payable for the period commencing on the First Basic Rent Date through the remaining period of the Term in accordance with Section 5(A)(2) hereof and the Lease Supplement.

            "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are required or authorized to close in the States of New York or Nevada.

            "Certificate of Acceptance" shall mean the written certificate of LESSEE, in substantially the form of Exhibit "C" hereto, pursuant to which LESSEE accepts delivery of the Aircraft from LESSOR and confirms that the Aircraft is in the condition required by this Lease.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "Compensation" shall have the meaning set forth in Section 12(D) hereof.

            "Covered Maintenance" shall have the meaning set forth in Section 7(D)(iii) hereof.

            "CRAF Program" shall mean the Civil Reserve Air Fleet Program authorized under 10 U.S.C. ss. 9511 et seq.

            "Credit Standards" shall have the meaning set forth on Exhibit "J" hereto.

            "Cycle" shall mean one takeoff and landing of the Aircraft, Airframe or, with respect to any Engine not installed on the Airframe, of the airframe on which such Engine is installed.

            "Default" means any event which, upon the giving of notice or the lapse of time would constitute an Event of Default.

            "Delivery Location" shall mean Will Rogers Airport, Oklahoma City, Oklahoma or such other location in the continental United States as may be mutually agreed to by the parties.

            "Dollars" or "$" shall mean the legal currency of the United States of America.

            "DOT" shall mean the United States Department of Transportation or any governmental person, agency or authority succeeding to the functions of such Department of Transportation.

            "Effective Date" shall mean the date on which LESSEE signs and delivers to LESSOR Lease Supplement No. 1 to this Lease.

            "Engine" means (i) each of the two (2) Pratt & Whitney model JT8D-217C engines bearing manufacturer's serial numbers and otherwise as described in the Certificate of Acceptance and Lease Supplement No. 1, whether or not from time to time installed on the Airframe or installed on any other airframe or any other aircraft, and (ii) any Replacement Engine, whether or not from time to time installed on the Airframe or any other airframe or any other aircraft, together, in each case, with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine, so long as title to such Parts shall remain vested in LESSOR in accordance with the terms of Section 8(A). At such time as a Replacement Engine shall be substituted hereunder and the Engine for which the substitution is made shall be released, such Replacement Engine shall constitute an Engine hereunder and such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines leased hereunder.

            "Engine Manufacturer" means United Technologies Corporation, Pratt & Whitney Group, Commercial Products Division, a Delaware corporation, in its capacity as manufacturer of the Engines, and its successors and assigns.

            "Engine Reserves" shall have the meaning set forth in the Lease Supplement.

            "Equipment Change" shall have the meaning set forth in Section 8(C) hereof.

            "Event of Default" shall have the meaning set forth in Section 18 hereof.

            "Event of Loss" shall mean, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property: (i) loss of such property due to destruction, damage beyond repair or rendition of such property unfit for normal use by LESSEE by any cause whatsoever, or any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive total loss or a compromised total loss; (ii) the disappearance, loss, theft, hijacking, condemnation, confiscation or seizure of, or requisition of use or title of, such property for a period in excess of sixty (60) days, other than a requisition for use by the U.S. Government, provided that such requisition of use does not extend beyond the end of the Term; (iii) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 12(B) or any other provision hereof; or (iv) the operation or location of such property, while under requisition for use by the U.S. Government, in any area excluded from coverage by any insurance policy in effect with respect thereto required by the terms of Section 13, if LESSEE shall be unable to obtain an indemnity in lieu thereof from the U.S. Government on the terms provided in Section 13. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe, as set forth in Lease Supplement No. 1.

            "Expiration Date" shall mean the originally scheduled last day of the Term, as set forth in Lease Supplement No. 1.

            "FAA" shall mean the Federal Aviation Administration of the DOT or any governmental person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

            "FAR" shall mean the United States Federal Aviation Regulations currently in effect or as hereafter amended or modified.

            "First Basic Rent Date" shall mean January 15, 1996.

            "First Interim Rent Date" shall mean the earlier of (i) the date the Aircraft is placed in revenue service by the Lessee and (ii) fourteen (14) days from the Effective Date.

            "Flight Hour" shall mean each hour or fraction thereof elapsed from the moment the wheels of the Aircraft leave the ground through the moment the wheels of the Aircraft, Airframe or, with respect to any Engine not installed on the Airframe, of the airframe on which such Engine is installed, touch down upon the ground.

            "Governmental Entity" shall mean and include: (i) any national government and any political subdivision thereof or local jurisdiction therein;
(ii) any board, commission, department, division, organ, instrumentality, court or agency of the foregoing, however constituted; and (iii) any association, organization or institution of which any of the foregoing is a member, or to whose jurisdiction any of the foregoing is subject, or in whose activities any of the foregoing is a participant, but only to the extent that any such association, organization or institution has jurisdiction over the Aircraft or its operations.

            "Hourly Rent" shall mean Five Hundred ($500.00) Dollars for each Flight Hour or fraction thereof that the Aircraft is operated for any period in which Hourly Rent is required to be calculated hereunder.

            "Indebtedness" shall mean, with respect to any Person, all obligations of such Person for the payment or repayment of money, whether present or future, actual or contingent.

            "Indemnitee" means LESSOR, Mortgagee, their respective affiliated entities (and the successors, assigns, directors, officers, shareholders, employees and agents of such affiliated entities), successors and permitted assigns and their respective directors, officers, shareholders, employees and agents.

            "Interim Period" shall mean the period commencing on the First Interim Rent Date through and including January 14, 1996.

            "Interim Rent" shall mean the amount payable by LESSEE to LESSOR pursuant to Section 5(A)(1) hereof.

            "Landing Gear" means (i) each of the three landing gear listed in the Lease Supplement, (ii) any and all Parts, so long as such Parts are incorporated in, installed on, attached to or appurtenant to any such landing gear assemblies or so long as title to such Parts is vested in LESSOR in accordance with the terms of Section 8(A) after removal from any such landing gear, and (iii) all substitutions, replacements or renewals from time to time made in or to any such landing gear or to any of the Parts referred to in clause
(ii) above as required or permitted under this Lease.

            "Landing Gear Reserves" shall have the meaning set forth in the Lease Supplement.

            "Law" shall mean and include: (i) any statute, decree, constitution, regulation, order or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial or administrative interpretation or application of any of the foregoing; and (iv) any amendment or revision of any of the foregoing.

            "Lease," "this Lease," "this Agreement," "hereby," "herein," "hereof," "hereunder" or other like words shall mean this Aircraft Lease Agreement, as the same may be supplemented or amended, in writing, from time to time.

            "Lease Assignment" shall mean the Assignment of Lease and Consent between Lessor, Lessee and Mortgagee, substantially in the form of Exhibit "K" hereto.

            "Lease Documents" shall mean this Lease, each Lease Supplement, the Certificate of Acceptance, the Power of Attorney and the Lease Assignment.

            "Lease Supplement" means a supplement to this Lease, substantially in the form attached as Exhibit "D" hereto, subjecting the property described therein to this Lease.

            "LESSEE's Address" shall mean 220 Edison Way, Reno, Nevada 89502,
Attention: Paul H. Tate, Vice President Finance, Treasurer and Chief Financial Officer; Telefax No.: +1-702-829-5754.

            "LESSOR's Address" shall mean c/o Interadvice Anstalt, Landstrasse 25, FL-9490, Vaduz, Liechtenstein, Attention: Georg Kieber; Telefax No.:
+41-75-232-0542.

            "LESSOR's Liens" means the Liens of any Person claiming by, through, against or under LESSOR, which arise as a result of (i) claims by any such Person not related to, or expressly permitted by, the Lease, (ii) any act or omission of any Person claiming by, through, against or under LESSOR which is not expressly permitted by the Lease, (iii) taxes or expenses imposed against any such Person (or the consolidated group of taxpayers of which it is a member) for which LESSEE is not obligated to indemnify pursuant to Section 11, or (iv) claims against any such Person arising out of any transfer by such Person of its interest in the Aircraft, other than a transfer resulting from LESSOR's exercise of remedies, pursuant to Section 19, while an Event of Default has occurred and is continuing.

            "LIBID" means LIBOR minus 1/4%.

            "LIBOR" means the rate per annum at which deposits in Dollars are being offered to prime banks in the London interbank market at 11:00 a.m. in London by the British Bankers' Association designated banks which appears on the Telerate page 3750 on the second London Banking Day prior to any Rent Date for the period of one month (or such other page as may replace the Telerate page 3750 on that system for the purpose of displaying London Interbank Offered Rates of leading reference banks). If the LESSOR shall be unable to ascertain LIBOR when LIBOR is required to be calculated hereunder, then LIBOR shall equal the rate per annum equal to Lender's actual cost of funds in Dollars for the time remaining during the Term measured from such Rent Date.

            "Lien" shall mean any mortgage, pledge, lien, encumbrance, security interest or other claim affecting the title to, or any interest in, property.

            "Loan Agreement" means the Secured Loan Agreement dated as of November __, 1995 between Lessor and Mortgagee pursuant to which the Mortgagee has provided financing for the Aircraft.

            "London Banking Day" shall mean any day (excluding a Saturday, a Sunday or a day on which banks are required to close in London, England) on which deposits in Dollars are being offered to prime banks in the London interbank market by the British Bankers' Association designated banks.

            "Maintenance Program" shall mean LESSEE's McDonnell Douglas MD-80 FAR Part 121 FAA-approved maintenance program encompassing scheduled maintenance, condition-monitored maintenance and on-condition maintenance of airframe, engines and components of the Aircraft, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, mandatory service bulletins, mandatory engineering orders, airworthiness directives, corrosion control inspections and treatments.

            "Maintenance Reserve Date" means the 10th day after each Rent Date (other than the First Interim Rent Date) and the date of the Return Occasion.

            "Manufacturer" shall mean McDonnell Douglas Corporation, a Maryland corporation, in its capacity as manufacturer of the Airframe, and its successors and assigns.

            "Minimum Basic Rent" shall have the meaning set forth in the Lease Supplement.

            "Minimum Liability Coverage" shall mean Three Hundred Fifty Million ($350,000,000.00) Dollars per occurrence.

            "Mortgage" shall mean that certain Aircraft Chattel Mortgage and Security Agreement, dated as of the date of this Lease, made by LESSOR and delivered to Mortgagee.

            "Mortgagee" shall mean Credit Lyonnais/PK AIRFINANCE, New York Branch ("AIRFINANCE"), a corporation formed under the laws of the Grand Duchy of Luxembourg, or any transferee of AIRFINANCE in accordance with the terms of the Loan Agreement.

            "Officer's Certificate" shall mean a certificate signed by the chairman, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Person providing such certificate.

            "Overdue Rate" shall mean the rate of interest announced or published from time to time by Citibank, N.A., New York, New York as its base or prime lending rate plus three percent (3%) per annum.

            "Parts" means all appliances, parts, instruments, avionics, appurtenances, accessories, furnishings and other equipment or components, of whatever nature (other than complete Engines or Engines and other than removable Parts and any items owned by LESSEE or leased by LESSEE from a third party, other than LESSOR, in accordance with Section 8(C)), which are, from time to time, incorporated in the Airframe or any Engine, or so long as title to such Parts shall remain vested in LESSOR, in accordance with Section 8(A) hereof, after removal from the Airframe or any Engine.

            "Passenger Convenience Equipment" shall mean components or systems installed on, carried in or affixed to the Aircraft which are used to provide individual air-to-ground telephone communications for hire or electronic entertainment to passengers aboard the Aircraft and which were not originally incorporated or installed in or attached to the Aircraft at the time of delivery under this Lease.

            "Permitted Liens" shall mean, with respect to the Aircraft, the Airframe or any Engine (a) the respective rights of the parties under this Lease and each Lease Supplement; (b) LESSOR's Liens; (c) (i) liens for taxes, assessments or other governmental charges which are not yet due, or (ii) liens for taxes, assessments or other governmental charges which are due and are being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine and so long as such liens, assessment or governmental charges do not exceed $500,000.00 in the aggregate;

provided, however, that in the event such liens, assessments or governmental charges exceed $500,000.00 in the aggregate, same shall constitute a Permitted Lien, provided that LESSEE posts a bond issued by a reputable surety or bonding company in an amount equal to at least one and one-half (1-1/2) times the amount of the lien, assessment or governmental charge claimed (including all penalties and interest thereon) or, alternatively, provides LESSOR with security in an amount and form reasonably acceptable to LESSOR; (d) (i) materialmen's, mechanic's, worker's, repairer's, employee's or other like liens for amounts the payment of which is not yet delinquent for more than thirty (30) days, or (ii) materialmen's, mechanic's, worker's, repairer's, employee's or other like liens which are being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine and so long as such liens do not exceed $500,000.00 in the aggregate; provided, however, that in the event such liens exceed $500,000.00 in the aggregate, same shall constitute a Permitted Lien, provided that LESSEE posts a bond issued by a reputable surety or bonding company in an amount equal to at least one and one-half (1-1/2) times the amount of the lien claimed (including all penalties and interest thereon) or, alternatively, provides LESSOR with security in an amount and form reasonably acceptable to LESSOR; (e) liens arising out of any judgment or award, unless the judgment secured shall not, within thirty (30) days after entry thereof, have been discharged or vacated or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty (30) days after the execution of such stay, and provided such lien presents no material danger of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or of LESSOR's interest therein and so long as such liens do not exceed $500,000.00 in the aggregate; provided, however, that in the event such liens exceed $500,000.00 in the aggregate, same shall constitute a Permitted Lien, provided that LESSEE posts a bond issued by a reputable surety or bonding company in an amount equal to at least one and one-half (1-1/2) times the amount of the lien claimed (including all penalties and interest thereon) or, alternatively, provides LESSOR with security in an amount and form reasonably acceptable to LESSOR; or (f) the Lien, created by the Mortgage and Lease Assignment.

            "Person" shall mean and include any individual, corporation, partnership, firm, joint venture, trust, unincorporated organization, association, Governmental Entity, or any organization or association of which any of the foregoing is a member or participant.

            "Power of Attorney" shall mean that certain power of attorney from LESSEE to LESSOR and Mortgagee, to be executed in the form attached hereto as Exhibit "E", pursuant to which LESSEE designates each of LESSOR and Mortgagee as attorney-in-fact, upon the occurrence and continuation of an Event of Default, to do all things which LESSEE could do under this Lease in the event LESSEE fails to fulfill such obligations hereunder, including, but not limited to, executing and delivering such releases or terminations of this Lease upon the occurrence and continuation of an Event of Default or at the Expiration Date, as LESSOR or Mortgagee shall deem necessary or desirable.

            "Redelivery Certificate" shall mean the written certificate of LESSOR, in substantially the form of Exhibit "F" hereto, pursuant to which LESSOR accepts redelivery of the Aircraft from LESSEE and confirms that the Aircraft is in the condition required by this Lease on the Redelivery Occasion.

            "Redelivery Location" shall mean Reno/Tahoe International Airport, Reno, Nevada or such other location in the continental United States as may be mutually agreed to by the parties.

            "Redelivery Occasion" shall have the meaning set forth in Section 17(A) hereof.

            "Related Aircraft" shall mean any or all of the aircraft leased by LESSOR to LESSEE pursuant to the Related Lease Agreement.

            "Related Lease Agreement" means the Aircraft Lease Agreement [49641] to be entered into between Boxen Corp. and LESSEE with respect to the leasing by Boxen Corp. to LESSEE of one (1) McDonnell Douglas MD-87 aircraft bearing manufacturer's serial number 49641, as such aircraft is more particularly described in such agreement and as such agreement may, from time to time, be supplemented or amended pursuant to a written agreement entered into between Boxen Corp. and LESSEE.

            "Related Lease Default" shall mean a "Default," as defined in the Related Lease Agreement.

            "Related Lease Event of Default" shall mean an "Event of Default," as defined in the Related Lease Agreement, which shall occur and be continuing in accordance with the terms of such Related Lease Agreement.

            "Related Security Deposit" shall mean the "Security Deposit" payable by LESSEE to Boxen Corp. in the Related Lease Agreement.

            "Rent" shall mean Interim Rent, Basic Rent and Supplemental Rent.

            "Rent Adjustment" shall have the meaning set forth on the Lease Supplement.

            "Rent Date" shall mean each date on which a payment of Interim Rent and Basic Rent, as the case may be, is due. The first Rent Date shall be the First Interim Rent Date. If a Rent Date shall in any month not be a Business Day, then the Rent Date shall be the immediately following Business Day.

            "Rent Period" means any period commencing on any given Rent Date and ending on the day immediately preceding the next succeeding Rent Date, provided, however, that the last Rent Period shall end on the Expiration Date.

            "Second Interim Rent Date" shall have the meaning set forth in
Section 5(A)(1)(i) hereof.

            "Security Deposit" shall mean the amount set forth in the Lease Supplement.

            "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Interim Rent and Basic Rent) which LESSEE assumes or agrees to pay to LESSOR or any other Person hereunder, including, without limitation, all amounts required to be paid by LESSEE under its indemnification pursuant to Section 14 hereof.

            "Taxes" shall mean any and all sales, withholding, use, excise, personal property, ad valorem, value added, stamp, interest equalization or other taxes levied upon LESSOR's or LESSEE's gross levies, customs or other duties, or other charges of any nature, together with any penalties, fines or interest thereon, imposed, levied or assessed by, or otherwise payable to, U.S. Tax Authorities.

            "Term" means the period commencing on the Effective Date and expiring on the Expiration Date unless shortened in accordance with the provisions of this Lease.

            "U.S. Air Carrier" shall mean any air carrier operating under a certificate of convenience and necessity issued by the Air Authority or, in the event such certification is no longer issued to air carriers, an air carrier permitted to engage in air transportation of passengers to, from or within the United States.

            "U.S. Government" shall mean and include: (i) the Federal Government of the United States of America and any political subdivision thereof or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court or agency of the foregoing, however constituted; and
(iii) any association, organization or institution of which any of the foregoing is a member, or to whose jurisdiction any of the foregoing is subject, or in whose activities any of the foregoing is a participant, but only to the extent that any such association, organization or institution has jurisdiction over the Aircraft or its operations.

            "U.S. Tax Authorities" shall mean and include: (i) the Internal Revenue Service and any other taxing authority of the Federal Government of the United States of America; and (ii) any taxing authority of any state, county, city or local municipality of the United States of America.

            "Wet Lease" shall mean any arrangement whereby LESSEE agrees to furnish the Aircraft, Airframe or any Engine to a third party, pursuant to which such Aircraft, Airframe or Engine (i) shall remain in the exclusive possession and operational control of LESSEE's personnel, and (ii) shall be maintained exclusively by LESSEE or an Authorized Maintenance Performer in accordance with the maintenance provisions of this Lease.

                                   SECTION 2

                               LEASE OF AIRCRAFT

            LESSOR hereby agrees to lease the Aircraft to LESSEE, and LESSEE hereby agrees to lease the Aircraft from LESSOR, pursuant to the provisions of this Lease.

                                    SECTION 3

                         DELIVERY AND ACCEPTANCE; TERM

            (A) Date of Delivery. Subject to the Aircraft conforming to the conditions set forth in Exhibit "G", LESSEE shall take delivery of the Aircraft and Aircraft Documents on the Effective Date. Lessor shall deliver the Aircraft to Lessee on no later than November 20, 1995. In the event LESSOR is unable to deliver the Aircraft to LESSEE on or before November 20, 1995, and no other provision of this Lease applies which would either excuse the delay or which would provide LESSOR with any additional time to cause delivery of the Aircraft, then, in such event, LESSEE may terminate this Lease without any liability or obligation to the other hereunder.

            (B) Place of Delivery and Acceptance. The Aircraft and Aircraft Documents shall be delivered to and accepted by LESSEE at the Delivery Location, unless LESSOR and LESSEE otherwise agree in writing upon another location subsequent to the execution of this Lease. The parties agree that the Delivery Location will be selected to minimize the possibility of taxes to be assessed against LESSEE and/or LESSOR.

                  (C) Casualty to Aircraft Preceding Delivery.

                  (i) In the event that any Event of Loss occurs with respect to the Aircraft prior to the Effective Date hereof, this Lease shall terminate and neither the LESSOR nor LESSEE shall have any liability or obligation to the other hereunder.

                  (ii) In the event that on the proposed Effective Date the
            Aircraft fails to conform to the conditions set forth in Exhibit "G", LESSOR shall, within thirty (30) days from the date of the proposed Effective Date, take such reasonable action as shall be necessary to repair the Aircraft so that it conforms to the conditions set forth in Exhibit "G". If at the end of such thirty
            (30) day period of time the Aircraft fails to conform to the conditions set forth in Exhibit "G", notwithstanding LESSOR's reasonable actions pursuant to the foregoing sentence, either LESSOR or LESSEE shall have the right to terminate this Lease without any liability or obligation to the other hereunder.

            (D) Acceptance of Aircraft. The Aircraft to be leased hereunder shall be delivered to LESSEE in its "AS IS," "WHERE IS" condition, SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SUBSECTION 6(A) HEREOF, except that the Aircraft shall comply with the conditions set forth on Exhibit "G". LESSEE shall indicate and confirm its acceptance of the Aircraft by delivery to LESSOR of a (i) Lease Supplement, and
(ii) Certificate of Acceptance, dated on such Effective Date.

            (E) Term of Lease. The term of this Lease, as to the Aircraft, shall be for the Term.

            (F) No LESSOR Liability. LESSOR will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in delivery to LESSEE unless such delay or failure arises as a direct consequence of the willful misconduct of LESSOR, and in no event will LESSOR be liable for any delay or failure which is caused by any breach or delay on the part of Manufacturer.

                                    SECTION 4

                         LESSEE'S CONDITIONS PRECEDENT

            LESSOR's obligation to lease the Aircraft hereunder to LESSEE shall be subject to the receipt by LESSOR, on or before the Effective Date (or such other date as provided for herein), of the following from LESSEE, all of which shall be satisfactory in form and substance to LESSOR:

            (1) Certified copy of a resolution of LESSEE's Board of Directors, authorizing the entering into and performance of this Lease together with an incumbency certificate as to the person or persons authorized to execute and deliver this Lease and the other Lease Documents on behalf of LESSEE;

            (2) LESSEE's articles or certificate of incorporation and by-laws certified by an officer of LESSEE;

            (3) A favorable opinion of counsel of LESSEE, addressed to LESSOR, dated the Effective Date, as to the matters set forth in clauses (1) through (5) and (7) of Subsection 6(D) hereof, provided however, the opinion shall be to the best of such counsel's knowledge as to primarily factual matters;

            (4) A favorable opinion of Daugherty, Fowler & Peregrin, special FAA counsel, addressed to LESSOR, opining on such matters as LESSOR shall reasonably require, including, but not limited to, that under the Act: (i) the Aircraft is eligible for registration in the name of LESSOR; (ii) that this Lease and the Lease Assignment are eligible for recording; and (iii) that this Lease and the Lease Assignment have been filed for recording;

            (5) An Officer's Certificate of LESSEE, dated as of the Effective Date, stating that to the best of such officer's knowledge after due inquiry and investigation:

                  (a) The representations and warranties contained in Subsection
            6(D) hereof are true and accurate on and as of such date as though made on and at such time (except to the extent that such representations and warranties relate solely to an earlier date); and

                  (b) No event has occurred and is continuing, or would result from the leasing of the Aircraft, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the passage of time or both;

            (6) Not less than three (3) Business Days prior to the Effective Date, certificates signed by an Approved Insurer(s) as to due compliance with the insurance provisions of Section 13 hereof with respect to the Aircraft;

            (7) The Power of Attorney, fully signed, notarized and dated on the Effective Date, together with an original certified copy of the resolutions of LESSEE's Board of Directors (which resolutions shall be delivered on or before December 31, 1995), pursuant to which the entering into of the Power of Attorney by the holder thereof was authorized. LESSEE shall, on those dates which shall be the second, fourth, sixth and seventh anniversary dates of the Effective Date, deliver to LESSOR a currently dated replacement Power of Attorney and original certified copy of resolutions of LESSEE's Board of Directors, in form and substance satisfactory to LESSOR, whereupon LESSOR shall return to LESSEE any Powers of Attorney previously delivered by LESSEE to LESSOR;

            (8) Such UCC-1 financing statements as LESSOR shall reasonably request;

            (9) The Lease Assignment, as executed by LESSEE; and

            (10) Such other documents which LESSOR or its counsel may reasonably require.

                                   SECTION 5

                RENT, SECURITY DEPOSIT AND MAINTENANCE RESERVES

            (A) Rent. LESSEE covenants and agrees to pay to LESSOR, or to any of LESSOR's assigns designated to LESSEE in writing by LESSOR, the Rent. Time is of the essence with respect to each payment of Rent to be paid by LESSEE to LESSOR hereunder.

                  (1)   Interim Rent.

                        (i) Interim Rent shall equal the Hourly Rent for each
                  Rent Period during the Interim Period. Notwithstanding the foregoing, in no event shall the Interim Rent be less than the Minimum Basic Rent other than as set forth in paragraph (ii) of this Section.

                        (ii) Minimum Basic Rent shall be paid by LESSEE to
                  LESSOR in respect of the Aircraft, in advance, on the First Interim Rent Date. Thereafter, on the corresponding date in the immediately following month (the "Second Interim Rent Date"), LESSEE shall pay to LESSOR a pro rata portion of the Minimum Basic Rent based on the number of days remaining in the period from the Second Interim Rent Date through (but not including) the First Basic Rent Date.

                        (iii) In addition to Minimum Basic Rent, LESSEE shall
                  pay to LESSOR the following: (a) no later than five days after the Second Interim Rent Date, an amount equal to the difference, if positive, between (x) the Minimum Basic Rent and (y) Hourly Rent calculated for the period from the First Interim Rent Date through (but excluding) the Second Interim Rent Date; and (b) no later than five days after the First Basic Rent Date, an amount equal to the positive difference, if any, between: (x) the pro rated Minimum Basic Rent paid for the previous Rent Period and (y) Hourly Rent calculated for the period from the Second Interim Rent Date through (but excluding) the First Basic Rent Date.

                  (2) Basic Rent; Rent Adjustment. (i) Basic Rent shall be paid by LESSEE to LESSOR in respect of the Aircraft, in advance, commencing on the First Basic Rent Date and continuing on the corresponding date in each consecutive month during the remainder of the Term. Basic Rent shall be payable in the amount set forth on the Lease Supplement, subject to the Rent Adjustment as set forth therein.

                  (3) Supplemental Rent. LESSEE agrees to pay to LESSOR, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of LESSEE to pay any Supplemental Rent, LESSOR shall have all rights, powers and remedies provided for in this Lease or by Law or equity or otherwise in the case of nonpayment of Interim Rent or Basic Rent. LESSEE will also pay to LESSOR, on demand, as Supplemental Rent, to the extent permitted by applicable Law, interest at the Overdue Rate on any part of any installment of Interim Rent or Basic Rent not paid within five Business Days when due for the period from and including the Rent Date to and including the date of actual payment in full, and on any Supplemental Rent not paid when due or demanded by LESSOR for any period for which the same shall be overdue.

            (B) Security Deposit. LESSEE shall deliver to LESSOR the Security Deposit, on the Effective Date, to secure LESSEE's obligations under the Lease. Upon the occurrence and continuation of an Event of Default hereunder or a Related Lease Event of Default, LESSOR may use all or any part of the Security Deposit, in addition to the Related Security Deposit, together with all interest accrued thereon, in the manner provided for in this Lease.

            (C) Form of Payment. Payment of Rent, the Security Deposit and any other payments due under this Lease, shall be made in Dollars by wire transfer of immediately available funds to LESSOR or its assignee at such address and account as LESSOR may specify in writing, provided that such address shall be an address in the continental United States. Payment shall be made on the Rent Date, or the Business Day thereafter if the Rent Date is not a Business Day, so as to reach LESSOR or its designated depository not later than 1:00 p.m. local time, New York, New York, on the Rent Date or the Business Day thereafter, as the case may be.

            (D) Rent Not Reduced by Taxes. LESSEE agrees that each payment of Rent pursuant to this Lease shall be free of all Taxes and, in the event that any such Taxes are imposed, levied, assessed by, or otherwise payable with respect to or arising out of the leasing or operation of the Aircraft by LESSEE, LESSEE shall pay such amounts as are necessary to enable LESSOR and each assignee of LESSOR to whom payments of Rent are to be made by LESSEE, to receive each payment of Rent hereunder, under any circumstances and in any event, in the full amounts required hereunder on an after-tax basis, without any reduction whatsoever; provided, however, that this Section 5(D) shall not apply to Taxes not indemnified against pursuant to Section 11(B) hereof.

            (E) Maintenance Reserve. LESSEE shall pay to LESSOR, on each Maintenance Reserve Date, the Airframe Reserves, the Engine Reserves and the Landing Gear Reserves for the previous Rent Period (each a "Reserve" and collectively, the "Reserves"). Commencing on the first anniversary of the Effective Date and continuing on the anniversary of the Effective Date in each consecutive year during the Term, the per Cycle amount payable by LESSEE to LESSOR with respect to Engine Reserves shall be increased by three and one-half (3.5%) percent from the per Cycle amount of Engine Reserves payable in the preceding year. All Reserves paid by LESSEE to LESSOR will be held by LESSOR in separate accounts for each of the Airframe Reserves, Engine Reserves and Landing Gear Reserves, respectively, and shall be disbursed by LESSOR only to pay for Covered Maintenance pursuant to Section 7(D) hereof. Interest shall accrue on the Reserves at a rate equal to LIBID minus one-quarter percent per annum (the "Reserve Interest"). The Reserve Interest shall form a part of the Airframe Reserves, Engine Reserves and Landing Gear Reserves, respectively. Notwithstanding anything set forth herein to the contrary, if on any Maintenance Reserve Date (i)(a) the Flight Hours for the Airframe, (b) the aggregate Cycles with respect to the Engines, and (c) the aggregate Cycles for the Landing Gear, in each case, respectively, remaining to the next scheduled overhaul (assuming no change in intervals between checks under the Maintenance Program not approved by LESSOR, such approval not to be unreasonably withheld) are more than on the Effective Date, and (ii) LESSEE meets the Credit Standards, then LESSEE shall not be required to pay any Reserves for such Rent Period with respect to such category of Reserves. Time is of the essence with respect to the payment by LESSEE to LESSOR of Reserves. Upon the termination of the Lease with respect to the Aircraft, provided LESSEE has complied with Section 17 hereof and no Default or Related Lease Default has occurred and is continuing, all Reserves held by LESSOR and not used to reimburse LESSEE for Covered Maintenance shall become the property of LESSEE.

            (F) Net Lease, LESSEE's Obligations; No Set off or Counterclaim. This is a net lease. It is the intent of the parties hereto that this Lease be a "true lease" and an agreement treated as a "lease" under the provisions of the Code. Except as otherwise provided herein (including, without limitation, in Section 5(C)), and without limiting LESSEE's rights in the event of a breach of Section 21 (G), LESSEE's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any Set off, counterclaim, recoupment, defense or other right which LESSEE may have against LESSOR; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by LESSEE for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against LESSEE; or (iv) any restriction, prevention or curtailment of, or interference with, any use of the Aircraft, Airframe or any Engine.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

            (A) Disclaimer of Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF LESSOR SET FORTH IN SECTION 6(B), NEITHER LESSOR NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR REPRESENTATIVES HAS MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (I) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (II) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (III) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (IV) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR

IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

            (B) LESSOR's Representations. As an exception to the foregoing, LESSOR represents, warrants and covenants as follows:

                  (1) LESSOR has the lawful right to lease the Aircraft to
            LESSEE in accordance with the terms of this Lease;

                  (2) LESSOR is a corporation duly organized and existing in good standing under the laws of Delaware and has the corporate power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Lease and all other Lease Documents to which LESSOR is a party;

                  (3) This Lease and all other Lease Documents to which LESSOR is a party have been duly authorized by all necessary corporate action on the part of LESSOR, do not require any approval of the stockholder of LESSOR (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by LESSOR with any of the terms and provisions hereof will contravene any Law applicable to LESSOR or result in any breach of, or constitute any default under, or result in the creation of any Lien other than to the Mortgagee upon any property of LESSOR under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-law, or other agreement or instrument to which LESSOR is a party or by which LESSOR or its properties or assets may be bound or affected;

                  (4) This Lease and all other Lease Documents to which LESSOR is a party have been duly entered into and delivered by LESSOR and constitute the valid, legal and binding obligations of LESSOR, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium, reorganization and similar Laws and by general principles of equity, whether considered in a proceeding at Law or in equity; and

                  (5) LESSOR has good title to the Aircraft.

                  THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN
            THIS SECTION 6(B) CONSTITUTE THE SOLE EXCEPTION TO SUBSECTION 6(A) AND ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES OF LESSOR EXPRESS OR IMPLIED.

            (C) Manufacturer's Warranties. So long as LESSEE is not in default under this Lease, LESSOR agrees to assign or otherwise make available to LESSEE such rights as LESSOR may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, Engine Manufacturer, any subcontractor or supplier thereof, to the extent that the same may be assigned or otherwise made available to LESSEE and, to the extent that the same may not be assigned or otherwise made available to LESSEE, LESSOR agrees, upon the written request of LESSEE, to exert its efforts, at LESSEE's sole cost and expense, to enforce such rights as LESSOR may have with respect thereto for the benefit of LESSEE; provided, however, that upon an Event of Default all such rights shall, without further action or notice, immediately revert to LESSOR, including all claims thereunder, whether or not perfected. On the date of the Redelivery Occasion, the benefit of any warranty assigned by LESSOR to LESSEE pursuant hereto will be reassigned automatically to LESSOR or its designee. LESSEE's rights under such warranties (including LESSEE's claims and rights to payment thereunder) will revert to LESSOR during any period in which an Event of Default is continuing upon the provision of notice by LESSOR to LESSEE. LESSEE at its own cost and expense will do all such things and execute such documents as may be required for this purpose. LESSEE will diligently and promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft and will provide notice of the same to LESSOR.

            (D) LESSEE's Representations and Warranties. LESSEE represents and warrants, as of the Effective Date, and all such representations and warranties being continuing, that:

                  (1) LESSEE is a corporation duly organized and existing in good standing under the Laws of Nevada and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

                  (2) This Lease and all other Lease Documents to which LESSEE is a party have been duly authorized by all necessary corporate action on the part of LESSEE, does not require any approval of the stockholders of LESSEE (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by LESSEE with any of the terms and provisions hereof will contravene any Law applicable to LESSEE or result in any breach of, or constitute any default under, or result in the creation of, any lien, charge or encumbrance upon any property of LESSEE under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-law, or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected;

                  (3) LESSEE has received or has complied with every required consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any Governmental Entity having jurisdiction with respect to the execution and delivery of this Lease and all other Lease Documents to which LESSEE is a party or the validity and enforceability hereof and thereof,

                  (4) This Lease and all other Lease Documents to which LESSEE is a party have been duly entered into and delivered by LESSEE and constitutes a valid, legal and binding obligation of LESSEE, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or other similar Laws and by general principles of equity, whether considered in a proceeding at Law or in equity;

                  (5) There are no suits or proceedings pending, or to the knowledge of LESSEE, threatened against or affecting LESSEE, which are reasonably expected to have a material adverse effect on the financial condition or business of LESSEE or upon LESSEE's ability to perform its obligations hereunder;

                  (6) LESSEE has filed or caused to be filed all material tax returns which are required to be filed by LESSEE and has paid or caused to be paid all Taxes shown to be due or payable on said returns or on any assessment received by LESSEE, except those the validity of which is contested by LESSEE in good faith by appropriate proceedings duly instituted and diligently prosecuted;

                  (7) LESSEE is an "air carrier operating under a certificate of convenience and necessity," as such quoted language is used and defined under 11 U.S.C. ss. 1110 ("Section 1110"), and this Lease constitutes a "lease" under
Section 1110 and LESSEE is a Certificated Air Carrier pursuant to chapter 447 of Title 49 of the United States Code;

                  (8) The obligations of LESSEE under the Lease Documents constitute direct, general and unconditional obligations of the LESSEE; and

                  (9) No event has occurred which constitutes, or with the giving of notice or passage of time or both would constitute, an Event of Default under this Lease.

            (E) Notification. During the Term of this Lease, LESSEE shall notify LESSOR in writing of any condition that materially changes the content of the representations and warranties made as of the Effective Date under Section 6(D) hereof, within five (5) days of LESSEE's knowledge thereof.

                                    SECTION 7

              POSSESSION, USE, MAINTENANCE, TITLE AND REGISTRATION

            (A) Possession. Except as expressly provided in Subsection 8(B) and
Section 22, LESSEE shall not transfer possession of the Aircraft or any Engine or part thereof to any Person without the prior written consent of LESSOR, which consent shall not be unreasonably withheld, provided that, so long as no Default shall have occurred and be continuing and so long as LESSEE shall comply with the provisions of Section 13 hereof, LESSEE may, so long as the action to be taken shall not deprive LESSOR of its title to and interest in the Aircraft, the Airframe or any Engine and shall not adversely affect the registration of the Aircraft under the Laws of the U.S. Government, without the prior written consent of LESSOR, deliver possession of the Aircraft, the Airframe or any Engine or other Part thereof to the Manufacturer, the Engine Manufacturer or Authorized Maintenance Performer, as appropriate, for testing, service, repair, maintenance or overhaul work on the Aircraft, the Airframe, any Engine or Part, or for alterations, modifications, or additions thereto, to the extent required or permitted by the terms of Subsection 7(D) hereof.

            (B) Use. LESSEE shall use the Aircraft solely in commercial passenger carrying operations and normal training, maintenance, ferry and other such related operations in accordance with all Laws applicable to it and shall not use or permit the Aircraft to be used for any purpose for which the Aircraft is not designed or reasonably suited.

            (C) Lawful Insured Operations. LESSEE shall not permit the Aircraft to be maintained, used, or operated in violation of any Law of any Governmental Entity having jurisdiction, or contrary to the Manufacturer's or Engine Manufacturer's operating manuals and instructions, or in violation of any airworthiness certificate, license, or registration relating to the Aircraft issued by the U.S. Government, unless the validity thereof is being contested in good faith and by appropriate proceedings duly instituted and diligently prosecuted, but only so long as such proceedings will not result in the sale, forfeiture, loss of valid insurance coverage upon, or loss of, the Aircraft, the Airframe, any Engine or any Part. LESSEE shall comply with the foregoing at its sole cost and expense and shall maintain the Aircraft in proper condition for operation under such Laws. LESSEE agrees not to operate the Aircraft, or to permit or suffer the Aircraft to be operated, within or into any geographic area:

                  (1) unless the Aircraft is at all such times covered by
            insurance as required by the provisions of Section 13 hereof or the indemnity given by the United States Government pursuant to Section 22(F) hereof,

                  (2) contrary to the terms of such insurance, as required by the provisions of Section 13 hereof or the indemnity given by the United States Government pursuant to Section 22(F) hereof; and

                  (3) in violation of any Law, rule, order or regulation of any
            Governmental Entity.

LESSEE shall deliver to LESSOR such documents and assurances as LESSOR may request under the provisions of Section 16 hereof to evidence compliance with the foregoing.

            (D) Maintenance.

                  (i) LESSEE, at its own cost and expense shall:

                        (a) service, repair, maintain, overhaul, test, or cause
            the same to be done to the Aircraft so as to keep the Aircraft in as good operating condition as when delivered to LESSEE hereunder, ordinary wear and tear excepted, in accordance with Manufacturer's type design and in such operating condition as required by the Maintenance Program and as may be necessary to enable the United States airworthiness certification of the Aircraft to be maintained in good standing at all times under FAR Part 121 standards and the applicable Laws of the U.S. Government;

                        (b) perform all routine and non-routine services,
            checks, inspections, including any structural inspections requirements (SSID's) and "A", "B", "C," "15,000 Hour" or "30,000 Hour" checks (or the equivalent thereof) required by the Maintenance Program or the FAA;

                        (c) maintain all records, logs and other materials
            required by applicable Laws of any Governmental Entity and the FAA to be maintained in respect of the Aircraft, including, but not limited to, serviceable component tags required by the FAA;

                        (d) throughout the Term of this Lease, provide LESSOR
            with not less than two weeks prior written notice of the scheduled commencement date of each "C", "15,000 Hour" or "30,000 Hour" check (or their equivalent) to be performed on the Aircraft and the location where such checks will be performed;

                        (e) designate representatives to coordinate with LESSOR
            or LESSOR's representatives on maintenance and warranty matters;

                        (f) incorporate in the Aircraft prior to the terminating
            or compliance date all applicable airworthiness directives or equivalent (referenced to in this Lease as "Airworthiness Directives") of the FAA, all alert service bulletins of the Manufacturer, Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and any service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines and Parts;

                        (g) incorporate in the Aircraft all other service
            bulletins of the Manufacturer, the Engine manufacturer and other vendors which LESSEE schedules to adopt within the Term for the rest of its MD87 aircraft fleet. It is the intent of the parties that the Aircraft will not be discriminated from the rest of LESSEE's fleet in service bulletin compliance (including method of compliance) or other maintenance matters. LESSEE will not discriminate against the Engines with respect to overhaul build standards and life limited part replacements;

                        (h) incorporate in the Maintenance Program for the
            Aircraft a corrosion prevention and control program as recommended by Manufacturer and approved by the FAA, and correct any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer;

                        (i) provide LESSOR will written summaries of all
            sampling programs involving or affecting the Aircraft;

                        (j) properly document all repairs, modifications and
            alterations and the addition, removal or replacement of equipment, systems or components in accordance with the rules and regulations of the FAA and reflecting such items in the Aircraft Documentation. In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer's Structural Repair Manual (or FAA-approved data supported by FAA Form 8110-3 or equivalent). All modifications and alterations will also be accomplished in accordance with FAA-approved data supported by FAA Form 8110-3 or equivalent.

                  (ii) All maintenance of the Aircraft and Engines shall be
            performed by an Authorized Maintenance Performer.

                  (iii) (A) "Covered Maintenance" means, at any time, (1) the structural inspection portion (including CPCP) of the 15,000 Hour and 30,000 Hour (or their equivalent) maintenance checks under the Maintenance Program, (2) the performance restoration or replacement of life limited parts or permanent repair of on-condition parts in the bare Engine during completed shop visits and (3) the full refurbishment of the landing gear (excluding maintenance in respect of compliance with airworthiness directives and elective parts replacement), respectively, pursuant to the Maintenance Program including, in each case, without limitation, associated inspections, breakdown and assembly occurring during such overhauls. The cost of Covered Maintenance shall be limited to the actual cost of replacement parts plus the cost of the associated labor at LESSEE's in-house labor rates if the work is performed by LESSEE, excluding any LESSEE charges for handling, packaging and shipping, or at third-party cost charged to LESSEE if the work is performed by third parties, and shall in no event include late charges, interest or other similar amounts as a result of late payment.

                  (B) Unless a Default or a Related Lease Default shall have occurred and be continuing, the LESSOR shall pay to the LESSEE, within five Business Days after receipt of:

                        (a) an invoice stating that Covered Maintenance has been
            performed on the Airframe, an Engine or a Landing Gear, respectively, and the cost thereof; and

                        (b) appropriate documentation with respect to such work
            or payments, an amount equal to the actual cost of such work up to the then current balance of the Airframe Reserves for such Covered Maintenance on the Airframe, up to the then current balance of the Engine Reserves for such Covered Maintenance on any Engine and up to the then current balance of the Landing Gear Reserves for such Covered Maintenance on a Landing Gear; provided, however, that at no time shall the amount of any Reserve to be made available by LESSOR for Covered Maintenance exceed the amount remaining in such Reserve.

                        (f) LESSEE agrees that it will not discriminate against
            the Aircraft (as compared to other aircraft of the same type owned or operated by LESSEE) in the performance of maintenance, including, but not limited to, in contemplation of the expiration or termination of this Lease with respect to the maintenance of the Aircraft.

            (E) Airworthiness Directives; Service Bulletins. If the FAA, the Manufacturer or the Engine Manufacturer, or the manufacturer of any Parts, publishes an airworthiness directive or mandatory service bulletin after the Effective Date of this Lease, which has a useful life beyond the Term, requiring completion or termination during the Term (a "Post-Effective Mandatory Modification"), LESSEE shall as required in Section 7(D)(i) above take all such action as is necessary to comply with such Post-Effective Mandatory Modification prior to the return of the Aircraft by LESSEE to LESSOR. To the extent the cost of completing or terminating any such Post-Effective Mandatory Modification exceeds $50,000.00, LESSOR shall pay to LESSEE a portion of such excess equal to the following:

                        (LESSEE's Cost - $50,000) x A/240

                        Where:

                        A= 240 minus the number of months (rounded upward or downward, as the case may be, to the nearest month) from the date the relevant Post-Effective Mandatory Modification was completed or terminated by LESSEE to the Expiration Date.

Any amounts payable by LESSOR to LESSEE pursuant to this Section 7(E) shall not be payable to the LESSEE until the later of (i) the Expiration Date, or (ii) the date on which the LESSEE has complied with all the terms of this Lease.

            (F) Title, Registration and Insignia. LESSEE acknowledges and agrees that title to the Aircraft shall remain vested in LESSOR during the Term in accordance with the terms of this Lease. The Aircraft shall, at all times during the Term, be registered in the United States in the name of LESSOR or such Person as LESSOR may designate, in accordance with the Laws of the U.S. Government. LESSEE agrees that it shall take no action which shall cause the Aircraft to cease to be so registered in the name of LESSOR with the FAA under the Act. Unless otherwise requested, within fifteen (15) days of the Effective Date, LESSEE shall fasten or cause to be fastened in the cockpit, in a location reasonably adjacent to and not less prominent than the airworthiness certificate for such Aircraft and on each Engine, an insignia plate supplied by LESSOR and in the form set forth in Exhibit "H" hereto or in any other form subsequently designated by LESSOR.

                  LESSEE will not allow the name of any Person to be placed on the Aircraft or an Engine as a designation that might be interpreted as a claim of ownership; provided, however, that LESSEE may cause the Aircraft to be lettered in an appropriate manner for convenience of identification of the interest of LESSEE therein, including but not limited to, the customary livery of LESSEE.

            (G) Maintenance Reports and Records.

                  (a) During the Term, LESSEE shall provide maintenance
            information and reporting requirements to LESSOR and any other party so designated by LESSOR including but not limited to: (i) written notification within thirty (30) days after issuance of any airworthiness directive or legal requirement affecting the Aircraft, Airframe, Engines or Parts; (ii) annual and quarterly written projections of scheduled Airframe, landing gear and Engine heavy maintenance; (iii) prompt written notification of damage to the Aircraft, Airframe, Engines or Parts where the estimated cost of repair is in excess of $250,000 (iv) prompt written notification of Engine removals, exchanges or foreign object damage (said report to include details of circumstances and plan of action to repair); (v) reports of Flight Hours and Cycles on a monthly basis; (vi) reporting of all service bulletins completed; and (vii) copies of all material reports sent to the FAA or Air Authority concerning the Aircraft.

                  (b) LESSEE will, during the Term, maintain all records, logs and other materials required to be maintained with respect to the Aircraft by Persons in operational control of the Aircraft under any applicable rules, Laws or regulations and shall supply all such records, logs and other materials to LESSOR or third parties as reasonably requested by LESSOR and as shall be necessary in order to implement the Maintenance Program and any and all warranties and guarantees that apply to the Aircraft. LESSEE will provide LESSOR with copies of all records of maintenance performed during the Term as requested by LESSOR. All such records shall be kept as required under FAR Part 121 and in English.

            (H) Passenger Convenience Equipment. Notwithstanding any other provision herein to the contrary, LESSEE may install or remove or permit to be installed or removed aboard the Aircraft, without the prior written consent of LESSOR, Passenger Convenience Equipment so long as the installation, use and removal of such Passenger Convenience Equipment does not impair the value, utility or airworthiness the Aircraft would have had at any time had the installation, use or removal not occurred.

                  Without further action of LESSEE or LESSOR, title to such Passenger Convenience Equipment, upon installation, shall vest in LESSOR and shall become subject to this Lease, free of all liens, charges and encumbrances, provided, however, that so long as an Event of Default shall not have occurred and be continuing during the Term, LESSEE may, at any time prior to return of the Aircraft, remove such Passenger Convenience Equipment or component thereof, at which time title thereto shall, without further act, vest in LESSEE, and such Passenger Convenience Equipment or component thereof shall no longer be deemed part of the Aircraft from which it was removed.

                  Notwithstanding the foregoing paragraph, if the Passenger Convenience Equipment is (i) owned by any third party and leased to LESSEE, (ii) sold to LESSEE subject to a conditional sales contract or other security interest, (iii) leased to LESSEE pursuant to a lease which is subject to a security interest in favor of any third party, or (iv) installed aboard the Aircraft subject to a license granted by LESSEE to a third party, then LESSOR shall not acquire or claim, as against such LESSOR, conditional vendor, secured party or licensee, any right, title or interest in any such Passenger Convenience Equipment as the result of such Passenger Convenience Equipment being installed in the Aircraft; provided, however, that
(x) LESSOR's agreement to the foregoing is subject to the express condition that such lessor, conditional vendor, secured party or licensee agrees, in writing, not to claim any right, title or interest in the Aircraft, or any part thereof, by reason of such Passenger Convenience Equipment being installed thereon, and
(y) that any Passenger Convenience Equipment not removed by LESSEE upon the earlier of the Expiration Date or the expiration of ninety (90) days after the declaration of this Lease to be in default and the continuation of such default, at such time, become the property of LESSOR.

                  Upon any removal of such Passenger Convenience Equipment, LESSEE shall repair the Aircraft so that such removal shall (i) not adversely affect the airworthiness of the equipment subject to such repairs, or (ii) reduce the aesthetic or functional standards of the Aircraft below the standards of the LESSOR.

                                    SECTION 8

                       REPLACEMENT OF PARTS: ALTERATIONS,
                           MODIFICATIONS AND ADDITIONS

            (A) Replacement of Parts. Except as otherwise provided herein, LESSEE, at its own cost and expense, shall promptly replace all Parts which may, from time to time, be incorporated or installed in, or attached to, the Aircraft, the Airframe or any Engine and be an accession thereto, and which may, from time to time, become lost, stolen, seized, confiscated or unserviceable. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, LESSEE may remove any Parts, provided that LESSEE shall replace such Parts as promptly as may be practicable. All replacement Parts shall be free and clear of all Liens, except Permitted Liens, shall meet all requirements of FAR
Part 121, and shall be in as good operating condition as, and have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were maintained in the condition required pursuant to the requirements of this Lease.

                  All Parts owned by LESSOR at any time removed from the Aircraft shall remain the property of LESSOR, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in, or attached to, such Aircraft and which meet the requirements for replacement Parts specified above.

Immediately upon any replacement Parts becoming incorporated or installed in or attached to the Aircraft as above provided, and without further act:

                  (1) title to the removed Part shall vest in LESSEE, free and clear of all rights of LESSOR;

                  (2) title to the replacement Parts shall vest in LESSOR, free and clear of all rights of third parties, including, but not limited to, LESSEE; and

                  (3) such replacement Parts shall become subject to this Lease and shall be deemed part of the Aircraft into which such Parts were incorporated or with respect to which such Parts were required, for all purposes hereof to the same extent as the Parts originally incorporated or installed in, or attached or related to such Aircraft.

            (B) Pooling; Etc.

                  (i) LESSEE may subject any Engine or APU to normal interchange agreements customary in the United States domestic commercial airline industry entered into by the LESSEE in the ordinary course of its business, and may subject any Engine to pooling arrangements customary in the United States domestic commercial airline industry and entered into by the LESSEE in the ordinary course of its business.

                  (ii) LESSEE may install an Engine or APU on an airframe owned by the LESSEE provided such airframe is free and clear of all liens and encumbrances, except

                        (a) Liens of the type or equivalent to those set forth
                  in the definition of "Permitted Liens"; and

                        (b) the rights of air carriers under normal interchange
                  arrangements which are customary in the United States domestic commercial airline industry and which do not contemplate, permit or require the transfer of title to the airframe or Engines installed thereon.

                  (iii) LESSEE may install an Engine or APU on an airframe
            leased to, or purchased by the LESSEE, subject to a lease, conditional sale, trust indenture or other security agreement, but only if

                        (a) such airframe is clear of all liens and
                  encumbrances, except Permitted Liens or Liens of the type or equivalent to those set forth in the definition of "Permitted Liens" and the rights of the parties to the lease, conditional sale, trust indenture or other security agreement covering such airframe; and

                        (b) LESSOR shall have received from the lessor,
                  conditional seller, indenture trustee, or secured party of such airframe, a written agreement (which may be the lease, conditional sale, trust indenture or other security agreement covering such airframe), whereby such lessor, conditional seller, indenture trustee or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine or APU by reason of such Engine or APU being incorporated in such airframe at any time while such Engine or APU is subject to this Lease.

                  (iv) No permitted interchange or pooling agreement, transfer or other relinquishment of possession permitted hereunder shall affect the title to, or registration of or effect any transfer of the Aircraft, Airframe, Engines or APU or shall constitute consent to any action not permitted to the LESSEE in this Lease.

                  (v) LESSOR hereby agrees for the benefit of LESSEE and any lessor, conditional vendor or secured party of any engine leased to LESSEE, purchased by LESSEE pursuant to a conditional sale agreement or owned by LESSEE subject to a security agreement that neither LESSOR nor its assignees will acquire or claim, as against LESSEE, such lessor, conditional vendor or secured party or any of their respective assignees any right, title or interest in any engine owned by such lessor under such lease, sold by such conditional vendor under such conditional sale agreement or subject to a security interest in favor of such secured party under such security agreement as a result of such engine being installed on the Airframe.

            (C) Equipment Changes. LESSEE, at its own expense, shall make such alterations and modifications in and additions to ("Equipment Changes") the Aircraft as may be required from time to time to meet the standards of the FAA and the Air Authority and of the Governmental Entity in the jurisdiction of which LESSEE elects to fly the Aircraft and whose approval or consent is required to permit LESSEE to fly over and/or into any geographical area with respect to which the Governmental Entity exercises authority. In addition, the term "Equipment Changes" shall mean modifications to or additions to the Aircraft that LESSEE, at its own expense, may from time to time deem desirable in the proper conduct of its business, provided that no such Equipment Change diminishes the value, utility, condition or airworthiness of the Aircraft below the value, utility, condition and airworthiness thereof immediately prior to such Equipment Change, assuming the Aircraft was then in the condition required to be maintained by the terms of this Lease, and provided further that LESSEE shall not change the configuration of the Aircraft during the Term (except the passenger seating configuration) unless such configuration is approved by the LESSOR and the Air Authority. Any Equipment Change other than the Equipment Changes relating to the installation of TCAS, Windshear detection system and the upgrade of the Engines from model JT8D-217C to JT8D-219 with an estimated cost in excess of Two Hundred Fifty Thousand ($250,000.00) Dollars must be approved in advance by LESSOR, which approval will not be unreasonably withheld.

                  Title to all Parts incorporated, installed in, attached or added to the Aircraft as the result of any such Equipment Change shall, without further act, vest in LESSOR; provided, however, that during the Term, LESSEE may remove any such Part if: (1) such Part is in addition to any Part originally incorporated or installed in or attached to such Aircraft at the time of delivery thereof hereunder; and (2) such Part is not required to be incorporated, installed in, attached or added to the Aircraft; and (3) such Part can be removed from the Aircraft or can be replaced with a part of equal value to the Part installed upon delivery without diminishing or impairing the value, utility or airworthiness which the Aircraft would have had at such time, had such Equipment Change not occurred. Upon the removal by LESSEE of any Part as above provided, title thereto shall, without further act, vest in LESSEE and such Part shall no longer be deemed part of the Aircraft from which it was removed. Any Part not removed from the Aircraft by LESSEE as provided above prior to a Redelivery Occasion shall remain the property of LESSOR.

                   LESSOR shall bear no liability in respect of, or cost for, any Equipment Change, grounding of the Aircraft, suspension of certification thereof, or loss of revenue therefrom.

                                    SECTION 9

                        INSPECTION; FINANCIAL INFORMATION

            (A) During the Term, LESSEE shall furnish to LESSOR and Mortgagee such information concerning the location, condition, use and operation of the Aircraft as LESSOR or Mortgagee may reasonably request. LESSEE shall also furnish to LESSOR and Mortgagee copies of its reports on Forms 10-K and 10-Q promptly upon same becoming available for public distribution.

            (B) The right of LESSOR and Mortgagee, or their designated representatives, at LESSOR's expense, to inspect the Aircraft during any "C", "15,000 Hour" or "30,000 Hour" check or equivalent (as defined in the Maintenance Program), performed by or on behalf of LESSEE during the Term shall be absolute. LESSEE shall also provide LESSOR and Mortgagee with maintenance schedules relating to the Aircraft upon the delivery of the Aircraft to LESSEE, and from time to time as such maintenance schedules are adjusted or updated. LESSEE further agrees to notify LESSOR and Mortgagee of any change in the date of scheduled "C," "15,000 Hour" and "30,000 Hour" checks, which notice shall be given within a reasonable time, to enable LESSOR and Mortgagee to inspect the Aircraft at the time and place such checks occur. During such checks, LESSEE agrees to allow LESSOR and Mortgagee, or their authorized representative, to inspect any area of the Aircraft which LESSOR or Mortgagee requests to inspect which would normally require inspection during such major checks. LESSEE also shall permit any Person designated by LESSOR or Mortgagee in writing to:

                  (1) visit and inspect the Aircraft, its condition, use and operation, and the records maintained in connection therewith;

                  (2) visit and inspect the properties of LESSEE;

                  (3) discuss, to the extent reasonable, the finances and
            accounts of LESSEE with the principal officers of LESSEE,

                  (4) obtain such other financial information as LESSOR or
            Mortgagee may reasonably request; in this regard, during the Term, LESSEE shall deliver to LESSOR and Mortgagee annual financial statements prepared in accordance with generally accepted accounting principles consistently applied and audited by recognized, independent certified public accountants reasonably satisfactory to LESSOR and Mortgagee as soon as practicable and in any event within 120 days after the end of LESSEE's fiscal year, as well as quarterly unaudited financial statements, within 60 days following the close of each of LESSEE's fiscal quarters; and

                  (5) inspect LESSEE's Maintenance Program for the Aircraft.

all at such times and frequencies as LESSOR and Mortgagee, or the assignee of LESSOR or Mortgagee, may reasonably request without interfering with LESSEE's normal business operations; neither LESSOR nor Mortgagee shall have any duty to make any such inspection and neither LESSOR nor Mortgagee shall incur any liability or obligation by reason of not making any such inspection.

LESSOR hereby agrees that if LESSOR or Mortgagee exercises any of the rights listed in clauses (1) through (5) above, it shall do so at LESSOR's sole cost and expense and in such a manner so as not to unreasonably interfere with the business and operations of LESSEE.

                  Notwithstanding the foregoing, LESSOR and Mortgagee shall incur no liability nor be deemed to have waived any of their rights under this Lease by reason of LESSOR's or Mortgagee's failure to exercise any of its rights under this Section 9(B).

            (C) LESSEE shall also furnish any other information or records on the Aircraft that LESSOR or Mortgagee may reasonably request.

                                   SECTION 10

                               COVENANTS OF LESSEE

            LESSEE represents, warrants, covenants and agrees that:

            (A) Maintenance of Corporate Existence. LESSEE shall preserve and maintain its existence, valid legal status, and all of its rights, privileges, and franchises under the Laws of the U.S. Government necessary to the conduct of its business.

            (B) Payment of Taxes. LESSEE shall:

                  (1) Pay or cause to be paid all taxes upon LESSEE or its
            income or profits, or upon any property or assets belonging to or used by it, prior to the date on which penalties attach thereto;

                  (2) Pay or otherwise discharge all lawful claims, which, if not paid, might become a Lien or charge upon the property of LESSEE (provided, however, that LESSEE shall not be required to pay any such Taxes or claims, the payment of which is being contested in good faith and by appropriate proceedings, except that LESSEE will pay or cause to be paid all such Taxes or claims forthwith in the event LESSEE is unable to stay or suspend enforcement or execution of a warrant of restraint or foreclosure of any Liens which attach as security therefor).

            (C) Sale of Assets, Merger, etc. Without the prior written consent of LESSOR, which consent shall not be unreasonably or arbitrarily withheld, LESSEE will not sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, whether now owned or hereafter acquired, except in the ordinary course of its business as presently conducted and for a full and adequate consideration, and will not merge or consolidate with or into, or acquire substantially all of the assets and assume substantially all of the liabilities of, any corporation or other entity unless the surviving entity, as a result of such sale, purchase, merger or consolidation, is the LESSEE or the surviving entity (i) assumes this Lease; (ii) is a U.S. Air Carrier; and (iii) has and will have, immediately following any such sale, purchase, merger or consolidation, a tangible net worth (as determined in accordance with United States generally accepted accounting practices) equal to or greater than that which the LESSEE had immediately prior to such sale, merger or consolidation.

            (D) U.S. Air Carrier. Throughout the Term, LESSEE shall, at all times, be a U.S. Air Carrier.

            (E) Communications.

                  (i) LESSEE shall promptly deliver to LESSOR any communications received by LESSEE from the Air Authority which materially affects the Aircraft and which are not applicable to all aircraft of the same make and model as the Aircraft; and

                  (ii) LESSOR shall promptly deliver to LESSEE any
            communications received by LESSOR from the Manufacturer which materially affects the maintenance, operation or airworthiness of the Aircraft and which are not applicable to all aircraft of the same make and model as the Aircraft.

            (F) No Security Interests. LESSEE will not create or agree or permit to arise any Lien (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein. LESSEE will forthwith, at its own expense, take all action as may be necessary to discharge or remove any such Lien if it exists at any time. LESSEE will promptly, but in no event later than seventy-two (72) hours after becoming aware of the existence of any such Lien give written notice thereof to LESSOR.

                                   SECTION 11

                                      TAXES

            (A) LESSEE agrees to pay and to indemnify and hold harmless the Indemnitees from all Taxes assessed against or upon any Indemnitee, LESSEE, the Aircraft, or any part thereof during the Term and arising out of this Lease, or upon the leasing, possession, use, operation, repair, maintenance, overhaul, settlement of any insurance claim, or return thereof, or upon any Rent, receipts or earnings arising from the operation thereof, or upon or with respect to this Lease unless, and to the extent only that, any such Tax is being contested by LESSEE in good faith and by appropriate proceedings duly instituted and diligently prosecuted and only so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft. Notwithstanding the foregoing, Lessee shall not be liable to pay (1) any Taxes based solely on or measured by the net income of any Indemnitee, (2) any Taxes imposed by any taxing authority other than the United States of America or any political subdivision thereof unless such Taxes would not have been imposed but for (a) the operation or presence in such jurisdiction of the Aircraft, (b) the presence in such jurisdiction of a permanent establishment or fixed place of business of Lessee or any user or Person in possession of the Aircraft, or (c) the payment from such jurisdiction of any amount due under this Lease. In case any report or return is required to be made with respect to any obligation of LESSEE under or arising out of this Section 11, LESSEE shall either make such report or return in such manner as will show the ownership of the Aircraft in LESSOR and send a copy of such report or return to LESSOR, or shall notify LESSOR of such requirement and make such report or return in such manner as shall be satisfactory to LESSOR. If claim is made against LESSOR for any Taxes arising during the term of this Lease, LESSOR shall promptly notify LESSEE. LESSOR shall, at LESSEE's expense, take such action as LESSEE may reasonably request in writing with respect to such asserted liability, and if reasonably requested by LESSEE and upon the prior payment to LESSOR by LESSEE of an amount equal to such Tax, any payment by LESSOR of such Tax shall be made under protest. If payment is made, LESSOR shall, at LESSEE's expense, take such action as LESSEE may reasonably request to recover such payment and shall, if requested, permit LESSEE in LESSOR's name to file a claim or prosecute an action to recover such payment. All of the obligations of LESSEE in this Section 11 with respect to Taxes imposed or accrued before the expiration or other termination of this Lease shall continue in full force and effect notwithstanding such expiration or other termination, and are expressly made for the benefit of, and shall be enforceable by, LESSOR. LESSEE further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes required to be paid by such recipient with respect to such payment or indemnity under the Laws of any Governmental Entity.

            (B) In the event the LESSEE determines there is a substantial risk of a change in the Code, or the Regulations issued pursuant thereto, which clearly results in a Tax of the LESSOR indemnified against pursuant to this
Section 11 being imposed against an Indemnitee (a "Change"), the LESSEE shall have the right to terminate this Lease and return the Aircraft to the LESSOR pursuant to the provisions of Section 17. LESSEE shall notify LESSOR of any Change and its intent to terminate the Lease in writing 270 days prior to the date that the Lease is to be terminated and the Aircraft returned to LESSOR. If LESSOR elects to waive any indemnification pursuant to this Section 11 in respect of any Taxes which are attributable to such Change within 30 days of such notice (a "LESSOR Waiver"), the Lease shall not be terminated but LESSEE shall have no obligation under this Section 11 in respect of such Taxes arising due to such Change. However, at any time subsequent to such LESSOR Waiver, LESSOR may, on 270 days' prior notice to LESSEE, elect to terminate this Lease and require the LESSEE to return the Aircraft to the LESSOR pursuant to the provisions of Section 17, in which event LESSEE may elect to irrevocably reinstate its indemnification pursuant to this Section 11 in respect of any Taxes which are attributable to such Change, within 30 days of such notice from LESSOR.

            (C) LESSOR will act in good faith to minimize the obligations of the LESSEE under this Section 11.

                                   SECTION 12

                                  EVENT OF LOSS

            (A) Event of Loss Regarding the Aircraft. In the event that an Event of Loss occurs with respect to the Aircraft (other than a requisition of use by the U.S. Government while the United States pays to LESSOR or LESSEE compensation for such requisition in an amount equal to or in excess of the Rent payable with respect to such Aircraft), LESSEE shall forthwith (and, in any event, not later than five (5) days after the occurrence of the Event of Loss) give LESSOR written notice of such Event of Loss and, not later than the earlier of: (a) the ninetieth (90th) day following the occurrence of such Event of Loss; or (b) the day of receipt of insurance proceeds in respect of such Event of Loss; pay to LESSOR or its assignees, in funds of the type specified in Subsection 5(B) hereof, the sum of all unpaid Rent and all other amounts due hereunder with respect to such Aircraft and which have accrued through and including the date of payment of the Agreed Value, plus an amount equal to the Agreed Value. In the event of payment in full of such Agreed Value, together with all such amounts due or accrued hereunder on or prior to the date of such payment, the obligation of LESSEE to pay Rent with respect to the Aircraft as to which such payments have been made shall terminate. LESSEE agrees that it shall promptly file all necessary claim forms or other documents required by any insurer in connection with any claim arising from an Event of Loss and shall diligently pursue such claim.

                  Upon payment of all Rent due and the Agreed Value, LESSOR shall transfer to LESSEE (subject to the rights of the Insurers) all of LESSOR's right, title, and interest in and to: (i) the Aircraft which sustained such Event of Loss, as well as all of LESSOR's right, title, and interest in and to any Engines constituting part of such Aircraft; and (ii) all claims for damages to such Aircraft and/or Engines, if any, against third Persons arising from such Event of Loss (unless any insurance carrier requires that such claims be assigned to it), without any representation, warranty, or recourse of any kind whatsoever, express or implied, except a warranty that such Aircraft is free and clear of any LESSOR Liens.

                  In the event of an Event of Loss involving the Aircraft wherein one or more of the Engines are not attached to the Airframe, the Aircraft, for purposes of this Section 12(A), shall be deemed to include all Engines on lease hereunder and LESSOR shall cooperate in transferring title to such non-attached Engines, free and clear of all LESSOR Liens, to the owner of the engine attached to the Airframe at the time of the Event of Loss.

            (B) Event of Loss With Respect to an Engine. Upon any Event of Loss with respect to an Engine not then installed on the Aircraft, or an Event of Loss with respect to only an Engine installed on the Aircraft not involving an Event of Loss to the Aircraft, LESSEE shall give LESSOR prompt written notice thereof and LESSEE shall replace such Engine as soon as reasonably possible after such Event of Loss by duly conveying to LESSOR, as a replacement for such Engine, title to another engine owned by LESSEE of the same or an improved make and model, which engine shall be free and clear of all Liens and shall have a value and utility at least equal to, be in as good operating condition as (including time in service, hours and cycles since new and hours and cycles available to the next overhaul or scheduled removal), and be in equivalent or better service bulletin and modification status than the Engine which sustained such Event of Loss (assuming the Engine which sustained such Event of Loss was maintained in the condition in which LESSEE was required to maintain such Engine pursuant to this Lease). Such replacement engine, after approval and acceptance by LESSOR, shall be deemed an "Engine" as defined herein. If the replacement engine is in substantially better condition than the Engine which sustained such Event of Loss, Lessor will consider an appropriate adjustment to the Engine Reserves. LESSEE agrees to take such action as LESSOR may reasonably request in order that any such replacement engine shall be duly and properly leased hereunder to the same extent as the Engine subject to the Event of Loss and shall be titled in LESSOR. LESSEE's obligation to pay Rent hereunder shall continue in full force and effect regardless of the occurrence of an Event of Loss with respect to an Engine, but LESSEE shall be entitled to be reimbursed by LESSOR the amount of insurance or condemnation proceeds, if any, received by LESSOR with respect to such Engine. Upon receipt of title by LESSOR to the replacement engine as hereinabove provided, LESSOR shall convey to LESSEE, free and clear of all LESSOR Liens, title to the Engine which sustained such Event of Loss.

            (C) Damage or Requisition Not Constituting an Event of Loss. In the event of material damage or requisition of the Aircraft or any Engine not constituting an Event of Loss, LESSEE shall promptly notify LESSOR in writing of such damage or requisition and shall remain obligated to make all payments of Rent in respect to such Aircraft or Engine which may become due hereunder in the same manner as if such damage or requisition had not occurred. All payments at any time received by LESSEE, or by LESSOR from any Person other than LESSEE, with respect to any such damage or requisition shall be paid over to, or retained by, LESSOR, and shall be paid to LESSEE upon repair of the Aircraft or Engine.

            (D) Receipt and Application of Compensation. Following an Event of Loss with respect to which payments, including insurance proceeds, are made by or are due from any Person (any such payments or proceeds being hereinafter referred to as "Compensation"), LESSOR shall be entitled to receive, and shall receive, and LESSEE hereby assigns to LESSOR any right or interest which LESSEE may have or may hereafter acquire, in such Compensation, in trust, to be applied as follows:

                  (1) If such Compensation is received with respect to the
            Aircraft under the circumstances described in Subsection 12(A), so much thereof as shall not exceed the Agreed Value and other amounts due under Subsection 12(A) shall be retained by LESSOR, in reduction of LESSEE's obligation to pay such Agreed Value and other amounts due as was not theretofore paid by LESSEE, or, if such Agreed Value and other amounts have already been paid to LESSOR, such Compensation shall be applied to reimburse LESSEE for its payment of such Agreed Value, and may be paid to LESSEE.

                  (2) If such Compensation is received with respect to an Engine under the circumstances described in Subsection 12(B), such Compensation shall be held in an account established for LESSOR with a bank or trust company as depository, as designated by LESSOR, such sums to be held, invested and distributed as provided below. All of LESSEE's interest in all monies and investments standing to the credit of such account are hereby pledged to LESSOR, and LESSOR is hereby granted a general lien upon and security interest in all of LESSEE's interest in all such monies and investments as security for the performance in full of all of LESSEE's covenants contained in this Lease. The bank or trust company holding such Compensation shall be deemed to be LESSOR's agent for the purpose of perfecting LESSOR's security interest in such sums. If LESSEE shall replace such Engine in accordance with the provisions of Subsection 12(B), LESSOR shall, so long as no Event of Default or Default shall have occurred and be continuing, return all monies and investments then held in such account to LESSEE.

            (E) Payments During Existence of an Event of Default. Any payment referred to in Subsection 12(A), (B), (C) or (D) hereof which is payable to LESSEE hereunder shall not be paid to LESSEE, or, if previously paid directly to LESSEE, shall not be retained by LESSEE, if at the time of such payment a Default or a Related Lease Default shall have occurred and be continuing, but shall be paid to and retained by LESSOR as security for the obligations of LESSEE under this Lease until such time as such a Default or a Related Lease Default shall have been remedied, whereupon such payment shall be made to LESSEE.

                                   SECTION 13

                                    INSURANCE

            (A) Public Liability and Property Damage Insurance. LESSEE will carry and maintain in effect, at its own expense, with Approved Insurers, public liability insurance (including, without limitation, contractual liability, and passenger legal liability), and property damage insurance with respect to the Aircraft, in amounts per occurrence of not less than the Minimum Liability Coverage, or such greater amounts as LESSEE may carry from time to time on other similar aircraft in its fleet. LESSEE shall not discriminate against the Aircraft in providing such insurance. Each and any policy of insurance carried in accordance with this Subsection (A), and each and any policy obtained in substitution or replacement for any of such policies, (i) shall designate each Indemnitee as additional insureds as their interests may appear (but without imposing upon any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies, but the Indemnitees shall have the right to pay such premiums if it shall so elect), and
(ii) shall expressly provide that, in respect of the interests of the Indemnitees in such policies, the insurance shall not be invalidated by any action or inaction of the LESSEE or any other Person (other than the Indemnitees, each for their respective interests), and shall insure, regardless of any breach or violation by LESSEE or any other Person (other than the Indemnitees, each for their respective interests) of any warranty, declaration or condition contained in such policies, (iii) shall provide that if such insurance is canceled for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Indemnitees, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Indemnitees for thirty (30) days (seven (7) days in the case of any war risks and allied perils coverage or such lesser time which may be standard in the insurance industry and ten (10) days in the event of nonpayment of premium), in each instance, after receipt by each of the Indemnitees of written notice by such insurer or insurers sent to the Indemnitees of such prospective cancellation, change or lapse, (iv) shall include coverage for any country in which the Aircraft is located, (v) shall provide that, as against the Indemnitees, the insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against the Indemnitees, with respect to the Aircraft, (vi) shall provide war risk and allied perils coverage pursuant to the AVN52 extended coverage endorsement or its equivalent, and (vii) shall insure (to the extent of the risks covered by the policies) the indemnity provisions of Section 14. Each liability policy shall be primary without right of contribution from any other insurance which may be carried by any Indemnitee, and shall expressly provide that all of the provisions thereof (except the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured. No liability policy shall permit any deductible or self-insurance provision except for baggage as is customary in the industry and such other deductibles only with the consent of the LESSOR, which consent shall not be unreasonably withheld or delayed, which from time to time LESSEE can demonstrate are standard in comprehensive liability insurance and, in particular, public liability risks (including, inter alia, contractual liability and passenger liability coverage) for U.S. Air Carriers in the then current United States insurance market.

            (B) Aircraft Hull War Risks and Allied Perils Insurance. LESSEE will carry and maintain in effect with Approved Insurers, at its own expense, all risks hull war risks and allied perils insurance on the Aircraft (which shall include, but not be limited to, coverage for hijacking, declared or undeclared war, insurrections, strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure or wrongful exercise of control of the Aircraft in flight by a person on board such Aircraft acting without the consent of LESSEE) in an amount not less than the Agreed Value or such greater amounts as LESSOR or Mortgagee may reasonably request from time to time (and for which LESSOR shall reimburse LESSEE for its cost of increased premium, if any, for such greater amounts of insurance) and covering those perils which, from time to time, are customarily covered by similar insurance maintained by similar carriers in the U.S. airline industry operating aircraft on international routes.

            (C) All Risks Hull Insurance. LESSEE, at its own expense, will maintain in effect with Approved Insurers all risks ground and flight aircraft hull insurance covering the Aircraft, and fire, transit, extended coverage, spares and all risks war and allied perils insurance with respect to Engines and Parts while not installed on such Aircraft or an aircraft, which in each case is of the type maintained by U.S. Air Carriers similarly situated to LESSEE and operating similar aircraft and engines which comprise LESSEE's fleet. At all times while the Aircraft is subject to this Lease, such insurance shall be for an amount not less than the Agreed Value or such greater amounts as LESSOR may reasonably request from time to time (and for which LESSOR shall reimburse LESSEE at its own cost of increased premium, if any, for such greater amounts of insurance).

                  Notwithstanding anything above, each and any policy of insurance obtained and maintained pursuant to Subsection (B) and this Subsection
(C), and each and any policy obtained in substitution or replacement for any such policies, (i) shall designate LESSOR as owner of the Aircraft covered thereby, and shall designate each Indemnitee as additional insureds and Mortgagee as sole loss payee, as their respective interests may appear (but without imposing upon any Indemnitee any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies, but any Indemnitee shall have the right to pay such premiums if they shall so elect), (ii) shall expressly provide that, in respect of the interests of any Indemnitee in such policies, the insurance shall not be invalidated by any action or inaction of LESSEE or any other Person (other than any Indemnitee, each for their respective interests) and shall insure the Indemnitees, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by LESSEE or any other Person (other than the Indemnitees, each for their respective interests), (iii) shall provide that if such insurance is cancelled for any reason whatsoever, or is adversely changed in any way with respect to the interest of any Indemnitee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation change or lapse shall not be effective as to the Indemnitees, for thirty (30) days (seven (7) days in the case of any war risks or allied perils coverage or such lesser time which may be standard in the insurance industry and ten (10) days in the event of nonpayment of premium) after receipt by the Indemnitees of written notice by such insurer or insurers to the Indemnitees; as the case may be, of such prospective cancellation, change or lapse, (iv) shall include coverage for the territorial limits or any country in which such Aircraft may at any time be located, (v) shall provide that, as against the Indemnitees, the insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against the Indemnitees, with respect to such Aircraft,
(vi) shall provide that in the event of any damage or loss which is an Event of Loss hereunder and which results in a payment, such payment shall be payable solely and directly to Mortgagee for the account of all interests, (vii) shall provide that in the event of any damage or loss which is not an Event of Loss hereunder and which results in a payment for any one occurrence in excess of $500,000.00, such payment shall be payable solely and directly to Mortgagee for the account of all interests, (viii) shall provide that payments for any one occurrence not in excess of $500,000.00 shall be payable directly to LESSEE provided there exists no Event of Default or Related Lease Event of Default by LESSEE, and (ix) shall provide for a standard 50/50 clause between the all risks hull and war risks underwriters. Each such policy shall be primary without right of contribution from any other insurance which may be carried by the Indemnitees.

                  LESSEE shall have the right to carry insurance in excess of the amounts required hereunder and the proceeds of such excess insurance shall be payable to LESSEE. Similarly, LESSOR shall have the right to carry additional and separate insurance for its own benefit at its own expense, without, however, thereby limiting LESSEE's obligations under this Section 13.

                   LESSEE shall at all times maintain a deductible amount in its all risks hull insurance policies which is no more than Seven Hundred Fifty Thousand ($750,000.00) Dollars. There shall be no deductible under LESSEE's war risks insurance policies.

            (D) Application of Insurance Proceeds Not In Excess of $500.000.00. LESSEE shall be entitled to receive any hull insurance proceeds not in excess of Five Hundred Thousand ($500,000.00) Dollars as soon as such funds are paid by the insurance company and shall promptly receive such additional insurance proceeds, if any, upon presentation to Mortgagee of a vendor's invoice, provided that such repair work is complete. All insurance proceeds received by LESSEE pursuant to this Subsection 13(D) shall be used by the LESSEE for the repair of any damage to the Aircraft or Engines on account of which the insurance proceeds were paid. Any amount referred to in this Subsection 13(D) which is payable to LESSEE shall not be paid to LESSEE if at the time of such payment any Default or Related Lease Default shall have occurred and be continuing, but shall be held by Mortgagee as security for the obligations of LESSEE under this Lease and such amount shall be paid to LESSEE at such time as there shall not be continuing any such Default or Related Lease Default.

            (E) Application in Default. Any insurance proceeds referred to in this Lease which are otherwise payable to LESSEE, or, if it has been previously paid to LESSEE, and not yet applied by LESSEE as permitted or required hereunder, shall be delivered from LESSEE to Mortgagee, if at the time of such payment, a Default or Related Lease Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Mortgagee as security for the obligations of LESSEE hereunder.

            (F) Certificates. Not less than three (3) Business Days prior to the Effective Date, and thereafter on each renewal by the LESSEE of the insurance required hereby, LESSEE will furnish to the Indemnitees a certificate and a broker's letter of undertaking executed and delivered by the Approved Insurer, appointed by LESSEE, describing in reasonable detail, and in accordance with customary practice, insurance carried on the Aircraft and certifying that the insurance then maintained on the Aircraft complies with the terms of this Lease. LESSEE will cause such Approved Insurer to agree to hold all insurance contracts and slips for the benefit of the Indemnitees and to advise the Indemnitees in writing at least thirty (30) days (seven (7) days in the case of any war risk and allied perils coverage and ten
(10) days in the event of nonpayment of premium) prior to the non-renewal, termination, or cancellation for any reason (including, without limitation, failure to pay premiums therefor) of any such insurance.

                  In the event LESSEE shall fail to maintain insurance as herein provided, LESSOR may at its option provide such insurance and, in such event, LESSEE shall, upon demand, reimburse LESSOR, as Supplemental Rent for the cost thereof.

            (G) Changes in Industry Practice. If there shall be a fundamental change in generally accepted industry-wide practice with respect to the insurance of aircraft (whether relating to all or any of the types of insurance required to be effected pursuant to the terms of this Section 13) and, as a consequence thereof, LESSOR shall be of the reasonable opinion that the insurance required pursuant to the provisions of this Section 13 shall be insufficient to protect the interests of LESSOR, the insurance requirements set forth in this Section 13 shall be varied as may be mutually agreed so as to include such additional or varied requirements to be effected pursuant to the terms of this Section 13, and as so varied, shall provide substantially the same protection to LESSOR as it would have done had such change in generally accepted industry-wide practice not occurred. If any such change in generally accepted industry-wide practice would enable LESSEE, but for the requirements in this
Section 13, to reduce its expenditures in relation to all or any of the types of insurance required to be effected pursuant to the terms of this Section 13 without, in the reasonable opinion of LESSOR, prejudicing the interest of LESSOR, the insurance requirements in this Section 13 shall be amended to take account of such change in generally accepted industry-wide practice to the extent required to enable LESSEE to reduce such expenditures, provided, however, that in no event shall such public liability insurance coverage set forth in
Section 13 be less than $350,000,000.00.

                                   SECTION 14

                                 INDEMNIFICATION

            (A) LESSEE agrees to indemnify, reimburse, and hold harmless the Indemnitees from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any reasonable costs and expenses in connection herewith, including attorney's fees and expenses (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to the Aircraft or this Lease, arising out of events occurring on or subsequent to the Effective Date, or the breach of any representation, warranty or covenant made by LESSEE hereunder, including, but not limited to, (i) the condition, manufacture, delivery, lease, acceptance, rejection, possession, return, disposition, use, or operation of the Aircraft (including, but not limited to, latent and other defects whether or not discoverable by LESSEE or LESSOR) either in the air or on the ground; or (ii) any defect in the Aircraft arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of such Aircraft, regardless of when such defect shall be discovered, whether or not such Aircraft is at the time in the possession of LESSEE, and regardless of where such Aircraft may then be located; or (iii) this Lease or any other transaction, approval, or document contemplated hereby or given or entered into in connection herewith; provided, however, that LESSEE shall be subrogated to all rights and remedies which LESSOR may have against the Manufacturer or Engine Manufacturer.

                  LESSEE hereby waives and releases any claim now or hereafter existing against any Indemnitee, on account of any Claims for or on account of or arising or in any way connected with injury to or death of personnel of LESSEE or loss or damage to property of LESSEE or the loss of use of any property which may result from or arise in any manner out of or in relation to the leasing, condition, use, or operation of the Aircraft, either in the air or on the ground during the Term, or which may be caused during the Term by any defect in such Aircraft from any material or any article used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul, or testing of such Aircraft regardless of when such defect may be discovered, whether or not such Aircraft is at the time in the possession of LESSEE, and regardless of the location of such Aircraft at any such time.

                  Without limitation upon LESSEE's liability under this Section 14, LESSEE hereby agrees to indemnify, reimburse, and hold each Indemnitee harmless from any Claims in any manner imposed upon or accruing against each Indemnitee because of the manufacture, use, or operation of the Aircraft, any design, article, or material therein or relating thereto, because of infringement of patent or any other right. LESSEE hereby agrees, and shall have the right, to assume and conduct promptly and diligently at its sole cost and expense, the entire defense of any Indemnitee against any such claim, and any claim, suit, or action for which any Indemnitee is required to assume liability and to settle such claims and pay any amounts in connection with such agreed upon settlement.

                  LESSOR agrees to give LESSEE prompt notice of any claims hereunder following LESSOR's actual knowledge of such Claims, but the failure of LESSOR to give the notice required by this Section 14 shall not constitute a release by LESSOR or the Indemnitees of any obligations of LESSEE to any Indemnitees in respect of any such Claim, unless LESSEE is materially adversely affected solely by such failure of LESSOR to give such notice. Without the prior consent of LESSEE, LESSOR shall not settle or compromise any Claims that LESSEE, within a reasonable time after notice from LESSOR, has either (i) confirmed to LESSOR are subject to indemnification pursuant to this Clause 14, or (ii) agreed to assume, and to conduct promptly and diligently at its sole cost and expense, the entire defense thereof.

                  The indemnifications contained in this Section 14 shall continue in full force and effect notwithstanding any expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

            (B) Exceptions. In no event shall the indemnity provided for in
Section 14(A) extend to any Claim or disbursement of any Indemnitee resulting from, pertaining to or arising in any manner out of, or in any manner relating to the willful misconduct of any Indemnitee; or to the extent accruing either before the Effective Date or after the Aircraft has been returned to or repossessed by LESSOR; or which is a cost or expense required to be paid by LESSOR hereunder; or which would not have been incurred by LESSOR if LESSOR had not been in breach of its representations, warranties and covenants in this Lease; or which results from LESSOR's Liens or Taxes (without prejudice to LESSEE's obligations set forth in this Lease concerning Taxes).

                                   SECTION 15

                                      LIENS

            LESSEE shall not directly or indirectly create, incur, assume, or suffer to exist any Lien on or with respect to the Aircraft, title thereto, or any interest therein, except Permitted Liens. LESSEE shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien (except for Permitted Liens) directly or indirectly created, incurred, assumed or suffered to exist by LESSEE if the same shall arise at any time with respect to the Aircraft, title thereto or any interest therein.

                                   SECTION 16

                   PERFECTION OF TITLE AND FURTHER ASSURANCES

            (A) Except through the action or inaction of LESSOR, if, at any time, any filing or recording is reasonably necessary to protect the interest of Mortgagee or LESSOR, LESSEE shall, at its own cost and expense, cause this Lease, the Lease Assignment financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, so far as permitted by applicable Law, to be kept, filed and recorded and to be re-executed, re-filed and re-recorded at all times in the appropriate office pursuant or in relation to any Laws of any Governmental Entity, as LESSOR or Mortgagee may request, to perfect, protect, and/or preserve the rights and interests of LESSOR or Mortgagee hereunder and in the Aircraft, and LESSEE shall furnish to LESSOR evidence satisfactory to LESSOR and Mortgagee of each such filing, re-filing, recordation and re-recordation.

            (B) Without limiting the foregoing, LESSEE shall do or cause to be done, at LESSEE's cost and expense, any and all acts and things which may be required under the terms of the Convention on the International Recognition of Rights in Aircraft ("Mortgage Convention") to perfect and preserve the title of LESSOR to the Aircraft within the jurisdiction of any signatory which has ratified the Mortgage Convention, as LESSOR may reasonably request. LESSEE shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdictions in which LESSEE will operate, or any and all acts and things which LESSOR may reasonably request to perfect and preserve LESSOR's ownership rights regarding the Aircraft within any such jurisdiction and Mortgagee's first priority lien and security interest in and to the Aircraft and Lease as evidenced by the Mortgage and Lease Assignment.

            (C) LESSEE will not suffer any matter or thing whatsoever whereby the LESSOR's title in and to the Aircraft may be impaired on account of LESSEE's or any transferee's lease or operation of the Aircraft.

                                   SECTION 17

                       REDELIVERY OF AIRCRAFT AND RECORDS

            (A) Redelivery. Upon termination of the Lease with respect to the Aircraft, or pursuant to Section 19 hereof (such event being hereinafter referred to as a "Redelivery Occasion"), LESSEE, at its own expense prior to the Redelivery Occasion, shall return such Aircraft to LESSOR at the Redelivery Location or such other location as may be mutually agreed upon by LESSOR and LESSEE, fully equipped as delivered or modified as provided hereunder with all required Engines installed thereon.

            (B) Records. Upon a Redelivery Occasion applicable to the Aircraft, LESSEE, at its own expense, shall deliver to LESSOR all Aircraft Documents listed in Exhibit "B", as updated, amended or supplemented along with such other records and documents in such form as are necessary to qualify the Aircraft for the issuance of a Certificate of Airworthiness by the FAA and to be eligible to operate under FAR Part 121 specifications issued by the FAA. Such records and manuals shall be current and shall constitute an accurate representation of the condition of the Aircraft.

            (C) Condition of Aircraft. Upon a Redelivery Occasion applicable to the Aircraft, LESSEE shall return the Aircraft to LESSOR in such condition that the Aircraft shall: (1) comply with each and every return condition requirement set forth in Exhibit "I" hereto; (2) have a valid certificate of airworthiness or, at LESSOR's request, a valid certificate of airworthiness for export to a jurisdiction designated by LESSOR; and (3) shall be free and clear of all Liens, except LESSOR's Liens.

            (D) Final Inspection. Upon or next preceding a Redelivery Occasion with respect to the Aircraft hereunder, LESSEE shall make such Aircraft available to LESSOR and Mortgagee not more than five (5) days or less than three
(3) days prior to the date of the Redelivery Occasion for detailed inspection in order to verify that the condition of such Aircraft complies with the requirements set forth above (such inspection being hereinafter referred to as the "Final Inspection"). Such Final Inspection may be scheduled at an appropriate maintenance facility of the Authorized Maintenance Performer then performing maintenance of such Aircraft, pursuant to Subsection 7(D) hereof, and LESSEE shall give LESSOR and Mortgagee not less than ten (10) days' prior written notice of the location and commencement date of such Final Inspection. The last "C" Check (or the equivalent thereof under the Maintenance Program) and the period allowed for the Final Inspection shall have such duration as to permit LESSOR to inspect the Aircraft and the Aircraft Documents in accordance with this Section 17 and Exhibit "I".

            (E) No more than three (3) of LESSOR's and Mortgagee's representatives shall be permitted to attend each phase of activity required to be conducted during the last "C" Check and the Final Inspection. The Final Inspection shall commence on the dates designated pursuant to Sections 17(D) and 17(G) with respect to the Aircraft and Aircraft Documents, respectively, and shall continue on consecutive days until all activity required above to be performed during the Final Inspection has been concluded. During the maintenance checks performed immediately prior to the Redelivery Occasion and at the actual return of the Aircraft, LESSOR, Mortgagee and/or their representatives will have an opportunity to conduct a complete inspection of the Aircraft's physical condition including a full operational inspection of the Aircraft systems, including the opening, in order to verify any aspect, of the condition of any area of the Aircraft which would normally be accessible during the maintenance check being performed, or at LESSOR's request and expense any other area, provided that the Final Inspection, excluding time to correct deficiencies, does not extend for more than seventy-two (72) hours beyond the Final Inspection. In addition, a maintenance record review may also be performed to evaluate the extent to which the Aircraft has been maintained in an airworthy condition in accordance with requirements of this Lease. Any deficiencies from the Aircraft return condition requirements set forth in this Section 17 and in Exhibit "I" will be corrected by LESSEE at its cost prior to the Acceptance Flight as hereinafter defined. Immediately prior to the proposed redelivery of the Aircraft, LESSEE will carry out for LESSOR, Mortgagee and/or LESSOR's representatives an Aircraft acceptance flight (the "Acceptance Flight") (which may be the ferry flight to the Return Location) in accordance with LESSEE's comprehensive test flights procedures or, if agreed to in writing by LESSOR, in accordance with an airline acceptance flight procedure, either of which will be for the duration necessary to perform such check flight procedures but in any event not more than one and one-half (1 1/2) hours. Flight costs and fuel will be furnished by and at the expense of LESSEE. Any deficiencies from the Aircraft return condition requirements set forth in this Section 17 and Exhibit "I" will be corrected by LESSEE at its cost prior to return of the Aircraft.

            (F) To the extent that any portion of the Final Inspection extends beyond the date of a Redelivery Occasion, the Term shall be deemed to be automatically extended, and the LESSEE shall be obligated to continue to insure the Aircraft, in accordance with the provisions of this Lease, and to pay Rent hereunder, on a daily basis, calculated at a daily rate equal to 100% of the per diem Basic Rent for the first five days and at a daily rate equal to 150% of the per diem Basic Rent thereafter until the Final Inspection shall have been concluded. All storage expenses attributable to any extension of the Term pursuant to the preceding sentence shall be payable by LESSEE. Notwithstanding the foregoing, in the event that the Final Inspection evidencing that the

Aircraft and Aircraft Documents are in conformity with the provisions of this Lease has not been or, in LESSOR's reasonable judgment, will not be concluded by the tenth (10th) day from the scheduled end of the Term, then, in such event, LESSOR shall have the right to elect to take possession of the Aircraft and Aircraft Documents and perform, or cause to be performed, such repairs as are necessary to bring the Aircraft and Aircraft Documents into conformity with the provisions of this Lease with respect to redelivery of the Aircraft and Aircraft Documents on a Redelivery Occasion. In the event LESSOR makes the election set forth in the immediately preceding sentence, then, in such event, (i) the Term shall be deemed extended until the Aircraft and Aircraft Documents are in conformity with the provisions of this Lease with respect to redelivery but the obligation of LESSEE to pay Rent hereunder shall terminate, except that LESSEE shall pay Supplemental Rent in an amount equal to the costs reasonably incurred by LESSOR to bring the Aircraft and Aircraft Documents into conformity with the provisions of this Lease; and (ii) the amount of Supplemental Rent payable by LESSEE to LESSOR may, at the election of LESSOR, be deducted from the Security Deposit or Related Security Deposit then held by LESSOR and, to the extent that such Security Deposit or Related Security Deposit is insufficient to pay such Supplemental Rent (or if LESSOR has not elected to apply such Security Deposit or Related Security Deposit as provided for herein), LESSEE shall, upon demand made by LESSOR, pay to LESSOR such additional amounts as shall be necessary to fully pay the Supplemental Rent.

            (G) Aircraft Documentation. In order to enable LESSOR to prepare for its Final Inspection of the Aircraft, (i) upon LESSOR's request, LESSEE will make copies available of (a) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (b) airworthiness directive status list, (c) service bulletin incorporation list,
(d) rotable controlled, hard time and life limited component listings, (e) interior material burn certificates, (f) complete workscope for the checks, inspections and other work to be performed prior to return, and (g) current Engine disk sheets, and (ii) LESSEE agrees to make available at LESSEE's maintenance base to LESSOR, not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Documents listed in Exhibit "B" hereto, together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft as LESSOR may request.

            (H) LESSEE's Correction and Subsequent Corrections. To the extent that the Aircraft, any Engine or any of the Aircraft Documents fails upon a Redelivery Occasion to conform to any requirement imposed by Section 17 hereof, LESSOR may, at its option:

                  (1) continue the Lease in effect in the manner provided for in
            Subsection 17(F) above with regard to automatic extension with respect to such Aircraft until such time as the nonconforming items are corrected; or

                  (2) request LESSEE to pay, and LESSEE shall pay to LESSOR, an amount equal to the amount required (labor and materials) by the then current Authorized Maintenance Performer or any other Person, as the case may be, agreed upon by LESSOR and LESSEE on the date of such Redelivery Occasion, to correct such nonconforming items. Any such amount payable by LESSEE to LESSOR for such correction shall become Supplemental Rent, payable by LESSEE within five (5) days following the submission of a written statement by LESSOR to LESSEE identifying the items corrected or to be corrected and setting forth the expense of such correction. LESSEE's obligation to pay such Supplemental Rent shall survive the passage of the early termination of the Term or other termination of this Lease. In addition to the preceding, and under the same payment terms, LESSEE, with regard to any time-limited component installed on such Aircraft which does not satisfy the return condition requirements of this Section 17 upon a Redelivery Occasion, LESSEE shall pay LESSOR, at the time of a Redelivery Occasion, an amount equal to the amount which would be required to be paid to the Person selected by the then current Authorized Maintenance Performer or any other person, as the case may be, agreed upon by Lessor and Lessee on the date of such Redelivery occasion, for putting such item in such condition.

            (I) Dispute as to Compliance with Return Conditions. Should there be any dispute as to whether the Aircraft meets the return conditions, the matter shall be resolved by an independent knowledgeable aviation maintenance expert reasonably acceptable to both parties. The standard to be applied in ascertaining compliance with the redelivery conditions set out in this Section 17 shall be that applied after taking into account the levels of tolerance set out in the Maintenance Program.

                                   SECTION 18

                                EVENTS OF DEFAULT

            Each of the following events shall constitute an Event of Default:

            (A) LESSEE shall fail to make any payment of Rent when due under this Lease and such payment shall be overdue for a period of three (3) Business Days after written notice by Lessor to Lessee;

            (B) LESSEE shall fail to carry and maintain insurance on or with respect to the Aircraft and this Lease in accordance with the provisions of
Section 13 hereof or shall operate the Aircraft or permit the Aircraft to be operated in violation of any insurance policy required to be provided pursuant to Section 13 hereof;

            (C) Except as otherwise expressly provided in this Section 18 and Subsection 18(B) above for which no notice is required, LESSEE shall fail to perform or observe any covenant, condition or agreement to be performed or observed by LESSEE under the Lease or any other Lease Document to which LESSEE is a party and such failure shall continue for a period of thirty (30) days after written notice thereof from LESSOR to LESSEE, provided that such right of remedy shall only exist in respect of not more than three (3) cumulative failures (not including any breach or default by the LESSEE of performance of its obligations under Subsection 18(L) after the date hereof);

            (D) Any representation or warranty made by LESSEE herein, or in any notice, certificate or other document furnished by or on behalf of LESSEE herein to LESSOR or its assigns, shall prove to have been incorrect in any material respect when made;

            (E) LESSEE shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property, or LESSEE shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or LESSEE shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any Laws dealing with bankruptcy, insolvency, moratorium or creditors' rights generally (any or all of which are hereinafter referred to as "Bankruptcy Laws"), or an answer admitting the material allegations of a petition filed against LESSEE in any such proceeding, or LESSEE shall by voluntary petition, answer or consent to or seek relief under the provisions of any Bankruptcy Laws;

            (F) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of LESSEE, a receiver, trustee or liquidator for LESSEE or any substantial part of its property, or any substantial part of the property of LESSEE shall be sequestered, and any such order, judgment, decree or appointment, or sequestration, shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof;

            (G) A petition against LESSEE in a proceeding under the Bankruptcy Laws of any Governmental Entity shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any Bankruptcy Laws which may apply to LESSEE, any court of competent jurisdiction shall assume jurisdiction, custody or control of LESSEE or of any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days;

            (H) LESSEE shall be dissolved or liquidated, shall terminate its existence or suspend its operations, shall lose any right, privilege or franchise necessary to maintain its corporate existence, or shall dispose of all or substantially all of its properties to any Person (in each case, except as otherwise permitted hereunder);

            (I) LESSEE shall make or permit any assignment or transfer of this Lease or of possession of the Aircraft other than as permitted hereunder;

            (J) Any license, permit, authorization, consent, approval, notification, registration or filing now or hereafter necessary to enable LESSEE to perform or comply with its obligations under the Lease shall fail to be timely issued, granted or made, or shall expire or lapse and shall not be forthwith renewed or extended or shall be revoked, withdrawn, withheld or adversely modified, or shall cease to be in full force and effect;

            (K) All or a substantial part of the properties of LESSEE shall be condemned, seized or otherwise appropriated for custody or control, or such property shall be assumed by any Governmental Entity or any court or other Person purporting to act under the authority of any Governmental Entity, or LESSEE shall be prevented from exercising normal control over all or a substantial part of its properties, if such events as set forth in this Subsection 18(K) are not remedied within sixty (60) days after they occur;

            (L) The LESSEE fails to pay any Indebtedness exceeding $500,000.00 individually or in the aggregate when due (giving affect to all applicable grace periods) or any Indebtedness exceeding $500,000.00 individually or in the aggregate of the LESSEE becomes or is declared to be due and is accelerated, unless LESSEE is contesting its liability in respect of such Indebtedness by proceedings being contested in good faith and diligently prosecuted and for which appropriate reserves have been made by the LESSEE, all as evidenced to the reasonable satisfaction of the LESSOR, and the LESSOR is reasonably of the view that its interest in the Aircraft is not adversely prejudiced thereby;

            (M) This Lease or any Lease Document is or becomes wholly or partly invalid, ineffective or unenforceable and the LESSOR determines that such invalidity, ineffectiveness or unenforceability will or may have a material adverse effect upon the rights of the LESSOR or the ability of the LESSEE to perform its obligations under this Lease or such Lease Document and alternative arrangements satisfactory to the LESSOR are not entered into by the LESSEE; or

            (N) If any Related Lease Event of Default shall occur and be continuing.

                                   SECTION 19

                                    REMEDIES

            Upon the occurrence of any Event of Default, and at any time thereafter so long as the same shall be continuing, LESSOR may, at its option, declare this Lease to be in default, and at any time thereafter, so long as LESSEE shall not have remedied any outstanding Event of Default, LESSOR may exercise one or more of the following remedies with respect to the Aircraft as LESSOR in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with, any mandatory requirements of applicable Law then in effect; provided, however, that upon the occurrence of any Event of Default specified in paragraphs (F), (G) or (H) of Section 18, LESSOR shall be entitled automatically, as of the day prior to such occurrence, to exercise any of the following remedies without declaring this Lease to be in default or making demand or giving notice or the taking of any other action:

            (A) Demand that LESSEE, and LESSEE shall, upon the written demand of LESSOR, at LESSEE's expense, return the Aircraft and Aircraft Documents promptly to LESSOR in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 17 hereof; or LESSOR, at its option and to the extent permitted by applicable Law, may enter upon the premises where all or any part of the Aircraft and Aircraft Documents are located and take immediate possession of and remove the same, by summary proceedings or otherwise, all without liability accruing to LESSOR for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

            (B) Sell the Aircraft at public or private sale, as LESSOR may determine, or otherwise dispose of, hold, use, operate, lease to others, or keep idle the Aircraft, as LESSOR in its sole discretion may determine, all free and clear of any rights of LESSEE and without any duty to account to LESSEE with respect to such action or inaction, or for any proceeds with respect thereto;

            (C) Demand (whether or not LESSOR, pursuant to Subsection 19(B) hereof, may have sold the Aircraft) that LESSEE pay LESSOR, and LESSEE shall upon such demand pay to LESSOR, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Rent for such Aircraft due after such payment occurs), any accrued and unpaid Rent for such Aircraft due up to the time LESSOR demands such payment, plus the amount by which the Agreed Value of such Aircraft exceeds the net cash proceeds of any sale of such Aircraft, together with interest at the Overdue Rate on such Agreed Value or portion thereof and such unpaid Rent from the date of LESSOR's demand to the date such payment is made;

            (D) Proceed by appropriate court action or actions, either at Law or in equity, to enforce performance by LESSEE of the applicable covenants of this Lease (including, but not limited to, LESSEE's obligation to pay Rent for the Term) and to recover damages for the breach thereof, or to rescind this Lease as to the Aircraft (which rescission shall not release LESSEE from its financial obligations hereunder);

            (E) Terminate this Lease or any of LESSEE's rights hereunder by written notice, and repossess the Aircraft and Aircraft Documents, provided such termination shall not release LESSEE from its financial obligations hereunder;

            (F) Use and apply the Security Deposit or the Related Security Deposit to satisfy any of the obligations of LESSEE set forth in this Lease or in the Related Lease Agreement;

            (G) Should the LESSEE fail to return the Aircraft and Aircraft Documents upon termination of the Lease for any reason whatsoever except due to an Event of Loss and as set forth in Subsection 17(D)(3) without prejudice to LESSOR's rights hereunder to demand return of the Aircraft in the condition required by this Section, LESSEE shall continue to pay Rent to LESSOR for each day the Aircraft remains in LESSEE's possession at the rate of l/15 of the monthly Basic Rent then in effect.

                  In addition, LESSEE shall be liable for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for the time remaining in the Term without giving effect to any early termination of this Lease, together with interest thereon at the Overdue Rate from the date such Rent was due, and for all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of LESSOR's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft, in accordance with the terms of Section 17 hereof, or with placing such Aircraft in such condition.

                  Except as otherwise expressly provided above, no remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to LESSOR under any applicable Law, and the exercise or commencement of exercising by LESSOR of any one or more of such remedies shall not preclude the simultaneous or later exercise by LESSOR of any or all such other remedies. No express or implied waiver by LESSOR of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. LESSEE hereby agrees that, except as provided in this Section 19, any financing profit or savings accruing to LESSOR by virtue of LESSEE's default and LESSOR's subsequent sale, re-letting, or award shall in no way reduce, offset or mitigate the damages for which LESSEE is liable hereunder.

                  If the Lease is terminated in accordance with Subsection 19(E), LESSEE hereby appoints LESSOR as LESSEE's irrevocable agent and attorney-in-fact, as set forth in Exhibit "E", to execute all documents deemed necessary to release, terminate and void LESSEE's interest in the Aircraft leased hereunder, and to file said documents for recordation with the Air Authority and the appropriate Governmental Entity following the occurrence of an Event of Default, where LESSOR, at its sole discretion, may deem use of such agency necessary to effect any remedy which LESSOR chooses to exercise.

                                   SECTION 20

                                   ALIENATION

            (A) There shall be no restriction upon LESSOR's right to assign, sell, transfer, pledge, hypothecate or encumber any interest of LESSOR (hereinafter referred to generally as "Alienation") to the Mortgagee in the Aircraft, this Lease, and or the proceeds thereof and hereof, subject to rights of the LESSEE under the provisions of the Lease Assignment. Any other assignment by LESSOR hereunder shall be subject to the prior written consent of LESSEE which consent shall not be unreasonably withheld or delayed. To effect or facilitate any such assignment, sale, transfer, pledge, hypothecation or encumbrance, LESSEE agrees to provide LESSOR or LESSOR's designee or assignee with such agreements, consents, conveyances or documents as may be reasonably requested by LESSOR. The agreements, covenants, obligation and liabilities contained herein, including, but not limited to, all obligations to pay Rent and indemnify LESSOR, are made for the benefit of LESSOR, Mortgagee and their respective successors and assigns, notwithstanding the possibility that any such Person was not originally a party to this Lease or may, at the time such enforcement is sought, not be a party to this Lease.

            (B) In the case of any Alienation or assignment by LESSOR pursuant to the provisions of Section 20, LESSEE shall execute and deliver to LESSOR promptly (at LESSOR's cost except that LESSEE shall pay the cost of its attorney), upon request of LESSOR, any consents or agreements required for the perfection of such assignment provided that such consent or other documents does not affect LESSEE's rights under Subsection 21(G) below.

                                   SECTION 21

                                  MISCELLANEOUS

            (A) Severability, Amendment and Construction. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged, or terminated orally, but only by an instrument in writing expressed to be a supplement to this Lease, signed by an officer of the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease for the Term of the Lease, and nothing herein shall be construed as conveying to LESSEE any right, title or interest in the Aircraft, the Airframe, any Engine or Part except as a LESSEE only, for such Term. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Unless the context otherwise requires, all references in this instrument to designated Sections or other subdivisions hereof are to such designated Sections or subdivisions; and the words

"herein", "hereof", "hereto", "hereunder", and other words of similar import refer to this instrument as a whole and not to any particular Section or subdivision. In construing any provision of this Lease, no account shall be taken as to the party who drafted same and no presumption shall arise or result therefrom.

            (B) Governing Law. This Lease shall in all respects be governed by and construed in accordance with the Laws of the State of New York applicable to contracts entered into in such State by residents thereof and to be performed entirely within such State.

            (C) Waiver of Jury Trial. LESSEE AND LESSOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE OR OF ANY PROVISION HEREOF.

            (D) Notice. Except as otherwise specified herein, notice, requests, demands, consents or other communications to, upon or by the respective parties hereto shall be in the English language and in writing, sent by express courier or telefax, and shall be deemed to have been duly given or made when received by the party if sent by telefax or when received by the party, if sent by express courier, addressed to the party to which such notice, request, demand or other communication is required or permitted to be given or made hereunder, at the LESSEE'S Address or LESSOR'S Address, as the case may be, or at such other address of which such Person shall have notified in writing the party giving such notice. Copies of all notices to the LESSOR shall also be sent to the Mortgagee pursuant to the Lease Assignment and to Feltman, Karesh, Major & Farbman, 152 West 57th Street, New York, New York 10019, Attn.: Loren M. Dollet, Esq., Telefax No.: (212) 586-0951.

            (E) LESSOR's Right to Perform for LESSEE. If LESSEE fails to make any payment of Supplemental Rent or fails to perform or comply with any covenant, agreement or obligation contained herein, LESSOR shall have the right, but not the obligation, to make such payment or perform or comply with such agreement, covenant or obligation, and the amount of such payment and the amount of the reasonable expenses of LESSOR incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by LESSEE upon demand. The taking of any such action by LESSOR pursuant to this Subsection 21(E) shall not constitute a waiver or release of any obligation of LESSEE under the Lease, nor a waiver of any Event of Default which may arise out of LESSEE's nonperformance of such obligation, nor an election or waiver by LESSOR of any remedy or right available to LESSOR under or in relation to this Lease.

            (F) Counterparts. This Lease may be executed simultaneously in one or more counterparts, all of which together shall constitute one and the same Lease. To the extent that this Lease constitutes chattel paper in any jurisdiction, no security interest herein may be created through the transfer of possession of any counterpart other than the counterpart marked "Original." Other than the counterpart of this Lease marked "Original," all other original executed counterparts of this Lease shall be marked "Duplicate Original."

            (G) Quiet Enjoyment and Lessor Covenant. LESSOR covenants that if, and as long as, LESSEE keeps and performs each and every covenant and agreement to be performed or observed by it hereunder and/or no Event of Default has occurred and is continuing, LESSEE shall quietly enjoy the Aircraft without interference by LESSOR or by any Person claiming by, through or against LESSOR, including, but not limited to, Mortgagee and any other security assignee of LESSOR, and none of the LESSOR or any Person claiming by, through or against LESSOR, including, but not limited to, any assignee of LESSOR, will, as long as LESSEE keeps and performs each and every covenant to be performed or observed by it hereunder, take any action which adversely affect the registration of the Aircraft. LESSOR further covenants that it will maintain all legal right, power and authority, and all licenses and authorizations, necessary to lease the Aircraft for the Term.

            (H) Brokers. LESSOR and LESSEE each agree that there has been no third party as broker or finder involved in this Lease and each party hereby indemnifies the other party from liability for fees, commissions or other claims made upon such other party due to such claims arising through it.

            (I) Jurisdiction, Service of Process. The parties hereto hereby expressly submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York in the Borough of Manhattan, City of New York with respect to any action arising out of or relating to this Lease. The parties hereto, to the fullest extent available under applicable Law, waive any claim that venue or jurisdiction is improper in such courts or that such courts constitute an inconvenient forum. Service of summons, complaint and other legal process on LESSOR or LESSEE with respect to any action arising out of or relating to this Lease may be made by mailing (registered mail, return receipt requested) a copy of any summons or other legal process to said Party at the LESSEE's address or LESSOR's address, as the case may be, or by any other procedure permitted under the Laws of the United States of America.

                  The mailing, as herein provided, of such summons or other legal process shall be deemed personal service and accepted by LESSEE or LESSOR as such, and shall be legal, effective and binding upon LESSEE or LESSOR for all the purposes of the suit.

                  Nothing in this Subsection 21(I) shall in any way be deemed to limit the ability of LESSOR or LESSEE to serve any such summonses or legal process in any other manner permitted by applicable Law or to obtain jurisdiction over the other party in such other jurisdictions, and in such manner, as may be permitted by applicable Law.

                                   SECTION 22

                       SUBLEASE; ASSIGNMENT; CRAF PROGRAM

            (A) LESSEE shall not sublease the Aircraft or assign its rights in this Lease to any other party without the prior written consent of LESSOR which consent shall not be unreasonably withheld or delayed. LESSEE agrees that it will be reasonable for LESSOR to withhold its consent if such sublease or assignment will impair or adversely affect Mortgagee's security interest in the Aircraft.

            (B) Any sublease or assignment consented to by LESSOR shall contain, among other things, the following terms and conditions:

                  (1) That such sublease or assignment is subject to and subordinate to this Lease;

                  (2) The sublease or assignment shall not relieve the LESSEE of its obligations under this Lease and the LESSEE shall continue to be primarily liable hereunder; and

                  (3) The rights of the LESSOR in any sublease shall be assigned to LESSOR as security for the performance of the obligations of LESSEE under this Lease and further assigned by LESSOR to Mortgagee.

            (C) In connection with any request by LESSEE to LESSOR to sublease the Aircraft or assign its rights in this Lease to any other party, LESSEE agrees to pay on demand to LESSOR all reasonable costs and expenses incurred by LESSOR in connection with such request, including, but not limited to, legal fees and expenses of counsel to LESSOR (such legal fees for which LESSEE shall be responsible shall include, but not be limited to, the cost of counsel reviewing all documents which LESSEE proposes to enter into in connection with such sublease or assignment).

            (D) All of LESSEE's obligations hereunder may be performed by any approved sublessee or assignee, provided however that the LESSEE shall not be released from its obligations hereunder.

            (E) LESSEE may subject the Aircraft to a Wet Lease without LESSOR's prior written consent.

            (F) So long as no Default or Event of Default shall have occurred and be continuing under this Lease, LESSEE may transfer possession of the Aircraft to the U.S. Government pursuant to the CRAF Program. In the event of
(i) a requisition for use by the U.S. Government of the Aircraft during the Term for the purpose of an Air Mobility Command Solicitation pursuant to the CRAF Program (a "CRAF Requisition") or (ii) notice to the LESSEE from the Government to the effect that the Aircraft may be subject to a CRAF Requisition (a "CRAF Activation"), LESSEE shall promptly notify LESSOR and Mortgagee and, except as otherwise specified herein, all of LESSEE's obligations under this Lease shall continue to the same extent as if such CRAF Requisition or CRAF Activation had not occurred. LESSEE agrees that no CRAF Requisition or CRAF Activation shall continue beyond the end of the Term and that, if the Airframe or any Engine is not returned by the U.S. Government prior to the end of the Term, then:

                  (1) such failure shall constitute an Event of Loss, and LESSEE and LESSOR shall comply with the provisions of Section 12; and

                  (2) the Term (including LESSEE's obligation to pay Basic Rent)
            shall be deemed extended to, and shall not expire until, the date LESSEE performs fully its obligations pursuant to Section 12.

            (G) Notwithstanding any provision in this Lease to the contrary, LESSOR and LESSEE hereby expressly acknowledge and agree that during any CRAF Requisition or CRAF Activation:

                  (1) the Aircraft shall be registered in the United States;

                  (2) LESSEE may transfer possession of the Aircraft to the U.S.
            Government, provided that the rights of any transferee of the Aircraft shall be subject and subordinate to all of the terms of this Lease and the Mortgage, including the right of LESSOR and Mortgagee to terminate this Lease and immediately repossess the Aircraft following an Event of Default;

                  (3) LESSEE shall have exclusive control of the Aircraft and shall remain primarily liable for the performance of all of the terms of this Lease to the same extent as if such CRAF Requisition or CRAF Activation had not occurred;

                  (4) there shall be no limitation on the geographic area in which the Aircraft may be operated; and

                  (5) LESSEE shall provide LESSOR and Mortgagee with the name and address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given in connection with the enforcement of remedies under this Lease, and LESSOR shall give such representative prior written notice of its enforcement of any remedies under this Lease.

            (H) LESSOR shall accept U.S. Government indemnification in lieu of insurance during a CRAF Requisition or CRAF Activation, and LESSEE's failure to maintain insurance in accordance with Section 13 hereof during a CRAF Requisition or CRAF Activation shall not constitute an Event of Default, provided, however, that in the event that LESSEE is able to maintain existing insurance coverage on the Aircraft during a CRAF Requisition or CRAF Activation, as the case may be, and the maintenance of such existing insurance during a CRAF Requisition or CRAF Activation will not result in any additional cost to Lessee which is materially in excess of the cost for the existing insurance coverage on the Aircraft immediately prior to the CRAF Requisition or CRAF Activation, as the case may be, Lessee shall not take any action or inaction which results in the termination or cancellation of such insurance. LESSEE shall promptly notify LESSOR and Mortgagee as to the existence of such indemnification and promptly furnish to LESSOR and Mortgagee a copy of such indemnification agreement and a certificate of its independent aircraft insurance brokers certifying that such indemnification and other insurance maintained by LESSEE is in full compliance with all the requirements of

Section 13. All payments received by LESSOR or LESSEE from the U.S. Government for the use of the Aircraft during or after the Term shall be paid over to or retained by LESSEE unless (i) an Event of Default has occurred and is continuing hereunder, or (ii) a deemed Event of Loss has occurred hereunder and LESSEE has not complied with all of its obligations set forth in Section 12 hereof, in either of which cases such payments shall be paid over to or retained by LESSOR to be applied in satisfaction of LESSEE's obligations hereunder.

                                   SECTION 23

                             RIGHT OF FIRST REFUSAL

            If LESSOR proposes to sell the Aircraft, which LESSOR may choose to do or not to do in LESSOR's sole discretion, and LESSOR agrees on the terms of such sale with an unaffiliated third party, then LESSOR shall send LESSEE a written notice (the "LESSOR Notice") specifying the proposed terms of such sale. LESSEE shall have the option to purchase the Aircraft on the same terms as specified in the LESSOR Notice by exercising such option in a written notice to be delivered to LESSOR within fifteen (15) Business Days of receipt of the LESSOR Notice by LESSEE, including to post within such 15 days period any deposits for performance. If the LESSEE fails to accept the offer in accordance with this Section 23 within the 15 days period, the LESSEE shall conclusively be deemed to have rejected such offer and the LESSOR may, at any time within three months thereafter, sell the Aircraft on the terms of the offer. If the LESSEE accepts the offer, LESSOR and LESSEE shall negotiate in good faith to sell the Aircraft by not later than 30 days after the LESSEE's acceptance.

                                   SECTION 24

                                ENTIRE AGREEMENT

            This Lease (including all Exhibits hereto) embodies the entire agreement and understanding between LESSOR and LESSEE relating to the subject matter hereof and supersedes all prior agreements and understandings relating hereto and neither of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth herein. This Lease may not be changed and no right granted or obligation imposed hereunder may be waived orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                   SECTION 25

                                 CONFIDENTIALITY

            LESSOR and LESSEE agree to keep this Lease and all Lease Documents and any and all documents of a financial or proprietary nature received pursuant to the provisions of this Lease confidential, and shall not disclose the existence or any portion of this Lease and any Lease Document and any and all documents of a financial or proprietary nature received pursuant to the provisions of this Lease to any person or entity, except in accordance with the terms hereof. LESSOR and LESSEE may disclose this Lease and any Lease Document on a need to know basis to: (i) its counsel, accountants, banks, financial institutions, maintenance providers, independent insurance advisors or other advisors or agents who are under a duty to or agree to hold such information confidential, (ii) if the document or information was filed as a matter of public record with a Governmental Entity or was generally available to the public at the time of disclosure (other than as a result of a disclosure by such person or entity), or (iii) as may be required by any statute, court or administrative order or decree or governmental rule or regulation or by any regulatory or supervisory governmental authority or agency or by generally accepted accounting principles.

                            [signature page follows]

            IN WITNESS WHEREOF, LESSOR and LESSEE, each pursuant to due corporate authority, have caused this Aircraft Lease Agreement [49587] to be executed by their duly authorized officers as of the day and year first above written.

LESSOR:                                    LESSEE:

OLIVIA CORP.                               RENO AIR, INC.


By: /s/ Aaron Mendelsohn                   By:
    -----------------------                    ------------------------
Name: Aaron Mendelsohn                     Name:
Title: President                           Title:

            IN WITNESS WHEREOF, LESSOR and LESSEE, each pursuant to due corporate authority, have caused this Aircraft Lease Agreement [49587] to be executed by their duly authorized officers as of the day and year first above written.

LESSOR:                                    LESSEE:

OLIVIA CORP.                               RENO AIR, INC.


By:                                        By: /s/ Robert M. Rowen
    -----------------------                    ------------------------
Name:                                      Name: Robert M. Rowen
Title:                                     Title: Vice President and General
                                                  Counsel

                                  EXHIBIT "A"

                             AIRCRAFT SPECIFICATIONS

Manufacturer:            McDonnell Douglas
Model                    MD-87
Serial No.               49587
Line No.                 N/A
Reg. No.                 N753RA
Date of Mfgr.            1988

                                AIRFRAME STATUS

Time as of               11/16/95
Total Hours              14129
Total Cycles             7448
Time Since Last C Ck     13321 hours
Time to Next Overhaul    N/A hours/

                                 ENGINE STATUS

               Model #             Serial #       REMAINING      Limiter
               -------             --------       ---------      -------

#1.            Pratt & Whitney     708147         3155 cyc       LPT Shaft
               JT8D-217C

#2.            Pratt & Whitney     708147         5704 cyc       LPT Shaft
               JT8D-217C

                              LANDING GEAR STATUS

                              Hrs. Remaining           Cycles Remaining
                              --------------           ----------------

Nose                               N/A                      N/A
Main                               N/A                      N/A

                                   EXHIBIT "B"

                             AIRCRAFT DOCUMENTATION

Delivery of Manuals/Documents

 o     AD Status
 o     Present Certificate of Airworthiness
 o     Copy of Original Certificate of Airworthiness or Export ex USA
 o     Copy of Noise Certificate
 o     Copy of Radio Lisence
 o     Packing Sheet from MDC
 o     Engine Records and Modification Status
 o     Status Engine S.B., ASB, AD
 o     Test Cell Run Sheets
 o     Inventory of Loose Equipment at Date of Delivery
 o     Weight and Balance Records (Status at Delivery)
 o     Weight and Balance Manual
 o     S.B., AOL, I.A. - Status
 o     Time controlled Component Inventory List (PA 061 INVORT)
 o     Historical records:

 o     Log Books
 o     OTI's, OTA's, EO's and AD's
 o     None Routine Job Cards
 o     Briefing Cards

 o     HIL-Lists/Line Maintenance/Heavy Maintenance
 o     FAA/FAO approved Flight Manual
 o     Wiring Diagram Manual (Microfilm)
 o     IPC (Microfilm)
 o     MAI (Microfilm)
 o     Last X-Ray Pictures
 o     APU Log Book/Shop Findings ex UTA
 o     AOM (Operational Manual)
 o     Certificate of Airworthiness for Export issued by Swiss Federal Air
       Office

                                   EXHIBIT "C"

                           CERTIFICATE OF ACCEPTANCE

       This Certificate of Acceptance is delivered on and as of the date set forth below by RENO AIR, INC. (hereinafter referred to as "LESSEE") to OLIVIA CORP. (hereinafter referred to as "LESSOR") pursuant to that Aircraft Lease Agreement [49587] dated as of November __, 1995 between LESSOR and LESSEE (hereinafter referred to as the "Agreement"):

       A. Details of Acceptance

            LESSEE hereby indicates and confirms to LESSOR, its successors and assigns, that the LESSEE has at ____ o'clock __.M., at this ___ day of November, 1995, at Zurich International Airport, Zurich, Switzerland, accepted the following in accordance with the provisions of the Agreement:

            1.     (a)   McDonnell Douglas Model: MD-87

                   (b)   Manufacturer's Serial No.: 49587

                   (c)   U.S. FAA Registration Number: N753RA

       Manufacturer
Engine       Model Number      Total       Total        Hours      Cycles
  No.        Serial Number     Hours       Cycles      Remaining   Remaining
  ---        -------------     -----       ------      ---------   ---------

   (1) Pratt & Whitney
       JT8D-217C
       708147

   (2) Pratt & Whitney
       JT8D-217C
       708177

Each of the above-described Engines having 750 or more rated take-off horsepower or the equivalent thereof.

Airframe

       Total Time: _____ hrs.

       Total Cycles: _____ Cycles

Fuel

       _____ lbs.

       B. Confirmation of Undertakings

            LESSEE confirms that the above described Aircraft and Engines have been examined by its duly appointed and authorized representative(s), that such Aircraft and Engines conform to the information set forth above, that there have been fixed to the Aircraft the markings required by the Agreement (or that such markings shall be affixed to the Aircraft within fifteen (15) days of the date hereof). LESSEE confirms and acknowledges that the date set forth above constitutes the Effective Date, as such term is defined in the Agreement, and that LESSEE's execution and delivery of this Certificate represents LESSEE's acceptance of the above described Aircraft and Engines for all purposes of the Agreement.

       IN WITNESS WHEREOF, LESSEE has caused this Certificate of Acceptance to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date written in Section A above.

                   LESSEE:     RENO AIR, INC.


                               By: ____________________________________

                               Title: _________________________________

                               Date: __________________________________

                                   EXHIBIT "D"

                        LEASE SUPPLEMENT [49587] NO. 1

      LEASE SUPPLEMENT [49587] NO. 1, dated November ___, 1995, between OLIVIA CORP. ("LESSOR") and RENO AIR, INC. ("LESSEE").

      LESSOR and LESSEE have heretofore entered into that certain Aircraft Lease Agreement [49587], dated as of November __, 1995, relating to one (1) McDonnell Douglas MD-87 Aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of a Lease Supplement for the purpose of subjecting the Aircraft and other property described in such Lease Supplement (collectively, the "Equipment"), as and when delivered by LESSOR to LESSEE, to the terms of the Lease.

       The Lease relates to the Equipment described below and a counterpart of the Lease is attached hereto and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the FAA as one document.

       NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, LESSOR and LESSEE hereby agree as follows:

       1. LESSOR hereby delivers and leases to LESSEE under the Lease, and LESSEE hereby accepts delivery of and leases from LESSOR under the Lease, the following described Equipment, which Equipment, as of the date hereof, is acknowledged and accepted by LESSEE:

          (i) Airframe: one (1) McDonnell Douglas MD-87 airframe, bearing FAA Registration No. N753RA and Manufacturer's Serial No. 49587;

          (ii) Engines: two (2) Pratt & Whitney Model JT8D-217C aircraft engines, each of which has 750 or more rated takeoff horsepower and bearing Manufacturer's Serial Nos. 708147 and 708177, respectively; and

          (iii)   The Aircraft Documents.

       2. The Effective Date for the Equipment is the date of this Lease Supplement set forth in the opening paragraph hereof.

       3. The Term is from the date of this Lease Supplement through and including January 15, 2003.

       4. LESSEE hereby confirms it has paid the Security Deposit to LESSOR in the amount set forth on Schedule "1" attached hereto and forming a part hereof.

       5. LESSEE hereby confirms its agreement to pay LESSOR Interim Rent and Basic Rent, as applicable, for the Equipment throughout the Term, in the installments and in the amounts provided for on Schedule "1", on each Rent Date.

       6. LESSEE hereby confirms its agreement to pay LESSOR Reserves on each Maintenance Reserve Date, subject to the provisions of 5(E) and in the amounts provided for on Schedule "1".

       7. LESSEE hereby confirms to LESSOR that LESSEE has accepted the Equipment for all purposes hereof and of the Lease.

       8. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

       9. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease Supplement [49587] No. 1 to be duly executed and delivered as of the date and year first above written.

LESSOR:                                 LESSEE:

OLIVIA CORP.                            RENO AIR, INC.


By: _________________________           By: _____________________________

Name:                                   Name:
Title:                                  Title:

                                  Schedule "1"

1. Security Deposit.  The Security Deposit shall equal $300,000.

2. Interim Rent. Interim Rent shall be payable by LESSEE to LESSOR in the amount set forth in Section 5(A) of the Lease. The Minimum Basic Rent shall equal $40,000.

3. Basic Rent.

      (i) Basic Rent shall be paid by LESSEE to LESSOR, in advance, as set forth in Section 5(A)(ii) of the Lease.

      (ii) The monthly Basic Rent for each Rent Period during the periods set forth below shall equal the amounts set forth next to such periods assuming that LIBOR for such Rent Period is 5.8% per annum:

             January 15, 1996 - July 14, 1996 - $87,500
             July 15, 1996 - Expiration Date - $150,000

             To the extent LIBOR on any given Rent Date (provided, however, if such Rent Date is not a London Banking Day, then on the immediately following London Banking Day), on which Basic Rent is to be paid is less than or greater than 5.8% per annum, the Basic Rent payable by LESSEE to LESSOR on the next Rent Date shall be adjusted upward (in the event that LIBOR is greater than 5.8% per annum) or downward (in the event that LIBOR is less than 5.8% per annum) in accordance with the following formula (the "Rent Adjustment"):

             ((L-5.8) x A) + B

                   L = the actual 30-day LIBOR rate for the preceding Rent Date, however, L shall never be greater than 8.0 nor less than 3.6

                   B =   the Basic Rent

                   A = an adjustment factor equal to the amount set forth below corresponding to the relevant Rent Period:

                  Rent Period                     A
                  -----------                     -

                  Jan-15-1996 to Jan-14-1997    7,450
                  Jan-15-1997 to Jan-14-1998    6,700
                  Jan-15-1998 to Jan-14-1999    5,800
                  Jan-15-1999 to Jan-14-2000    4,900
                  Jan-15-2000 to Jan-14-2001    3,850
                  Jan-15-2001 to Jan-14-2002    2,750
                  Jan-15-2002 to Jan-15-2003    1,550

             Notwithstanding anything set forth herein to the contrary, with respect to the Basic Rent payable for the last Rent Period, the Rent Adjustment shall be made on the Expiration Date. To the extent the Basic Rent is adjusted upward for such Rent Period, LESSEE shall pay the Rent Adjustment to LESSOR on the Expiration Date. To the extent the Basic Rent is adjusted downward for such period and provided no Default or Related Lease Default has occurred and is continuing, LESSOR shall pay LESSEE the Rent Adjustment on the later of the Expiration Date or the date on which LESSEE has complied with all provisions hereof.

4.     Reserves.

       (i) The Airframe Reserves shall be payable in an amount equal to thirty ($30.00) Dollars for each Flight Hour incurred on the Airframe for the previous Rent Period;

       (ii) The Engine Reserves shall be payable in an amount equal to seventy ($70.00) Dollars per each Cycle incurred on each Engine for the previous Rent Period; and

       (iii) the Landing Gear Reserves shall be ten ($10.00) Dollars per each Cycle incurred on the Landing Gear for the previous Rent Period.

                                   EXHIBIT "E"

                         APPOINTMENT AS ATTORNEY-IN-FACT

      Pursuant to the terms of Subsection 19 of the Lease (as hereinafter defined), RENO AIR, INC. ("Reno") hereby irrevocably appoints OLIVIA CORP. ("LESSOR"), or its representatives, agents or assigns, as its true and lawful attorney-in-fact, to act in all respects, do such acts and take such actions as Reno could do or authorize itself under the Lease with respect to the use, operations, maintenance and possession of the McDonnell Douglas MD-87 Aircraft, Serial Number 49587, U.S. Registration No. N753RA (the "Aircraft"), which LESSOR has leased to Reno by Aircraft Lease Agreement [49587] dated as of November __, 1995 (the "Lease"). The appointment is made as part of and in consideration of the leasing of the Aircraft to Reno by LESSOR and shall remain in full force and effect until all obligations of Reno under the Lease shall be fully discharged or satisfied. The power given to LESSOR herein may only be exercised upon the occurrence and continuation of an Event of Default under the Lease but LESSOR shall not be required to deliver any evidence to any party as to the existence of such Event of Default in connection with the exercise of the power hereunder.


Executed this __ day of November, 1995.


                                       RENO AIR, INC.


                                       By:________________________________
                                       Name:
                                       Title:


                                       Attested by:


(PLACE CORPORATE                       ___________________________________
SEAL HERE)                                 Secretary

STATE OF                           )
                            ) ss.:
COUNTY OF                          )

      On the __ day of ______, 199_, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at __________; that he is the _______ of_________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                  _____________________________________
                                  Notary Public

[Seal]

                                   EXHIBIT "F"

                             REDELIVERY CERTIFICATE

      This Redelivery Certificate is delivered on and as of the date set forth below by Olivia Corp. (hereinafter referred to as "LESSOR"), to Reno Air, Inc. (hereinafter referred to as "LESSEE") pursuant to the Aircraft Lease Agreement [49587], dated as of November __, 1995, between LESSOR and LESSEE (hereinafter referred to as the "Agreement"):

      A. Details of Redelivery. LESSOR hereby indicates and confirms to LESSEE, its successors and assigns, that the LESSOR has, at _____ o'clock _.M., on this __ day of ______, 199_, at __________, accepted the following in accordance with the provisions of the Agreement:

            1.    (a)   McDonnell Douglas Model: MD-87;

                  (b)   Manufacturer's Serial No.: 49587; and

                  (c)   U.S. FAA Registration No.: N753RA.

       Manufacturer
Engine       Model Number      Total       Total        Hours       Cycles
 No.         Serial Number     Hours       Cycles       Remaining   Remaining
-----        -------------     -----       ------       ---------   ---------

 (1)  Pratt & Whitney
      JT8D-219
      [____]

 (2)  Pratt & Whitney
      JT8D-219
      [____]

Each of the above-described Engines having 750 or more rated take-off horsepower or the equivalent thereof.

Airframe

Total Time:  ____hrs.
Total Cycles:____Cycles

Fuel

      _____ lbs.

      B. Confirmation of Acceptance. LESSOR confirms that the above-described Aircraft and Engines have been examined by its duly appointed and authorized representative(s) and that such Aircraft and Engines conform to the information set forth above. LESSOR's execution and delivery of this Redelivery Certificate represents LESSOR's acceptance of the above-described Aircraft and Engines for all purposes of this Agreement.

      IN WITNESS WHEREOF, LESSOR has caused this Redelivery Certificate to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date written in Section A above.

                                     LESSOR:

                                     OLIVIA CORP.


                                     By:________________________________
                                     Name:
                                     Title:

                                   EXHIBIT "G"

                               DELIVERY CONDITIONS

      Upon delivery of the Aircraft to the LESSEE, the Aircraft shall comply with the following (except to the extent any such items are to be accomplished during the "C" check to be performed by LESSEE immediately following the delivery of the Aircraft):

      1. The Aircraft shall be delivered in an airworthy condition and have a valid Swiss Aviation Authority certificate of airworthiness for export.

      2. There shall be no deferred maintenance items on the Airframe or Engines.

      3. All AD notes and mandatory service bulletins modifications due for compliance as of the Effective Date shall have been performed.

      4. Immediately prior to delivery, LESSOR shall, at its cost, perform a test flight of the Aircraft, not to exceed one and one-half (1 1/2) hours in duration, for the purpose of demonstrating the serviceability of the Aircraft and its systems. To the extent that any of the systems of the Aircraft which affect the airworthiness thereof are not functioning in accordance with the standards of the Manufacturer, LESSOR shall, at its sole cost and expense, repair, or cause to be repaired, such systems.

      5. As of the Effective Date, each Engine will have not less than 3,000 Cycles remaining until the next scheduled removal in accordance with Swissair's standard engine maintenance program and no discrepancies noted in a borescope inspection. In computing the time remaining with respect to the Engines, at any time when same is required to be calculated under the provisions of this Lease, the most time limited component shall be used as the measure.

      6. All life limited components, other than Engine components, installed on the Aircraft shall have not less than 12 months or 2,000 Cycles remaining, as determined under the Swissair maintenance program.

      7. All technical records and manuals will be up to date and complete and in English with no deferred maintenance items.

      8. Any modifications necessary to integrate the Aircraft into LESSEE's fleet shall be performed by LESSEE and LESSEE shall be solely responsible for all such costs.

      9. All documents listed on Exhibit "B" hereof shall have been delivered to Lessee and any other documents necessary to obtain a United States Certificate of Airworthiness and to be operable in compliance with Part 121.

      10. Lessee shall pay Lessor for all fuel on board the Aircraft at delivery of the Aircraft on the Effective Date.

                                   EXHIBIT "H"

                              LEASE IDENTIFICATION

OWNER:             Olivia Corp.

LESSEE:            Reno Air, Inc.

MORTGAGEE:         Credit Lyonnais/PK AIRFINANCE, New York Branch

                         LEASE SUPPLEMENT [49587] NO. 1

      LEASE SUPPLEMENT [49587] NO. 1, dated November 16, 1995, between OLIVIA CORP. ("LESSOR") and RENO AIR, INC. ("LESSEE").

      LESSOR and LESSEE have heretofore entered into that certain Aircraft Lease Agreement [49587], dated as of November 16, 1995, relating to one (1) McDonnell Douglas MD-87 Aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of a Lease Supplement for the purpose of subjecting the Aircraft and other property described in such Lease Supplement (collectively, the "Equipment"), as and when delivered by LESSOR to LESSEE, to the terms of the Lease.

      The Lease relates to the Equipment described below and a counterpart of the Lease is attached hereto and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the FAA as one document.

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, LESSOR and LESSEE hereby agree as follows:

      1. LESSOR hereby delivers and leases to LESSEE under the Lease, and LESSEE hereby accepts delivery of and leases from LESSOR under the Lease, the following described Equipment, which Equipment, as of the date hereof, is acknowledged and accepted by LESSEE:

           (i) Airframe: one (1) McDonnell Douglas MD-87 airframe, bearing FAA Registration No. N753RA and Manufacturer's Serial No. 49587;

          (ii) Engines: two (2) Pratt & Whitney Model JT8D-217C aircraft engines, each of which has 750 or more rated takeoff horsepower and bearing Manufacturer's Serial Nos. 708147 and 708177, respectively; and

         (iii)     The Aircraft Documents.

      2. The Effective Date for the Equipment is the date of this Lease Supplement set forth in the opening paragraph hereof.

      3. The Term is from the date of this Lease Supplement through and including January 15, 2003.

      4. LESSEE hereby confirms it has paid the Security Deposit to LESSOR in the amount set forth on Schedule "1" attached hereto and forming a part hereof.

      5. LESSEE hereby confirms its agreement to pay LESSOR Interim Rent and Basic Rent, as applicable, for the Equipment throughout the Term, in the installments and in the amounts provided for on Schedule "1", on each Rent Date.

      6. LESSEE hereby confirms its agreement to pay LESSOR Reserves on each Maintenance Reserve Date, subject to the provisions of 5(E) and in the amounts provided for on Schedule "1".

      7. LESSEE hereby confirms to LESSOR that LESSEE has accepted the Equipment for all purposes hereof and of the Lease.

      8. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

      9. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease Supplement [49587] No. 1 to be duly executed and delivered as of the date and year first above written.


LESSOR:                               LESSEE:

OLIVIA CORP.                          RENO AIR, INC.


By:  /s/ Aaron Mendelsohn             By:
     --------------------------            --------------------------
Name:  Aaron Mendelsohn               Name:
Title: President                      Title:

       IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease Supplement [49587] No. 1 to be duly executed and delivered as of the date and year first above written.

LESSOR:                               LESSEE:

OLIVIA CORP.                          RENO AIR, INC.


By:                                   By:  /s/ Robert M. Rowen
     --------------------------            --------------------------
Name:                                 Name: Robert M. Rowen
Title:                                Title: Vice President and General Counsel

                                  Schedule "1"

1. Security Deposit. The Security Deposit shall equal $300,000.

2. Interim Rent. Interim Rent shall be payable by LESSEE to LESSOR in the amount set forth in Section 5(A) of the Lease. The Minimum Basic Rent shall equal $40,000.

3. Basic Rent.

      (i) Basic Rent shall be paid by LESSEE to LESSOR, in advance, as set forth in Section 5(A)(ii) of the Lease.

      (ii) The monthly Basic Rent for each Rent Period during the periods set forth below shall equal the amounts set forth next to such periods assuming that LIBOR for such Rent Period is 5.8% per annum:

             January 15, 1996 - July 14, 1996 - $87,500
             July 15, 1996 - Expiration Date - $150,000

             To the extent LIBOR on any given Rent Date (provided, however, if such Rent Date is not a London Banking Day, then on the immediately following London Banking Day), on which Basic Rent is to be paid is less than or greater than 5.8% per annum, the Basic Rent payable by LESSEE to LESSOR on the next Rent Date shall be adjusted upward (in the event that LIBOR is greater than 5.8% per annum) or downward (in the event that LIBOR is less than 5.8% per annum) in accordance with the following formula (the "Rent Adjustment"):

             ((L-5.8) x A) + B

                  L = the actual 30-day LIBOR rate for the preceding Rent Date, however, L shall never be greater than 8.0 nor less than 3.6

                  B =  the Basic Rent

                  A = an adjustment factor equal to the amount set forth below corresponding to the relevant Rent Period:

                   Rent Period                    A
                   -----------                    -

                   Jan-15-1996 to Jan-14-1997   7,450
                   Jan-15-1997 to Jan-14-1998   6,700
                   Jan-15-1998 to Jan-14-1999   5,800
                   Jan-15-1999 to Jan-14-2000   4,900
                   Jan-15-2000 to Jan-14-2001   3,850
                   Jan-15-2001 to Jan-14-2002   2,750
                   Jan-15-2002 to Jan-15-2003   1,550


             Notwithstanding anything set forth herein to the contrary, with respect to the Basic Rent payable for the last Rent Period, the Rent Adjustment shall be made on the Expiration Date. To the extent the Basic Rent is adjusted upward for such Rent Period, LESSEE shall pay the Rent Adjustment to LESSOR on the Expiration Date. To the extent the Basic Rent is adjusted downward for such period and provided no Default or Related Lease Default has occurred and is continuing, LESSOR shall pay LESSEE the Rent Adjustment on the later of the Expiration Date or the date on which LESSEE has complied with all provisions hereof.

4. Reserves.

      (i) The Airframe Reserves shall be payable in an amount equal to thirty ($30.00) Dollars for each Flight Hour incurred on the Airframe for the previous Rent Period;

      (ii) The Engine Reserves shall be payable in an amount equal to seventy ($70.00) Dollars per each Cycle incurred on each Engine for the previous Rent Period; and

      (iii) the Landing Gear Reserves shall be ten ($10.00) Dollars per each Cycle incurred on the Landing Gear for the previous Rent Period.

                                   EXHIBIT "I"

                              REDELIVERY CONDITIONS

      A. The Aircraft will be redelivered in accordance with Section 17 of the Lease and in accordance with the following provisions:

      1) The Aircraft shall have a valid U.S. Certificate of Airworthiness or, at LESSOR's request, a valid U.S. Certificate of Airworthiness for Export to a jurisdiction designated by Lessor. If the Aircraft is to be registered in a country other than in the United States after return from LESSEE, LESSOR may in its discretion require that LESSEE at its expense (to the extent such expense is no greater than that LESSEE would have incurred in connection with this subparagraph A(1), with any additional expense for LESSOR's account) put the Aircraft in a condition to meet the requirements for issuance of a certificate of airworthiness of the aviation authority of the next country of register, provided, however, in the event that the foregoing causes a delay in the redelivery of the Aircraft to Lessor, Lessee shall not be liable for any costs associated with the delay in redelivery.

      2) The Aircraft shall be in good operating condition and airworthy in accordance with the Maintenance Program applicable to the Aircraft and the Manufacturer's structural repair manual. All of the Aircraft equipment, components, and systems shall be functioning in accordance with the Maintenance Program.

      3) The Aircraft shall be in passenger cabin configuration with 12F and 105Y seats.

      4) The Aircraft shall be clean by international commercial airline standards.

      5) No special or unique Manufacturer, Engine manufacturer or FAA inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems unless there is no terminating action rectification available from any source.

       6) All Airworthiness Directives and other instructions of the FAA applicable to the Aircraft which are issued prior to the date of return of the Aircraft and require compliance (either by means of repetitive inspections, modifications or terminating action) prior to return of the Aircraft to LESSOR will have been complied with on the Aircraft on a terminating action basis. Airworthiness Directives and instructions which do not have a terminating action will be accomplished at the level of inspection or modification required to clear the Aircraft for the lesser of the longest available interval between inspections or one (1) year after the Expiration Date. If, after using best efforts, LESSEE is unable to acquire the material, parts or components necessary to accomplish such Airworthiness Directive, LESSEE will pay to LESSOR upon return of the Aircraft the estimated cost of terminating such Airworthiness Directive. If the estimated cost cannot be mutually agreed upon by LESSEE and LESSOR, LESSEE and LESSOR will each obtain a reasonable estimate from reputable FAA approved maintenance facility and the estimated cost will be the average of the two estimates.

       7) The Aircraft will be in compliance with Manufacturer's Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer.

       8) All no-charge vendor and Manufacturer's service bulletin kits received by LESSEE for the Aircraft but not installed thereon will be on board the Aircraft as cargo. At LESSOR's request, any other service bulletin kit which LESSEE paid for will also be delivered to LESSOR on board of the Aircraft, but LESSOR will reimburse LESSEE for its actual out-of-pocket costs for such kit.

       9) The Aircraft will be free of any system-related leaks and any damage resulting therefrom. All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer's instructions.

       10) If any waivers, alternate means of compliance (unless there exists no permanent terminating action repair and such alternate means of compliance is transferrable to other operators of the Aircraft), dispensations, extensions or carry-overs with respect to Airworthiness Directives or operating or maintenance requirements are granted by the FAA or permitted by the Maintenance Program, LESSEE at its sole cost and expense will nonetheless perform such Airworthiness Directives and other operating or maintenance requirements on a terminating action basis as if such waivers, alternate means of compliance, dispensations or extensions did not exist, provided, however, if such waivers, alternative means of compliance, dispensations or extensions are generally available to operators of MD-87 aircraft, Lessee shall not be required to terminate such Airworthiness Directives and/or other operating or maintenance requirements but shall be required to perform such maintenance and inspections as it is performing on its MD-87 fleet on a non-discriminatory basis.

       11) At LESSOR's request, LESSEE will provide LESSOR with a written summary of all sampling programs involving or affecting the Aircraft.

       12) Lessee's livery shall be removed and the Aircraft shall be painted over white.

       13) At the time of redelivery of the Aircraft, the Aircraft shall:

             (a) have installed the full complement of Engines, which Engines shall be Pratt & Whitney JT8D-219 Engines, and Parts and other equipment, accessories and loose equipment as would remain installed in such Aircraft and shall be in a condition suitable for operation in commercial service;

             (b) have performed, within the last 500 Flight Hours, by an FAA-approved repair station, a full and complete zonal, systems and structural check ("C" or its equivalent), the corresponding lower checks ("A" and "B" or equivalent) and any other maintenance and inspections tasks, all in accordance with the Maintenance Program. LESSEE will also weigh the Aircraft. Any discrepancies revealed during such inspection will be corrected in accordance with Manufacturer's maintenance and repair manuals or FAA-approved data. LESSEE agrees to perform during such check any other work reasonably required by LESSOR (and not otherwise required under this Lease) and LESSOR will reimburse LESSEE for such work at LESSEE's preferred customer rates. LESSEE shall pay LESSOR $25.00 per Flight Hour incurred on the Aircraft since the last "C" check.

             (c) have had performed on it when required an internal and external corrosion inspection in accordance with the CPCP and correct any discrepancies in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer; and

             (d) comply with the Manufacturer's and Engine Manufacturer's original specifications therefor and/or supported by relevant documentation approved by the Manufacturer and Engine Manufacturer, as the case may be.

       14) The Aircraft shall, on the Redelivery Occasion, meet the requirements of FAR Part 36, Appendix C, Stage 3 noise regulations without the need to obtain a waiver or exemption therefrom.

       15) LESSEE shall, at its sole cost and expense, immediately prior to return of the Aircraft, perform a borescope inspection of the Engines (hot and cold sections). All items beyond the applicable Engine Manufacturer's maintenance manual limits will be rectified at LESSEE's sole cost and expense. No Engine will be "on watch" for any reason requiring special or out of sequence inspection.

       16) In accordance with the applicable maintenance manual, accomplish a maximum power assurance run and condition, acceleration and bleed valve scheduling checks on the Engines. LESSEE will record and evaluate the Engine performance, with LESSOR and/or its representative entitled to be present. The performance and all operating parameters of each Engine will be within the limits specified in the Manufacturer's maintenance manual.

       17) Each APU shall be delivered in a serviceable condition having completed a hot section inspection not earlier than during the last "C" check.

       18) Each of the Engines shall have the same number of Cycles remaining until the next scheduled removal as when the Engines were delivered to LESSEE. The Aircraft shall be returned with the same Engines as installed at delivery (except as otherwise permitted by the Lease). To the extent that the number of Cycles remaining until the next scheduled removal of the Engines are either fewer than or greater than the amount of Cycles remaining on such Engines as existed on the Effective Date for same, a financial adjustment of $70.00 per Cycle difference will be made by the party receiving the benefit to the other party hereunder. Notwithstanding the foregoing, LESSOR shall not be obligated to pay compensation for more than 500 Cycles. In computing the time remaining with respect to the Engines, at any time when same is required to be calculated under the provisions of this Lease, the most time limited component shall be used as the measure.

       19) Each Landing Gear will have not less than 6 months or 2,000 Cycles remaining to operate pursuant to the Maintenance Program. To the extent that the number of Cycles remaining to operate the Landing Gear are either fewer than or greater than the amount of Cycles remaining on the Landing Gear as existed on the Effective Date for same, a financial adjustment of $10.00 per Cycle difference will be made by the party receiving the benefit to the other party hereunder.

       20) Each component or Part of the Aircraft which has a hard time limit to overhaul and each life-limited component or Part will have not less than the lesser of (a) twelve (12) months or 2,000 Cycles remaining to operate pursuant to the Maintenance Program, or (b) 100% of its total approved life remaining to operate as of the "C" Check immediately preceding the Return Occasion.

       21) Each component or Part which has a calendar limit will have remaining to operate as of the "C" check immediately preceding redelivery at least (i) one year from the date of return of the Aircraft to LESSOR or (ii) 100% of its total approved life, whichever is less, pursuant to the Maintenance Program, except that emergency equipment will have remaining to operate at least six (6) months from the date of return of the Aircraft or 100% of its total approved life as of the "C" check immediately preceding redelivery, whichever is less.

       22) To the extent, on the Redelivery Occasion, the number of Flight Hours on the Aircraft until the next "15,000 Hour" and "30,000 Hour" (or their equivalent) heavy maintenance checks is either less than or greater than the number of Flight Hours on the Aircraft on the Effective Date until the next "15,000 Hour" and "30,000 Hour" heavy maintenance checks (assuming no change after the Effective Date in the intervals between such checks not approved by LESSOR), a financial adjustment of (i) $20.00 per Flight Hour difference with respect to the next "30,000 Hour" check, and (ii) $10.00 per Flight Hour difference with respect to the next "15,000 Hour" check, will be made by the party receiving the benefit to the other party hereunder.

       23) The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer's instructions. Each fuel tank will be at least as full as at Delivery. Lessor will compensate Lessee for the fuel on board the Aircraft on the Redelivery Occasion.

       24) All technical records and manuals shall be up to date, in English and with no deferred maintenance items outstanding unless normally deferred until the next heavy maintenance visit under the Maintenance Program.

       25) The Aircraft shall be equipped with TCAS and windshear alert systems.

                                   EXHIBIT "J"

                                CREDIT STANDARDS

       LESSEE shall be deemed to have satisfied the Credit Standards provided LESSEE maintains (1) a Fixed Charge Coverage Ratio equal to not less than 1.05. The "Fixed Charge Coverage Ratio" shall be the ratio of net income (excluding any extraordinary or one-time items) before interest, taxes, depreciation, amortization and operating lease rentals divided by the sum of interest expense, operating lease rentals and mandatory principal payments on debt classified as long term, all determined in accordance with Generally Accepted Accounting Principles consistently applied and on a rolling twelve month basis, and (2) a minimum tangible net worth of $4,000,000 at the end of each month in the rolling twelve month period.

                                   EXHIBIT "K"


                         ASSIGNMENT OF LEASE AND CONSENT

                         ASSIGNMENT OF LEASE AND CONSENT

       This ASSIGNMENT OF LEASE AND CONSENT dated as of November 16, 1995 (this "Agreement") among OLIVIA CORP., a Delaware corporation (hereinafter "Lessor"), CREDIT LYONNAIS/PK AIRFINANCE, New York Branch, a Luxembourg corporation (hereinafter the "Lender"), and RENO AIR, INC., a Nevada corporation (hereinafter "Lessee").

                                   RECITALS:

       (1) Pursuant to that certain Aircraft Lease Agreement [49587] dated as of November 16, 1995 between Lessor and Lessee (the "Lease"), which Lease is being filed with the Aircraft Registry of the Federal Aviation Administration simultaneously herewith, Lessor has agreed to lease to Lessee, among other things, the following:

             Airframe:   One (1) McDonnell Douglas Model MD-87 Aircraft;
             Registration No.: N753RA
             Manufacturer's Serial No.: 49587; and

             Engines:    Two (2) Pratt & Whitney JT8D-217C engines;
             Manufacturer's Serial Nos.: 708147 and 708177;

(collectively, the "Aircraft"); and

       (2) Lessor has obtained financing from the Lender in connection with the Aircraft which is the subject of the Lease; and

       (3) In order to secure the performance by Lessor of its obligations under, among other things, that certain Secured Loan Agreement dated as of November 16, 1995 between the Lessor, as borrower, and the Lender, as lender (the "Loan Agreement") and the Promissory Note (the "Note") made by Lessor and delivered to the Lender in connection with the making of the loan pursuant to the Loan Agreement, the Lender has required Lessor to, among other things, assign to the Lender all of Lessor's right, title and interest in and to the Lease (but none of its obligations) including, but not limited to, all amounts payable by Lessee to Lessor under the Lease.

Transaction No. RNO51

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

       1. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Lease.

       2. To secure the payment of the principal of, all interest and other sums payable under the Loan Agreement, as from time to time amended or supplemented, the Note and that certain Aircraft Chattel Mortgage and Security Agreement dated as of November 16, 1995, between the Lender, as mortgagee, and Lessor, as mortgagor, as from time to time amended or supplemented (the "Mortgage"), and all other documents executed in connection therewith or contemplated thereby, and the performance of, and compliance with, all of the terms of the Loan Agreement and the Mortgage, Lessor hereby assigns, transfers, conveys and sets over to the Lender, all of the Lessor's right, title and interest in, to and under the Lease (but except as expressly set forth in Sections 6 and 7 below none of its obligations thereunder) except for Lessor's right, title and interest in Excluded Amounts (as defined in the Mortgage), including, without limitation, the right to collect all rental payments, Reserves, the Security Deposit, income, proceeds (including, but not limited to insurance proceeds), awards, revenues and other sums payable by Lessee to Lessor pursuant to the Lease and all of the Lessor's rights under Section 1110 of the U.S. Bankruptcy Code 11 U.S.C. ss.ss. et seq. or any subsequently enacted statute of similar import and, after an Event of Default (as defined in the Mortgage) has occurred and is continuing, to enforce all of Lessor's rights and remedies under the Lease.

       3. The Lessee hereby acknowledges and consents, in accordance with the terms hereof, to the assignment as herein provided of Lessor's rights under the Lease to the Lender.

       4. Lessor hereby directs Lessee and Lessee hereby agrees to pay directly to the Lender, until such time as the Lender otherwise directs in writing, to the account listed below all sums which are due and subsequently will become due and payable by the Lessee to Lessor in accordance with the terms of the Lease. All such payments shall be made by wire transfer in good, immediately available funds to:

             Credit Lyonnais, New York
             Federal Routing No.: 026008073
             Account No.: 01-22403-0001-00
             In Favor Of: CL/PK AIRFINANCE
             UID No.: 357771
             Reference:  RNO51

       5. Lessee hereby represents, warrants and agrees as follows:


             (a) The Lease and the other Lease Documents (as defined in the Lease) constitute the entire agreement of lease with respect to the Aircraft and the Lease has not been amended, modified or supplemented;

             (b)   the Lease is in full force and effect;

             (c) there is no Default or Event of Default under the Lease;

             (d) there has been no prepayment of any Rent (as defined in the Lease) payable under the Lease and the Rent is payable in the amounts set forth in the Lease;


             (e) Lessee will not permit any written amendments or waivers to the Lease or permit any material provisions thereof to be amended or waived without the prior, written consent of Lender, which will not be unreasonably withheld or delayed;

             (f) Lessee will promptly send to Lender all notices or demands which Lessee shall be permitted or required to send to Lessor under the provisions of the Lease or which Lessee receives from Lessor;

             (g) Lessee acknowledges that the Lender has not made any representations or warranties of any kind, nature or description in respect of the Aircraft and that the Lender has not assumed any of the Lessor's duties or obligations under the Lease and the Lessee shall continue to look solely to Lessor for the performance and fulfillment of the terms, covenants and conditions on Lessor's part to be performed under the Lease;

             (h) Lessee will make all of the payments required to be paid under the Lease in accordance with the terms of the Lease to the Lender as required in paragraph 4 hereof;

             (i) the Lender shall be entitled to the benefit of all representations, warranties, covenants, indemnities and obligations to be made or performed by Lessee pursuant to the Lease to the same extent as if the Lender was originally named as "Lessor" in the Lease; and

             (j) This Agreement has been duly authorized by all necessary action and constitutes a valid, legal and binding obligation of the Lessee enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, moratorium or other similar laws and by general principles of equity, whether considered in a proceeding at law or in equity.

       6. Lender and Lessee agree as follows: (a) wherever in the Lease rights are granted to the Lender, whether as "Lender" or "Mortgagee" under the Lease, the Lender hereby shall be entitled directly to exercise such rights in accordance with the terms of the Lease and without relying on its rights as a third party beneficiary; and (b) wherever in the Lease the consent of the Lessor is required but is provided not to be unreasonably withheld by the Lessor, if the Lessor requires the consent of the Lender in such matter under the Loan Agreement, the Mortgage or any other document, such consent of the Lender shall not be unreasonably withheld.

       7. The Lender confirms to and agrees with the Lessee that the Lender's rights and remedies as respects the Aircraft are subject in all respects to the rights of the Lessee under the Lease and that so long as no Event of Default (as defined in the Lease) has occurred and is continuing, neither the Lender nor any person claiming by, through or under the Lender will disturb Lessee in the quiet use, possession and enjoyment of the Aircraft in accordance with the Lease. The Lender agrees that the terms and conditions of the Lease shall apply to, and be binding upon, the Lender to the same extent as Lessor. The Lender shall not be deemed to have assumed any obligations of Lessor under the Lease and Lender's right to exercise any rights under the Lease shall not be adversely affected by any failure of Lessor to have fulfilled its obligations thereunder; provided, however, that in order for the Lender to exercise any right under the Lease, the Lender shall be required to comply with all of the terms of the Lease pertaining to the exercise of such right which would otherwise be binding on Lessor.

       8. In the event that Lessor shall pay and discharge all of its obligations under the Loan Agreement, Note and Mortgage, then at the request of Lessor, Lender hereby agrees to send written notice to Lessee directing Lessee to make all payments due and payable under the Lease to Lessor or such other party as Lessor shall advise Lessee of in writing.

       9. In the event that the Lender sends any notice to Lessor required to be sent in accordance with the terms of the Loan Agreement in connection with a Default or an Event of Default thereunder, Lender shall send a copy of any such notice to Lessee.

       10. (a) Every notice or demand under this Agreement shall be in writing and may be given or made by telefax or by internationally recognized overnight courier service.

             (b) Every notice or demand under this Agreement or to the Lender under the Lease shall be sent, in the case of overnight courier, to the Lender, Lessor or Lessee.

at their respective addresses and in the case of telefax, to their respective telefax numbers, as follows:

                   To Lender:

                   Credit Lyonnais/PK AIRFINANCE, New York Branch
                   152 West 57th Street
                   New York, NY 10019
                   Attention: Mr. Anders Hebrand
                   Vice President Contracts
                   Telephone No.: 212-245-2575
                   Telefax No.: 212-397-9393

                   To Lessor or Lessee: to their address, telephone number and telefax number as set forth in Section 21(D) of the Lease.


             (c) Every notice or demand shall, except so far as otherwise expressly provided by this Agreement, be deemed to have been received, in the case of a telefax, at the time of actual receipt thereof, and in the case of an internationally recognized overnight courier service, upon acknowledgment of receipt or as of the date on which receipt of such notice delivered by overnight courier is refused or such courier advises that such letter is not deliverable at the address set out in paragraph 9(b).

             (d) Lessor, Lessee or Lender may change its address by giving notice in accordance with this paragraph 9.

       A copy of every notice sent to Lender shall be sent to:

                   Credit Lyonnais/PK AIRFINANCE
                   10 rue de la Greve
                   L-1643 Luxembourg
                   Attention: Vice President Contracts
                   Telephone No.: 011-352-402-1721
                   Telefax No.: 011-352-482-544

                   Feltman, Karesh, Major & Farbman
                   152 West 57th Street
                   New York, New York 10019
                   Attention: Loren M. Dollet, Esq.
                   Telephone No.: 212-586-3800
                   Telefax No.: 212-586-0951

             (e) Lessor and Lessee agree that where the Lease permits actions to be taken or notices to be given by the "Mortgagee", the Lessee shall be entitled to rely that any such action or notice taken or given by the "Mortgagee" is taken or given in accordance with the Loan Documents (as defined in the Loan Agreement) and may be treated by the Lessee as the action or notice of the Lessor.

       11. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of such counterparts shall constitute one and the same Agreement.

       12. LENDER, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY OF THE PARTIES HERETO.

       13. This Agreement and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Neither the Lessor nor Lessee may assign any of their rights or obligations hereunder without the express prior written consent of the Lender.

       14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN AND BY RESIDENTS OF THE STATE OF NEW YORK AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. The Lessor, Lessee and Lender consent to the jurisdiction and venue of the New York State Supreme Court for the Borough of Manhattan, New York County, New York and the United States District Court for the Southern District of New York, in any action arising out of or connected in any way with this Agreement, and the parties hereto further agree that the service of process or of any other papers upon them or any of them by certified or registered mail, return receipt requested, at their respective addresses set forth herein shall be deemed good, proper and effective service upon them. The parties hereto expressly consent to the jurisdiction of and venue in each of the aforementioned courts and expressly waive any claim to lack of jurisdiction thereof or that either such court is an inconvenient forum or that venue therein is improper.

       IN WITNESS WHEREOF, Lessor, Lessee and Lender have caused this Assignment of Lease and Consent to be duly executed by their duly authorized officers as of the day and year first above written.



CREDIT LYONNAIS/PK AIRFINANCE              OLIVIA CORP.
NEW YORK BRANCH


By:________________________________        By:________________________________

Title:_____________________________        Title:_____________________________



                                           RENO AIR, INC.


                                           By:________________________________

                                           Title:_____________________________

                         LEASE SUPPLEMENT [49587] NO. 1

       LEASE SUPPLEMENT [49587] NO. 1, dated November 16, 1995, between OLIVIA CORP. ("LESSOR") and RENO AIR, INC. ("LESSEE").

       LESSOR and LESSEE have heretofore entered into that certain Aircraft Lease Agreement [49587], dated as of November 16, 1995, relating to one (1) McDonnell Douglas MD-87 Aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of a Lease Supplement for the purpose of subjecting the Aircraft and other property described in such Lease Supplement (collectively, the "Equipment"), as and when delivered by LESSOR to LESSEE, to the terms of the Lease.

       The Lease relates to the Equipment described below and a counterpart of the Lease is attached hereto and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the FAA as one document.

       NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, LESSOR and LESSEE hereby agree as follows:

       1. LESSOR hereby delivers and leases to LESSEE under the Lease, and LESSEE hereby accepts delivery of and leases from LESSOR under the Lease, the following described Equipment, which Equipment, as of the date hereof, is acknowledged and accepted by LESSEE:

            (i) Airframe: one (1) McDonnell Douglas MD-87 airframe, bearing FAA Registration No. N753RA and Manufacturer's Serial No. 49587;

           (ii) Engines: two (2) Pratt & Whitney Model JT8D-217C aircraft engines, each of which has 750 or more rated takeoff horsepower and bearing Manufacturer's Serial Nos. 708147 and 708177, respectively; and

          (iii)    The Aircraft Documents.

       2. The Effective Date for the Equipment is the date of this Lease Supplement set forth in the opening paragraph hereof.

       3. The Term is from the date of this Lease Supplement through and including January 15, 2003.

       4. LESSEE hereby confirms it has paid the Security Deposit to LESSOR in the amount set forth on Schedule "1" attached hereto and forming a part hereof.

       5. LESSEE hereby confirms its agreement to pay LESSOR Interim Rent and Basic Rent, as applicable, for the Equipment throughout the Term, in the installments and in the amounts provided for on Schedule "1", on each Rent Date.

       6. LESSEE hereby confirms its agreement to pay LESSOR Reserves on each Maintenance Reserve Date, subject to the provisions of 5(E) and in the amounts provided for on Schedule "1".

       7. LESSEE hereby confirms to LESSOR that LESSEE has accepted the Equipment for all purposes hereof and of the Lease.

       8. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

       9. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease Supplement [49587] No. 1 to be duly executed and delivered as of the date and year first above written.


LESSOR:                                    LESSEE:

OLIVIA CORP.                               RENO AIR, INC.


By: /s/ [Illegible] Mendelsohn             By:______________________
Name:  [Illegible] Mendelsohn              Name:
Title: President                           Title:

       IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease Supplement [49587] No. 1 to be duly executed and delivered as of the date and year first above written.


LESSOR:                                LESSEE:

OLIVIA CORP.                           RENO AIR, INC.


By:______________________              By: /s/ Robert M. Rowen
Name:                                  Name: Robert M. Rowen
Title:                                 Title: Vice President and General Counsel

                                  Schedule "1"

1.     Security Deposit. The Security Deposit shall equal $300,000.

2. Interim Rent. Interim Rent shall be payable by LESSEE to LESSOR in the amount set forth in Section 5(A) of the Lease. The Minimum Basic Rent shall equal $40,000.

3.     Basic Rent.

       (i) Basic Rent shall be paid by LESSEE to LESSOR, in advance, as set forth in Section 5(A)(ii) of the Lease.

       (ii) The monthly Basic Rent for each Rent Period during the periods set forth below shall equal the amounts set forth next to such periods assuming that LIBOR for such Rent Period is 5.8% per annum:

            January 15, 1996 - July 14, 1996 - $87,500
            July 15, 1996 - Expiration Date - $150,000

             To the extent LIBOR on any given Rent Date (provided, however, if such Rent Date is not a London Banking Day, then on the immediately following London Banking Day), on which Basic Rent is to be paid is less than or greater than 5.8% per annum, the Basic Rent payable by LESSEE to LESSOR on the next Rent Date shall be adjusted upward (in the event that LIBOR is greater than 5.8% per annum) or downward (in the event that LIBOR is less than 5.8% per annum) in accordance with the following formula (the "Rent Adjustment"):

             ((L-5.8) x A) + B

                   L  =  the actual 30-day LIBOR rate for the preceding Rent
                         Date, however, L shall never be greater than 8.0 nor less than 3.6

                   B  =  the Basic Rent

                   A  =  an adjustment factor equal to the amount set forth
                         below corresponding to the relevant Rent Period:

                  Rent Period                     A
                  -----------                     -

                  Jan-15-1996 to Jan-14-1997    7,450
                  Jan-15-1997 to Jan-14-1998    6,700
                  Jan-15-1998 to Jan-14-1999    5,800
                  Jan-15-1999 to Jan-14-2000    4,900
                  Jan-15-2000 to Jan-14-2001    3,850
                  Jan-15-2001 to Jan-14-2002    2,750
                  Jan-15-2002 to Jan-15-2003    1,550


             Notwithstanding anything set forth herein to the contrary, with respect to the Basic Rent payable for the last Rent Period, the Rent Adjustment shall be made on the Expiration Date. To the extent the Basic Rent is adjusted upward for such Rent Period, LESSEE shall pay the Rent Adjustment to LESSOR on the Expiration Date. To the extent the Basic Rent is adjusted downward for such period and provided no Default or Related Lease Default has occurred and is continuing, LESSOR shall pay LESSEE the Rent Adjustment on the later of the Expiration Date or the date on which LESSEE has complied with all provisions hereof.

4.     Reserves.

       (i) The Airframe Reserves shall be payable in an amount equal to thirty ($30.00) Dollars for each Flight Hour incurred on the Airframe for the previous Rent Period;

       (ii) The Engine Reserves shall be payable in an amount equal to seventy ($70.00) Dollars per each Cycle incurred on each Engine for the previous Rent Period; and

       (iii) the Landing Gear Reserves shall be ten ($10.00) Dollars per each Cycle incurred on the Landing Gear for the previous Rent Period.